                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                            AEQUITRON MEDICAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(l)(ii), or 14a-6(i)(l), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        Aequitron Medical, Inc. Common Stock, $.01 par value

    (2) Aggregate number of securities to which transaction applies:
        6,123,242 shares of Common Stock of Aequitron Medical, Inc.

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


        Set forth the amount on which the filing fee is calculated and state how it was determined.


    (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------



[X] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:


        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
    (3) Filing Party:


        ------------------------------------------------------------------------
    (4) Date Filed:


        ------------------------------------------------------------------------

                                      LOGO

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Aequitron Medical, Inc., a Minnesota corporation ("Aequitron"), to be held on December 5, 1996, at The Ramada Plaza Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota 55305, commencing at 10:00 a.m., local time, subject to adjournment or postponement ("the Annual Meeting").

     At the Annual Meeting, you will be asked to consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Merger, dated as of September 9, 1996 (as amended, the "Merger Agreement"), by and between Aequitron and Nellcor Puritan Bennett Incorporated, a Delaware corporation ("NPB") (the "Merger Proposal"). Pursuant to the Merger Agreement (i) Aequitron will merge with and into NPB (the "Merger"), (ii) each outstanding share of common stock, $.01 par value per share, of Aequitron ("Aequitron Common Stock") will be converted into the right to receive the fraction of one share of the common stock, $.001 par value per share, of NPB (the "NPB Common Stock") equal to the Exchange Ratio (as defined below), including the corresponding fraction of an NPB Preferred Stock Purchase Right (as hereinafter defined), and (iii) each outstanding option to purchase Aequitron Common Stock will be deemed to constitute the right to acquire, on the same terms and conditions, a number of shares of NPB Common Stock and at a price based on the Exchange Ratio.

     The fraction of a share of NPB Common Stock to be issued for each share of Aequitron Common Stock in the Merger (the "Exchange Ratio") will be calculated as follows: (1) if the Closing Market Value (as defined below) is greater than or equal to $23.14 and less than or equal to $26.61, the Exchange Ratio will be
 .432; (2) if the Closing Market Value is greater than $26.61, the Exchange Ratio will be the quotient of $11.50 divided by the Closing Market Value; (3) if the Closing Market Value is less than $23.14 and greater than or equal to $17.00, the Exchange Ratio will be the quotient of $10.00 divided by the Closing Market Value; and (4) if the Closing Market Value is less than $17.00, the Exchange Ratio will be .588, provided that Aequitron may terminate the Merger Agreement in the event the Closing Market Value is below $17.00 unless NPB elects to increase the Exchange Ratio to equal the quotient of $10.00 divided by the Closing Market Value. "Closing Market Value" means the average of the closing prices of the NPB Common Stock for the ten trading days ending on the fifth trading day prior to the Annual Meeting. See "Appendix D" for calculations of the Exchange Ratio assuming a range of possible Closing Market Values.

     Assuming the Closing Market Value were to equal the closing price of NPB Common Stock on October 25, 1996 of $19.875, a holder of Aequitron Common Stock would receive .503 of one share of NPB Common Stock for each share of Aequitron Common Stock. Assuming the same Closing Market Value and based on the capitalization of NPB and Aequitron as of October 21, 1996, the shares of NPB Common Stock to be issued in the Merger, together with shares of NPB Common Stock subject to stock options held by Aequitron employees, would represent approximately 4.4% of the shares of NPB Common Stock outstanding and subject to options immediately following the Merger.

     YOUR BOARD HAS UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT, BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR AND REASONABLE TO, AND IN THE BEST INTERESTS OF, AEQUITRON AND ITS SHAREHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF AEQUITRON COMMON STOCK VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

     The accompanying Proxy Statement/Prospectus provides detailed information concerning the proposed Merger and additional information concerning NPB and Aequitron that you are urged to read carefully. The complete text of the Merger Agreement is attached as Appendix A to the Proxy Statement/Prospectus.

     As a holder of Aequitron Common Stock you have certain dissenters' rights of appraisal with respect to the proposed Merger. In order to exercise such rights, you must vote against approval of the Merger

Agreement. Please note that a signed proxy that does not vote against approval of the Merger Agreement or abstains with respect to such vote will be voted for such approval. Your dissenters' rights of appraisal are governed by specific legal provisions contained in Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (the "MBCA"). A summary of certain provisions of Sections 302A.471 and 302A.473 of the MBCA pertaining to the rights of dissenting shareholders in connection with the Merger is included in this Proxy Statement/Prospectus in the section entitled "Dissenters' Rights of Aequitron Shareholders." The complete text of Sections 302A.471 and 302A.473 of the MBCA is set forth as Appendix C to this Proxy Statement/Prospectus.

     In addition, the business to be conducted at the Annual Meeting includes the election of directors and ratification of the selection of the independent auditors.

     It is important that your shares of Aequitron Common Stock be represented at the Annual Meeting, regardless of the number of shares you hold. The required vote of Aequitron shareholders on approval of the Merger Agreement is based upon the number of outstanding shares of Aequitron Common Stock and not the number of shares which are actually voted. Accordingly, the failure to submit a proxy card or to vote in person at the Annual Meeting, the abstention from voting by a shareholder and broker non-votes will each have the same effect as a vote AGAINST approval of the Merger Agreement. THEREFORE, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. You may revoke your proxy at any time prior to its exercise by filing a written notice of such revocation with the Secretary of Aequitron or by signing and delivering to such Secretary a proxy bearing a later date. In addition, you may attend the Annual Meeting and vote your shares in person if you wish, even though you have previously returned your proxy.

                                          On Behalf of the Board of Directors,
                                          LOGO
                                          JAMES B. HICKEY, JR.
                                          President and Chief Executive Officer

                            AEQUITRON MEDICAL, INC.
                            14800 28TH AVENUE NORTH
                          MINNEAPOLIS, MINNESOTA 55447
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 5, 1996
                            ------------------------

To the Shareholders of Aequitron Medical, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Aequitron Medical, Inc., a Minnesota corporation ("Aequitron"), will be held on December 5, 1996, at The Ramada Plaza Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota 55305, commencing at 10:00 a.m., local time, subject to adjournment or postponement (the "Annual Meeting"), for the following purpose:

     1. To consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Merger, dated as of September 9, 1996 (as amended, the "Merger Agreement") by and between Aequitron and Nellcor Puritan Bennett Incorporated, a Delaware corporation ("NPB"). Pursuant to the Merger Agreement (i) Aequitron will merge with and into NPB (the "Merger"), (ii) each outstanding share of common stock, $.01 par value per share, of Aequitron ("Aequitron Common Stock") will be converted into the right to receive the fraction of one share of the common stock, $.001 par value per share, of NPB (the "NPB Common Stock") equal to the Exchange Ratio (as defined below), including the corresponding fraction of an NPB Preferred Stock Purchase Right (as hereinafter defined), and
        (iii) each outstanding option to purchase Aequitron Common Stock will be deemed to constitute the right to acquire, on the same terms and conditions, a number of shares of NPB Common Stock and at a price based on the Exchange Ratio. A copy of the Merger Agreement is attached as Appendix A to the accompanying Proxy Statement/Prospectus.

     2. To elect two (2) directors, each for a three-year term.

     3. To consider and act upon the ratification of the selection of Ernst & Young LLP as Aequitron's independent auditors for the fiscal year ended April 30, 1997.

     The fraction of a share of NPB Common Stock to be issued for each share of Aequitron Common Stock in the Merger (the "Exchange Ratio") will be calculated as follows: (1) if the Closing Market Value (as defined below) is greater than or equal to $23.14 and less than or equal to $26.61, the Exchange Ratio will be
 .432; (2) if the Closing Market Value is greater than $26.61, the Exchange Ratio will be the quotient of $11.50 divided by the Closing Market Value; (3) if the Closing Market Value is less than $23.14 and greater than or equal to $17.00, the Exchange Ratio will be the quotient of $10.00 divided by the Closing Market Value; and (4) if the Closing Market Value is less than $17.00, the Exchange Ratio will be .588, provided that Aequitron may terminate the Merger Agreement in the event the Closing Market Value is below $17.00 unless NPB elects to increase the Exchange Ratio to equal the quotient of $10.00 divided by the Closing Market Value. "Closing Market Value" means the average of the closing prices of the NPB Common Stock for the ten trading days ending on the fifth trading day prior to the Annual Meeting. See "Appendix D" for calculations of the Exchange Ratio assuming a range of possible Closing Market Values.

     Assuming the Closing Market Value were to equal the closing price of NPB Common Stock on October 25, 1996 of $19.875, a holder of Aequitron Common Stock would receive .503 of one share of NPB Common Stock for each share of Aequitron Common Stock. Assuming the same Closing Market Value and based on the capitalization of NPB and Aequitron as of October 21, 1996, the shares of NPB Common Stock to be issued in the Merger, together with shares of NPB Common Stock subject to stock options held by Aequitron employees, would represent approximately 4.4% of the shares of NPB Common Stock outstanding and subject to options immediately following the Merger.

     The Board of Directors has fixed the close of business on October 21, 1996 as the record date for the determination of the holders of Aequitron Common Stock entitled to notice of, and to vote at, the Annual Meeting. The affirmative vote of a majority of the total shares outstanding is necessary for approval of the Merger Agreement.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THAT SHAREHOLDER HAS RETURNED A PROXY.

                                          By Order of the Board of Directors,

                                          LOGO
                                          GERALD E. RHODES
                                          Secretary

Minneapolis, Minnesota
October 30, 1996

                            AEQUITRON MEDICAL, INC.

                                PROXY STATEMENT

                      NELLCOR PURITAN BENNETT INCORPORATED

                                   PROSPECTUS

    This Proxy Statement/Prospectus ("Proxy Statement/Prospectus") is being furnished to the holders of common stock, $.01 par value per share (the "Aequitron Common Stock"), of Aequitron Medical, Inc., a Minnesota corporation ("Aequitron"), in connection with the solicitation of proxies by the Board of Directors of Aequitron for use at the Annual Meeting of Shareholders of Aequitron to be held at The Ramada Plaza Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota 55305, on December 5, 1996 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Annual Meeting").

    This Proxy Statement/Prospectus relates to the Amended and Restated Agreement and Plan of Merger, dated as of September 9, 1996 (as amended, the "Merger Agreement"), by and between Nellcor Puritan Bennett Incorporated ("NPB") and Aequitron, pursuant to which Aequitron will be merged (the "Merger") with and into NPB and NPB will be the surviving corporation. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement/Prospectus. In the Merger, each outstanding share of Aequitron Common Stock (excluding shares held by dissenting shareholders who have asserted appraisal rights (the "Excluded Shares")), will be converted into the right to receive the fraction of a fully paid and nonassessable share of common stock, $.001 par value per share, of NPB (the "NPB Common Stock") equal to the Exchange Ratio (as defined below), including the corresponding fraction of an NPB Preferred Stock Purchase Right (as hereinafter defined). Cash will be delivered in lieu of fractional shares.

    The fraction of a share of NPB Common Stock to be issued for each share of Aequitron Common Stock in the Merger (the "Exchange Ratio") will be calculated as follows: (1) if the Closing Market Value (as defined below) is greater than or equal to $23.14 and less than or equal to $26.61, the Exchange Ratio will be
 .432; (2) if the Closing Market Value is greater than $26.61, the Exchange Ratio will be the quotient of $11.50 divided by the Closing Market Value; (3) if the Closing Market Value is less than $23.14 and greater than or equal to $17.00, the Exchange Ratio will be the quotient of $10.00 divided by the Closing Market Value; and (4) if the Closing Market Value is less than $17.00, the Exchange Ratio will be .588, provided that Aequitron may terminate the Merger Agreement in the event the Closing Market Value is below $17.00 unless NPB elects to increase the Exchange Ratio to equal the quotient of $10.00 divided by the Closing Market Value. "Closing Market Value" means the average of the closing prices of the NPB Common Stock for the ten trading days ending on the fifth trading day prior to the Annual Meeting. See "Appendix D" for calculations of the Exchange Ratio assuming a range of possible Closing Market Values.

    Assuming the Closing Market Value were to equal the closing price of NPB Common Stock on October 25, 1996 of $19.875, a holder of Aequitron Common Stock would receive .503 of one share of NPB Common Stock for each share of Aequitron Common Stock. Assuming the same Closing Market Value and based on the capitalization of NPB and Aequitron as of October 21, 1996, the shares of NPB Common Stock to be issued in the Merger, together with shares of NPB Common Stock subject to stock options held by Aequitron employees, would represent approximately 4.4% of the shares of NPB Common Stock outstanding and subject to options immediately following the Merger.

    Consummation of the Merger is subject to various conditions, including adoption at the Annual Meeting of the Merger Agreement by the holders of a majority of the outstanding shares of Aequitron Common Stock entitled to vote thereon.

    In addition, Aequitron shareholders will be asked to vote on the election of directors and the ratification of the selection of the independent auditors.

    This Proxy Statement/Prospectus also constitutes a prospectus of NPB for the issuance of up to 3,830,151 shares of NPB Common Stock and associated NPB Preferred Stock Purchase Rights to be issued in connection with the Merger. NPB Common Stock is listed and traded on the Nasdaq National Market ("Nasdaq") under the symbol "NELL." On October 25, 1996, the closing sales price for NPB Common Stock as reported on Nasdaq was $19.875 per share.


    All information contained in this Proxy Statement/Prospectus with respect to NPB has been provided by NPB. All information contained in this Proxy Statement/Prospectus with respect to Aequitron has been provided by Aequitron. This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to shareholders of Aequitron on or about November 1, 1996. A shareholder who has given a proxy may revoke it at any time prior to its exercise. See "The Annual Meeting -- Record Date; Voting Rights; Proxies."


     SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY AEQUITRON SHAREHOLDERS.

    If you have any questions concerning the Merger, the calculation of the Closing Market Value or the resulting Exchange Ratio, or if you need assistance in voting your proxy, please call the proxy solicitor for Aequitron, Corporate Investor Communications, Inc., at 1-800-986-6596. Banks and brokers please call
(201) 896-1900.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS.
        ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


        THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS NOVEMBER 1, 1996.

                             AVAILABLE INFORMATION

     NPB has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (including all amendments, exhibits, annexes and schedules thereto, the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, covering the NPB Common Stock and the associated NPB Preferred Stock Purchase Rights being offered hereby. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements made in this Proxy Statement/Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement or incorporated by reference herein, reference is made to the exhibit for a more complete description of the matters involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement, including exhibits filed as a part thereof, is available at the Commission for inspection and copying as set forth below.

     NPB and Aequitron are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a Website (http://www.sec.gov) that contains such reports, proxy statements and other information filed by NPB and Aequitron. Such material filed by NPB and Aequitron can also be inspected at the offices of the National Association of Securities Dealers, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS RELATING TO NPB AND TO AEQUITRON THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. NPB WILL PROVIDE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER OF AEQUITRON COMMON STOCK, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL SUCH DOCUMENTS RELATING TO NPB (OTHER THAN EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED HEREIN BY REFERENCE). WRITTEN REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO NELLCOR PURITAN BENNETT INCORPORATED, 4280 HACIENDA DRIVE, PLEASANTON, CALIFORNIA 94588, ATTENTION: INVESTOR RELATIONS; AND TELEPHONE REQUESTS MAY BE DIRECTED TO NPB'S INVESTOR RELATIONS DEPARTMENT AT
(510) 463-4039. AEQUITRON WILL PROVIDE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER OF AEQUITRON COMMON STOCK, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL SUCH DOCUMENTS RELATING TO AEQUITRON (OTHER THAN EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED HEREIN BY REFERENCE). WRITTEN REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO AEQUITRON MEDICAL, INC., 14800 28TH AVENUE NORTH, MINNEAPOLIS, MINNESOTA 55447, ATTENTION: INVESTOR RELATIONS, AND TELEPHONE REQUESTS MAY BE DIRECTED TO AEQUITRON'S INVESTOR RELATIONS DEPARTMENT AT (612) 557-9200. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE BY NOVEMBER 15, 1996. COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID, WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed by NPB with the Commission pursuant to the Exchange Act are hereby incorporated by reference into this Proxy Statement/Prospectus.

     1. NPB's Annual Report on Form 10-K for the fiscal year ended July 7, 1996;

     2. NPB's Quarterly Reports on Form 10-Q for the quarters ended October 1, 1995, December 31, 1995, and March 31, 1996;

     3. NPB's Current Reports on Form 8-K dated July 11, 1995, July 27, 1995, August 25, 1995, March 8, 1996, April 3, 1996, May 31, 1996, July 12,
        1996 and September 9, 1996;

     4. The description of the NPB Common Stock contained in the Registration Statement on Form 8-A filed by NPB with the Commission, File No. 0-14980, including any amendments or reports filed for the purpose of updating such description; and

     5. The description of the NPB Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A filed by NPB with the Commission, File No. 0-14980, including any amendments or reports filed for the purpose of updating such description.

     The following documents previously filed by Aequitron with the Commission pursuant to the Exchange Act are hereby incorporated by reference into this Proxy Statement/Prospectus:

     1. Aequitron's Annual Report on Form 10-K for the fiscal year ended April 30, 1996, as amended.

     2. Aequitron's Quarterly Report on Form 10-Q for the quarter ended July 31, 1996.

     3. Aequitron's Current Report on Form 8-K dated September 12, 1996.

     In addition, all reports and other documents filed by NPB or Aequitron pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to (a) the effective date of the Registration Statement on Form S-4 incorporating this Proxy/Prospectus, with respect to such materials filed by NPB, and (b) the date of the Annual Meeting, with respect to such materials filed by Aequitron, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NPB OR AEQUITRON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NPB OR AEQUITRON SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES HEREOF OR THEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................    i
INCORPORATION OF DOCUMENTS BY REFERENCE...............................................   ii
SUMMARY...............................................................................    1
  The Companies.......................................................................    1
  The Annual Meeting..................................................................    2
  Surrender of Stock Certificates.....................................................    2
  Recommendation of the Aequitron Board of Directors..................................    3
  Risk Factors........................................................................    3
  The Merger..........................................................................    3
  Opinion of Financial Advisor........................................................    5
  Conflicts of Interest...............................................................    5
  Certain Federal Income Tax Consequences.............................................    6
  Comparative Rights of Stockholders..................................................    6
  Comparative Per Share Prices and Dividend Policies..................................    6
  Selected Historical Financial Data..................................................    7
  Summary Unaudited Pro Forma Combined Condensed Financial Data.......................    9
  Comparative Per Share Data..........................................................   10
RISK FACTORS..........................................................................   11
  Uncertainties Associated with the Integration of Aequitron..........................   11
  Uncertainties Associated with the Integration of Other Acquired Businesses..........   11
  Health Care Reform/Pricing Pressure.................................................   11
  Uncertain Impact of Growth of Managed Care Organizations............................   12
  Cost and Uncertainty of Regulatory Compliance.......................................   12
  Uncertainty Related to Patents and Proprietary Rights...............................   12
  Intense Competition; Rapid Technological and Market Changes.........................   13
  Dependence on New Product Development...............................................   13
  Product Liability Exposure..........................................................   13
  Impact of Currency Fluctuations; Importance of Foreign Sales........................   13
  Volatility of Stock Price...........................................................   14
  Certain Anti-Takeover Provisions....................................................   14
THE AEQUITRON ANNUAL MEETING..........................................................   15
  Purpose of the Aequitron Annual Meeting.............................................   15
  Record Date; Voting Rights; Proxies.................................................   15
  Solicitation of Proxies.............................................................   15
  Quorum..............................................................................   15
  Required Vote.......................................................................   16
THE MERGER............................................................................   17
  General.............................................................................   17
  Effective Time......................................................................   17
  Conversion of Shares; Procedures for Exchange of Certificates.......................   17
  Background of the Merger............................................................   18
  Recommendation of the Aequitron Board; Reasons for the Merger.......................   20
  Opinion of Dain Bosworth Incorporated...............................................   21
  Conflicts of Interest...............................................................   26
  Certain Federal Income Tax Consequences.............................................   27
  Accounting Treatment................................................................   28

                                                                                        PAGE
                                                                                        ----
  Regulatory Approvals................................................................   29
  Resale Restrictions.................................................................   29
DISSENTERS' RIGHTS OF AEQUITRON SHAREHOLDERS..........................................   30
THE MERGER AGREEMENT..................................................................   32
  The Merger..........................................................................   32
  Effective Time of the Merger........................................................   32
  Conversion of Securities............................................................   32
  Stock Options.......................................................................   33
  Exchange of Shares..................................................................   33
  Representations and Warranties......................................................   34
  Certain Covenants...................................................................   35
  No Solicitation.....................................................................   37
  Certain Employee Benefit Plan Matters...............................................   37
  Director and Officer Indemnification................................................   37
  Management After the Merger.........................................................   38
  Conditions..........................................................................   38
  Termination.........................................................................   39
  Cancellation Fees; Expenses.........................................................   39
  Amendment; Waiver...................................................................   40
  Expenses............................................................................   40
COMPARATIVE PER SHARE PRICES AND DIVIDEND POLICIES....................................   40
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS...........................   42
COMPARISON OF STOCKHOLDER RIGHTS......................................................   46
  General.............................................................................   46
  Stockholders Rights Plan............................................................   46
  Election and Number of Directors; Filling Vacancies; Removal........................   46
  Stockholders Meetings...............................................................   47
  Stockholders Vote for Business Combinations.........................................   48
  Common Stock........................................................................   51
  Preferred Stock.....................................................................   51
  Business Combinations...............................................................   51
  Limitation of Liability of Directors................................................   52
  Indemnification of Directors and Officers...........................................   53
  Dissenters' Rights..................................................................   54
  Dividends...........................................................................   54
  Inspection of Stockholder List......................................................   54
  Loans to Officers and Employees.....................................................   54
  Dissolution.........................................................................   55
PROPOSAL NO. 1 -- APPROVAL OF THE MERGER AGREEMENT....................................   55
PROPOSAL NO. 2 -- ELECTION OF AEQUITRON DIRECTORS.....................................   55
  Business Experience.................................................................   55
  Section 16(a) Beneficial Ownership Compliance.......................................   56
  Board and Committee Meetings........................................................   56
EXECUTIVE COMPENSATION................................................................   57
  Summary Compensation Table..........................................................   57
OPTION GRANTS DURING 1996 FISCAL YEAR.................................................   58
AGGREGATED OPTION EXERCISES DURING 1996 FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES..............................................................................   59

                                                                                        PAGE
                                                                                        ----
  Employment Contracts and Termination of Employment Arrangements.....................   59
  Compensation of Directors...........................................................   59
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT........................   60
  Principal Shareholders..............................................................   60
  Management Shareholdings............................................................   61
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................................   62
COMPENSATION AND STOCK OPTION COMMITTEE REPORT........................................   62
  Philosophy..........................................................................   62
  Base Salary.........................................................................   62
  Annual Incentive Compensation.......................................................   62
  Long-Term Incentive Compensation....................................................   62
  Benefits............................................................................   63
  Change in Control Compensation......................................................   63
  Chief Executive Officer Compensation................................................   63
  Compensation Committee Interlocks and Insider Participants..........................   63
STOCK PERFORMANCE GRAPH...............................................................   64
PROPOSAL NO. 3 -- RATIFICATION OF INDEPENDENT AUDITORS................................   64
OTHER MATTERS.........................................................................   65
LEGAL MATTERS.........................................................................   65
EXPERTS...............................................................................   65
SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING.........................................   65
APPENDIX A -- Agreement and Plan of Merger............................................  A-1
APPENDIX B -- Dain Bosworth Incorporated Opinion......................................  B-1
APPENDIX C -- Sections 302A.471 and 302A.473 of the Minnesota Business Corporation
  Act.................................................................................  C-1
APPENDIX D -- Illustrative Calculations of Exchange Ratio and Total Shares of NPB
  Stock Issuable in Merger............................................................  D-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus, the Appendices hereto and documents incorporated by reference herein. This summary does not contain a complete statement of all material information relating to the Merger Agreement, the Merger, the Annual Meeting and the other matters discussed herein and is subject to, and is qualified in its entirety by, the more detailed information and financial statements contained or incorporated by reference in this Proxy Statement/Prospectus. Shareholders of Aequitron should read carefully this Proxy Statement/Prospectus in its entirety. Certain capitalized terms used in this summary are defined elsewhere in this Proxy Statement/Prospectus.

     This Proxy Statement/Prospectus and the documents incorporated herein by reference contain forward-looking statements about future results that are subject to risks and uncertainties. NPB's and Aequitron's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

THE COMPANIES

     Nellcor Puritan Bennett Incorporated. NPB is the result of the combination of Nellcor Incorporated and Puritan-Bennett Corporation, which was consummated on August 25, 1995 in a transaction that was accounted for as a pooling of interests. NPB, a corporation organized under the laws of the State of Delaware, together with its subsidiaries, designs, manufactures and markets monitoring, diagnostic and therapeutic instruments, sensors, airway adapters and detectors for the safety and management of respiratory-impaired patients wherever they are treated. NPB's arterial blood oxygen, respiratory gas, blood pressure and apnea instruments provide intermittent and continuous, real time, non-invasive monitoring of physiologically unstable patients. NPB's wide variety of oximetry sensors are used with NPB's own instruments, instruments that incorporate the NPB oximetry OEM module and instruments produced by manufacturers licensed to use NPB sensors. NPB manufactures a 7200 Series of critical care ventilators with several options and upgrades, as well as its CliniVision(R) Respiratory Care Management Information System in the United States. NPB's portable ventilator product lines are manufactured and sold outside the United States. NPB also manufactures and distributes automated systems for the collection, use and management of patient information. NPB also manufacturers liquid oxygen systems as well as oxygen concentrators. NPB's products are sold worldwide principally through a direct sales force, assisted by clinical education consultants and specialists. NPB's products are also sold through distributors.

     As used herein the term "NPB" refers to Nellcor Puritan Bennett Incorporated and its subsidiaries, unless the context otherwise requires. The principal executive offices of NPB are located at 4280 Hacienda Drive, Pleasanton, California 94588, and the telephone number at that address is (510) 463-4000.

     Aequitron Medical, Inc. Aequitron, together with its subsidiaries, is primarily engaged in the development, manufacture and distribution of medical electronic devices for home health care and hospital use. Aequitron was formed as a Minnesota corporation on May 8, 1980. Aequitron's medical electronic products include electronic equipment and related accessories for monitoring and analyzing respiration and heart rate data for infants considered susceptible to episodes of apnea, a line of ventilator products used to assist respiration in patients suffering from chronic obstructive pulmonary disease or other breathing difficulties, and sleep disorder diagnostic products. Through its Crow River Industries, Incorporated subsidiary, Aequitron also manufactures and sells wheelchair lifts, securement systems and automobile hand controls for the mobility-impaired. Aequitron sells its medical products domestically through manufacturers representatives, aided by clinicians and specialists. Aequitron sells internationally through various distributors. Crow River Industries sells its products through a direct sales force.

     As used herein, the term "Aequitron" refers to Aequitron Medical, Inc. and its subsidiaries, unless the context otherwise requires. The principal executive offices of Aequitron are located at 14800 28th Avenue North, Minneapolis, Minnesota 55447, and the telephone number at that address is (612) 557-9200.

THE ANNUAL MEETING

     Time, Place and Date. An Annual Meeting of Shareholders of Aequitron will be held at The Ramada Plaza Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota 55305, on December 5, 1996, at 10:00 a.m., local time (including any and all adjournments or postponements thereof, the "Annual Meeting").

     Purpose of the Annual Meeting. At the Annual Meeting, holders of the common stock, $.01 par value per share, of Aequitron (the "Aequitron Common Stock") will be asked to consider and vote upon a proposal to approve the Merger Agreement. See "The Merger," "The Merger Agreement" and "Proposal No. 1 -- Approval of the Merger Agreement." In addition, the Aequitron shareholders will be asked to consider and vote upon the election of two directors each for a three-year term and the ratification of the selection of the independent auditors. See "Proposal No. 2 -- Election of Aequitron Directors" and "Proposal No. 3 -- Ratification of Independent Auditors."

     All shares of Aequitron Common Stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the directions on the proxies, unless such proxies have been previously revoked. If no direction is indicated, the shares will be voted FOR the Merger Proposal, FOR the election of the two nominees for director and FOR the ratification of the selection of Ernst & Young LLP as Aequitron's independent auditors. Any shareholder giving a proxy may revoke his or her proxy at any time before its exercise at the Annual Meeting by (1) filing written notice of such revocation with the Secretary of Aequitron, (2) signing and delivering to such Secretary a proxy bearing a later date, or (3) attending the Annual Meeting and voting in person. However, the mere presence at the Annual Meeting of a shareholder who has delivered a valid proxy will not of itself revoke that proxy. See "The Annual Meeting -- Record Date; Voting Rights; Proxies."

     Votes Required; Record Date. Consummation of the Merger requires approval of the proposal to adopt the Merger Agreement by the holders of a majority of the outstanding shares of Aequitron Common Stock entitled to vote thereon at the Annual Meeting. Approval of Proposal No. 2 and Proposal No. 3 requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares present and entitled to vote on that item of business, or
(2) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the Annual Meeting. Holders of Aequitron Common Stock are entitled to one vote per share. Only holders of Aequitron Common Stock at the close of business on October 21, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. See "The Annual Meeting."

     As of October 21, 1996, directors and executive officers of Aequitron and their affiliates were beneficial owners of an aggregate of 183,244 shares of Aequitron Common Stock (exclusive of any shares issuable upon the exercise of stock options remaining unexercised as of such date), or approximately 3.7% of the 4,955,842 shares of Aequitron Common Stock that were issued and outstanding as of such date. Each of the directors and executive officers of Aequitron has indicated an intention to vote all shares of Aequitron Common Stock beneficially owned by him or her in favor of approval of the Merger Agreement.

SURRENDER OF STOCK CERTIFICATES

     NPB has authorized Boston EquiServe to act as Exchange Agent under the Merger Agreement (the "Exchange Agent"). As soon as reasonably practicable after the Effective Time (as hereinafter defined) of the Merger, the Exchange Agent will send a letter of transmittal to each Aequitron shareholder. The letter of transmittal will contain instructions with respect to the surrender of certificates representing Aequitron Common Stock to be exchanged for the common stock, $.001 par value per share, of NPB (the "NPB Common Stock"). See "The Merger -- Conversion of Shares; Procedures for Exchange of Certificates."

     AEQUITRON SHAREHOLDERS SHOULD NOT FORWARD CERTIFICATES FOR AEQUITRON COMMON STOCK TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. AEQUITRON SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

RECOMMENDATION OF THE AEQUITRON BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF AEQUITRON (THE "AEQUITRON BOARD") HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT. THE AEQUITRON BOARD BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, AEQUITRON AND ITS SHAREHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF AEQUITRON COMMON STOCK VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT, "FOR" THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR AND "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS AEQUITRON'S INDEPENDENT AUDITORS. THE APPROVAL OF THE MERGER AGREEMENT BY THE SHAREHOLDERS OF AEQUITRON SHALL CONSTITUTE ADOPTION OF THE MERGER AGREEMENT AND EACH OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, CERTAIN PROVISIONS BENEFITTING DIRECTORS, EXECUTIVE OFFICERS AND EMPLOYEES OF AEQUITRON, AS MORE FULLY DESCRIBED HEREIN. See "The Merger -- Background of the Merger"; "-- Recommendation of the Aequitron Board; Reasons for the Merger"; and "-- Conflicts of Interest."

RISK FACTORS

     In addition to the conditions to consummation of the Merger set forth below under "The Merger Agreement -- Conditions," the Merger and the business of NPB and Aequitron after the Merger will be subject to a number of risks, including: the uncertainties associated with the integration of the business of Aequitron with NPB; uncertainties associated with NPB's integration of other acquired businesses; the impact of healthcare reform on the companies' operations; the uncertain impact of the growth of managed care organizations; the costs and uncertainties caused by the need to obtain regulatory approval of the companies' products; uncertainties associated with patents and proprietary rights; the impact of increasingly intense competition and rapid technological and market changes; the companies' dependence on new product development; the potential impact of product liability exposure; the impact of currency fluctuations and the importance of foreign sales; the volatility of the companies' stock prices; and uncertainties associated with certain anti-takeover provisions in the charter documents of NPB. IN CONSIDERING WHETHER TO APPROVE THE MERGER AGREEMENT, AEQUITRON SHAREHOLDERS SHOULD CAREFULLY REVIEW AND CONSIDER THE INFORMATION CONTAINED BELOW UNDER THE CAPTION "RISK FACTORS."

THE MERGER

     Conversion of Securities. Upon consummation of the transactions contemplated by the Merger Agreement, (i) Aequitron will be merged with and into NPB, with NPB being the surviving corporation, and (ii) each issued and outstanding share of Aequitron Common Stock (other than shares held by dissenting shareholders who have asserted their appraisal rights ("Excluded Shares")), will be converted into the right to receive the fraction of one fully paid and non-assessable share of common stock, $.001 par value per share, of NPB (the "NPB Common Stock") equal to the Exchange Ratio (as defined below), together with the corresponding fraction of a right ("NPB Preferred Stock Purchase Right") to purchase one one-hundredth of a share of NPB Series A Preferred Stock as set forth in the Rights Agreement (the "NPB Rights Agreement") between NPB and The First National Bank of Boston. The fraction of a share of NPB Common Stock to be issued for each share of Aequitron Common Stock in the Merger (the "Exchange Ratio") is calculated as follows: (1) if the Closing Market Value (as defined below) is greater than or equal to $23.14 and less than or equal to $26.61, the Exchange Ratio will be .432; (2) if the Closing Market Value is greater than $26.61, the Exchange Ratio will be the quotient of $11.50 divided by the Closing Market Value; (3) if the Closing Market Value is less than $23.14 and greater than or equal to $17.00, the Exchange Ratio will be the quotient of $10.00 divided by the Closing Market Value; and (4) if the Closing Market Value is less than $17.00, the Exchange Ratio will be .588, provided that Aequitron may terminate the Merger Agreement in the event the Closing Market Value is below $17.00 unless NPB elects to increase the Exchange Ratio to equal the quotient of $10.00 divided by the Closing Market Value. "Closing Market Value" means the average of the closing prices of the NPB Common Stock for the ten trading days ending on the fifth trading day prior to the Annual Meeting. A table is provided in Appendix D to this Proxy Statement/Prospectus which sets forth calculations of possible Exchange Ratios assuming a range of possible Closing Market Values and the resulting total number of shares of NPB Common Stock that would be issued in the Merger based upon the September 9, 1996 capitalization of NPB and Aequitron. Because the aggregate number of shares of NPB Common Stock to be received in the Merger is dependent upon the market price of NPB Common Stock during the Exchange Ratio valuation period, fluctuations in the market value of NPB Common Stock during that valuation period will impact the number of shares of NPB Common Stock received in the Merger in exchange for each outstanding share of Aequitron Common Stock. As a result, the market value of NPB Common Stock that the shareholders of Aequitron ultimately receive could be more or less than its market value on the date of this Proxy Statement/Prospectus or on the date of the Annual Meeting. Aequitron shareholders are advised to obtain current market quotations for NPB Common Stock and Aequitron Common Stock. No assurance can be given as to the market price of NPB Common Stock at any time before the Effective Time or as to the market price of NPB Common Stock at any time thereafter. If the actual exchange ratio were determined to be materially outside of the calculations set forth in Appendix D, Aequitron would recirculate a supplement to this Proxy Statement/Prospectus or an Amended Proxy Statement/Prospectus containing information concerning the actual exchange ratio and would offer all holders of Aequitron Common Stock who were entitled to vote on the Merger as of the Record Date an opportunity to change their votes prior to the Annual Meeting (in which case, the Annual Meeting would be delayed to permit such recirculation). Such recirculation, if it occurs, would cause the effective date of the Merger to be delayed.

     Fractional shares of NPB Common Stock and associated NPB Preferred Stock Purchase Rights will not be issued in connection with the Merger. A holder of Aequitron Common Stock otherwise entitled to a fractional share of NPB Common Stock and the associated fractional NPB Preferred Stock Purchase Right will be paid cash in lieu of such fractional share and associated fractional NPB Preferred Stock Purchase Right in an amount equal to the product of such fraction multiplied by the closing sales price per share of NPB Common Stock on the Nasdaq National Market on the business day immediately preceding the closing date. See "The Merger -- Conversion of Shares; Procedures for Exchange of Certificates" and "The Merger Agreement -- Conversion of Securities" and
"-- Exchange of Shares."

     Conditions to the Merger; Termination. The obligations of NPB and Aequitron to effect the Merger are subject to the satisfaction of certain conditions, including, among others: (i) obtaining the approval of Aequitron shareholders; (ii) the absence of any injunction prohibiting consummation of the Merger; (iii) receipt of all necessary government and other consents and approvals, and the satisfaction of any conditions with respect thereto (other than the filing of the Certificate of Merger (as hereinafter defined)); (iv) the absence of any action by any federal or state governmental entity that imposes any condition upon NPB or Aequitron that would so impact the Merger as to render the Merger inadvisable; (v) receipt of accountants' letters with respect to the qualification of the Merger as a "pooling of interests"; (vi) receipt of legal opinions with respect to the tax consequences of the Merger and other matters;
(vii) the absence of any change, or any event involving a prospective change, in the other party's business, assets, financial condition or results of operation which has had, or is reasonably likely to have, in the aggregate a material adverse effect on such party and its subsidiaries taken as a whole (other than as a result of changes or proposed changes in federal or state health care (including health care reimbursement) laws or regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by the other party prior to the execution of the Merger Agreement); and (viii) the aggregate amount of cash required to be paid on account of all Excluded Shares and any cash payments for fractional shares does not exceed 10% of the value of NPB Common Stock issuable in connection with the Merger. See "The Merger Agreement -- Conditions."

     The Merger Agreement is subject to termination by either NPB or Aequitron if, among other things, the Merger is not consummated by February 28, 1997. Aequitron may terminate the Merger Agreement if the Closing Market Value of NPB Common Stock is less than $17.00; provided that NPB may negate such termination by electing to increase the Exchange Ratio to equal the quotient of $10.00 divided by the Closing Market Value. The Merger Agreement also may be terminated by either NPB or Aequitron under other circumstances, including the failure of Aequitron's shareholders to approve the Merger Agreement. Under certain circumstances leading to termination of the Merger Agreement, NPB or Aequitron, as the case may be, may be entitled to receive a cancellation fee or reimbursement of certain expenses. See "The Merger Agreement -- Termination" and "-- Cancellation Fees; Expenses."

     Dissenters' Rights. Under Minnesota law, shareholders of Aequitron Common Stock who do not wish to exchange their shares for shares of NPB Common Stock pursuant to the Merger Agreement, and who have filed notice of their intention to demand payment of the fair value of their shares of Aequitron Common Stock in accordance with Section 302A.473 of the Minnesota Business Corporation Act ("MBCA"), may dissent from the Merger and elect to have the fair value of their shares of Aequitron Common Stock paid to them in cash. The failure of any dissenting shareholder to timely and properly comply with the procedures set forth in Section 302A.473 of the MBCA will result in the loss of appraisal rights. See "Dissenters' Rights of Aequitron Shareholders."

     Governmental Approvals Required. Certain aspects of the Merger will require notifications to, and/or approvals from, certain United States authorities. NPB and Aequitron believe that all material notifications, filings and approvals have been made or obtained, or will be made or obtained prior to the Effective Date, as the case may be. See "The Merger -- Regulatory Approvals."

     Accounting Treatment. The Merger is expected to be treated by NPB as a "pooling of interests" transaction for accounting and financial reporting purposes. Consummation of the Merger is conditioned upon the delivery of letters from Price Waterhouse LLP, NPB's independent accountants, and Ernst & Young LLP, Aequitron's independent auditors, concurring with the managements of NPB and Aequitron, respectively, that the Merger qualifies for "pooling of interests" treatment for financial reporting purposes and that such accounting treatment is in accordance with generally accepted accounting principles. See "The Merger -- Accounting Treatment" and "The Merger Agreement -- Conditions."

OPINION OF FINANCIAL ADVISOR

     Dain Bosworth Incorporated ("Dain") has acted as financial advisor to Aequitron in connection with the Merger and has delivered to the Aequitron Board a written opinion, dated October 21, 1996, that the Exchange Ratio was fair to the holders of Aequitron Common Stock, from a financial point of view, as of the date of such opinion.

     A copy of the written opinion of Dain, which set forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix B, to this Proxy Statement/Prospectus and should be read carefully in its entirety. See "The Merger -- Opinion of Dain."

CONFLICTS OF INTEREST

     In considering the recommendation of the Aequitron Board with respect to the approval by the Aequitron shareholders of the proposal to adopt the Merger Agreement and the transactions contemplated thereby, shareholders should be aware that certain members of Aequitron management and the Aequitron Board have certain interests in the Merger that are in addition to the interests of shareholders of Aequitron generally. These interests arise from, among other things, certain indemnification and insurance arrangements and consulting agreements among NPB, Aequitron and directors and certain executive officers of Aequitron.

     Under the terms of the Merger Agreement, all stock options of Aequitron outstanding on September 9, 1996 that have not expired as of the Effective Time will be assumed by NPB and will not terminate upon the consummation of the Merger. As of September 9, 1996, there were outstanding options to purchase an aggregate of 1,172,400 shares of Aequitron Common Stock at a weighted average exercise price of $4.34 per share (at exercise prices ranging from $2.0625 to $8.50 per share). Certain of these options provide for automatic vesting under certain circumstances, including the Merger. See "The Merger -- Conflicts of Interest -- Stock Option Plans." Upon consummation of the Merger, the outside directors of Aequitron will enter into Consulting Agreements with NPB pursuant to which they will each provide up to 120 hours of consulting services to NPB as requested by NPB in exchange for $27,500 each. See "The Merger -- Conflicts of Interest -- Consulting Agreements with Directors." In consideration for entering into affiliates agreements as required by the Merger Agreement, NPB has agreed that it will not terminate, except for cause, the employment of Aequitron affiliates entering into such agreements until the stock transfer restrictions thereunder have lapsed. See "The Merger -- Conflicts of Interest -- Affiliates Agreements." In addition, certain officers of Aequitron have entered into agreements with Aequitron providing for payments in the event such officers are terminated in connection with a change in control, including the Merger. See "Executive Compensation -- Employment Contracts and Termination of Employment Arrangements." Further, for a period of six years from the Effective Time, (i) all rights of indemnification and reimbursement of expenses existing on the Effective Date under Aequitron's Restated Articles of Incorporation, Amended Bylaws and indemnification agreements in favor of officers and directors of Aequitron will survive; (ii) NPB will indemnify and advance expenses to such persons to the full extent required or permitted by Aequitron's Restated Articles of Incorporation, Amended Bylaws and such indemnification agreements; and (iii) NPB will maintain certain officers' and directors' liability insurance policies with respect to claims arising from facts or events occurring before the Merger. See "The Merger -- Conflicts of Interest -- Indemnification and Insurance."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     It is anticipated that the Merger will constitute a "reorganization" for federal income tax purposes and, accordingly, that no gain or loss will be recognized by Aequitron shareholders (except with respect to cash received by dissenting shareholders or in lieu of fractional shares), NPB stockholders, NPB or Aequitron as a result of the Merger. Consummation of the Merger is conditioned upon the delivery of opinions of counsel to this effect. See "The Merger -- Certain Federal Income Tax Consequences" and "The Merger Agreement -- Conditions."

COMPARATIVE RIGHTS OF STOCKHOLDERS

     The rights of Aequitron shareholders are currently governed by the MBCA, Aequitron's Restated Articles of Incorporation and Aequitron's Amended Bylaws. Upon consummation of the Merger, Aequitron shareholders will become stockholders of NPB, which is a Delaware corporation, and their rights as NPB stockholders will be governed by the Delaware General Corporation Law ("DGCL"), NPB's Restated Certificate of Incorporation, NPB's Bylaws and the NPB Rights Agreement. For a discussion of the various differences between the rights of shareholders of Aequitron and stockholders of NPB, see "Comparison of Stockholder Rights."

COMPARATIVE PER SHARE PRICES AND DIVIDEND POLICIES

     Both the NPB Common Stock and the Aequitron Common Stock are listed and traded on the Nasdaq National Market. The following table sets forth the high and low sale prices per share of NPB Common Stock and Aequitron Common Stock for the calendar quarters indicated, as reported by Nasdaq. The sale prices of NPB Common Stock have been adjusted to reflect retroactively the two-for-one stock split of NPB Common Stock effected on June 28, 1996.

                                                              NPB               AEQUITRON
                                                          COMMON STOCK        COMMON STOCK
                                                       ------------------   -----------------
                                                        HIGH       LOW        HIGH      LOW
                                                       -------   --------   --------   ------
    Calendar 1994:
      First Quarter..................................  $14.75    $12.125    $ 3.375    $2.25
      Second Quarter.................................   14.375    12.1875     3.4375    2.625
      Third Quarter..................................   15.75     13.00       5.75      2.75
      Fourth Quarter.................................   17.00     14.125      5.375     3.625
    Calendar 1995:
      First Quarter..................................   19.125    15.75       5.375     4.00
      Second Quarter.................................   23.875    18.00       6.75      4.75
      Third Quarter..................................   27.875    22.3438     9.25      5.375
      Fourth Quarter.................................   31.00     23.6875     9.25      7.25
    Calendar 1996:
      First Quarter..................................   36.375    27.75       8.125     6.625
      Second Quarter.................................   34.875    24.00       8.75      6.75
      Third Quarter..................................   27.875    19.25      10.375     6.00
      Fourth Quarter (through October 25)............   24.25     17.50       9.875     8.50

     On September 9, 1996, the last trading day prior to announcement of the Merger Agreement, the closing sales prices of NPB Common Stock and Aequitron Common Stock as reported by Nasdaq were $24.875 per share and $8.75 per share, respectively. Based upon the September 9, 1996 closing price of NPB Common Stock and an Exchange Ratio of .432, the equivalent per share value of Aequitron Common Stock as of such date was approximately $10.75. On October 25, 1996, the closing sales prices of NPB Common Stock and Aequitron Common Stock as reported by Nasdaq were $19.875 per share and $9.50 per share, respectively. Based upon the October 23, 1996 closing price of NPB Common Stock and an Exchange Ratio of
 .503, the equivalent per share value of Aequitron Common Stock as of such date was approximately $10.00.

     Because the market price of NPB Common Stock is subject to fluctuation, the market value of the shares of NPB Common Stock that holders of Aequitron Common Stock will receive in the Merger may increase or decrease prior to and following the Merger. The Exchange Ratio is subject to adjustment, based on the average of the closing price of the NPB Common Stock for the ten trading days ending on the fifth trading day before the Annual Meeting. See "The Merger
Agreement -- Conversion of Securities." STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR NPB COMMON STOCK AND AEQUITRON COMMON STOCK. NO ASSURANCE CAN BE GIVEN AS TO THE FUTURE PRICES OR MARKETS FOR NPB COMMON STOCK OR AEQUITRON COMMON STOCK.

     No dividends have been declared or paid on NPB Common Stock or Aequitron Common Stock since their respective dates of incorporation, nor does NPB anticipate paying cash dividends on NPB Common Stock in the foreseeable future following of the Merger.

SELECTED HISTORICAL FINANCIAL DATA

     The following selected historical financial data of NPB and Aequitron have been derived from their respective historical financial statements and should be read in conjunction with such consolidated financial statements and the notes thereto included or incorporated by reference herein. The Aequitron historical financial data as of and for the three months ended July 31, 1996 and 1995 have been derived from unaudited financial statements of Aequitron and have been prepared on the same basis as the historical information derived from audited financial statements. In the opinion of the management of Aequitron, the unaudited financial statements of Aequitron from which such data have been derived, contain all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the results for, and as of the end of, such periods. The operating results of Aequitron for the three months ended July 31, 1996, are not necessarily indicative of the results that may be expected for the year ending April 30, 1997. No cash dividends have been declared or paid on Aequitron's Common Stock.

                       SELECTED HISTORICAL FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              FISCAL YEAR ENDED
                                      -----------------------------------------------------------------
                                       JULY 7,       JULY 2,       JULY 3,       JULY 4,       JULY 5,
                                       1996(1)       1995(2)       1994(3)        1993          1992
                                      ---------     ---------     ---------     ---------     ---------
NPB
HISTORICAL STATEMENT OF OPERATIONS
  DATA:
  Net revenue.......................  $706,131      $623,066      $564,132      $536,935      $467,323
  Income (loss) from operations.....       (47)       73,404         8,441        60,018        32,982
  Income (loss) before cumulative
    effect of accounting change.....    (9,360)       48,112        (5,805)       41,006        23,680
  Income (loss) per common share
    before cumulative effect of
    accounting change...............     (0.16)         0.82         (0.10)         0.72          0.43
  Common dividends per share(4).....        --          0.02          0.02          0.02          0.03
  Shares used to compute income
    (loss) per common share before
    cumulative effect of accounting
    change..........................    59,077        58,343        57,210        56,737        55,358
HISTORICAL BALANCE SHEET DATA:
  Working capital...................  $243,597      $266,959      $228,363      $242,523      $197,146
  Total assets......................   587,838       602,390       527,569       497,610       420,253
  Long-term obligations.............    26,054        84,690        66,062        64,351        49,085
  Stockholders' equity..............   405,780       392,265       343,518       352,258       297,214


                                                              FISCAL YEAR ENDED                              THREE MONTHS ENDED
                                      -----------------------------------------------------------------     ---------------------
                                      APRIL 30,     APRIL 30,     APRIL 30,     APRIL 30,     APRIL 30,     JULY 31,     JULY 31,
                                        1996          1995          1994          1993          1992          1996         1995
                                      ---------     ---------     ---------     ---------     ---------     --------     --------
AEQUITRON
HISTORICAL STATEMENT OF OPERATIONS
  DATA:
  Total revenues....................   $38,478       $30,802       $26,310       $26,985       $24,573      $10,490      $ 9,562
  Income from operations............     3,654         2,686           545         1,448           671        1,274        1,143
  Income before cumulative effect of
    accounting change...............     2,411         1,858           376           898           656          831          725
  Income per common share before
    cumulative effect of accounting
    change..........................      0.45          0.36          0.08          0.19          0.14         0.15         0.14
  Common dividends per share........        --            --            --            --            --           --           --
  Shares used to compute income per
    common share before cumulative
    effect of accounting change.....     5,391         5,125         4,777         4,752         4,736        5,418        5,268
HISTORICAL BALANCE SHEET DATA:
  Working capital...................   $10,517       $ 9,389       $ 6,771       $ 6,520       $ 6,124      $11,514      $ 8,929
  Total assets......................    23,178        17,943        15,318        14,773        14,486       24,137       22,037
  Long-term obligations.............     1,901            64            86           140           727        1,807        2,189
  Shareholders' equity..............    16,419        13,957        12,000        11,681        10,739       17,363       14,592

---------------
(1) In connection with the merger of Nellcor Incorporated and Puritan-Bennett Corporation, and the merger of NPB and Infrasonics, one-time merger and related costs of $108.9 million were recorded during the fiscal year ended July 7, 1996.

(2) Includes accrued restructuring charges totaling $2.7 million and unsolicited takeover offer costs of $5.0 million during the fiscal year ended July 2, 1995.

(3) Includes accrued restructuring charges totaling approximately $43.2 million and litigation settlements totaling approximately $13.0 million during the fiscal year ended July 3, 1994.

(4) Common dividends per share relates to cash dividends declared by Puritan-Bennett Corporation prior to its merger with Nellcor Incorporated. NPB has no present intention to declare any dividends in the future.

SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

     The following summary unaudited pro forma combined condensed financial data are derived from the unaudited pro forma combined condensed financial statements and notes thereto appearing elsewhere herein, which give effect to the Merger as a pooling of interests, and should be read in conjunction with such unaudited pro forma statements and notes thereto and the separate audited consolidated financial statements and related notes thereto of NPB and Aequitron, incorporated by reference in this Proxy Statement/Prospectus. See "Unaudited Pro Forma Combined Condensed Financial Statements." For the purpose of the unaudited pro forma combined statement of operations data, NPB's financial data for each of the three fiscal years in the period ended July 7, 1996 have been combined with Aequitron's financial data for each of the three fiscal years in the period ended April 30, 1996. For the purpose of the pro forma combined balance sheet data, NPB's financial data at July 7, 1996 were combined with Aequitron's financial data at April 30, 1996.

         SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     FISCAL YEAR ENDED
                                                             ----------------------------------
                                                             JULY 7,      JULY 2,      JULY 3,
                                                             1996(1)      1995(2)      1994(3)
                                                             --------     --------     --------
PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA:
  Net revenue............................................    $744,609     $653,868     $590,442
  Income from operations.................................       3,608       76,090        8,986
  Income (loss) before cumulative effect of accounting
     change..............................................      (6,949)      49,970       (5,429)
  Income (loss) per common share before cumulative effect
     of accounting change................................       (0.11)        0.82        (0.09)
  Shares used to compute income (loss) per common share
     before cumulative effect of accounting change.......      61,789       60,921       59,613

                                                             JULY 7,
                                                               1996
                                                             --------
PRO FORMA COMBINED BALANCE SHEET DATA:
  Working capital........................................    $242,114
  Total assets...........................................     611,016
  Long-term obligations..................................      27,955
  Stockholders' equity...................................     410,199

---------------
(1) In connection with the merger of Nellcor Incorporated and Puritan-Bennett Corporation, and the merger of NPB and Infrasonics, one-time merger and related costs of $108.9 million were recorded during the fiscal year ended July 7, 1996.

(2) Includes accrued restructuring charges totaling $2.7 million and unsolicited takeover offer costs of $5.0 million during the fiscal year ended July 2, 1995.

(3) Includes accrued restructuring charges totaling approximately $43.2 million and litigation settlements totaling approximately $13.0 million during the fiscal year ended July 3, 1994.

COMPARATIVE PER SHARE DATA

     The following table presents historical, unaudited pro forma combined and unaudited pro forma equivalent per share data of NPB and Aequitron after giving effect to the Merger using the pooling of interests method of accounting, assuming the Merger had been effective during all periods presented. The pro forma equivalent data for Aequitron have been calculated by multiplying the NPB pro forma combined amounts by the Exchange Ratio of 0.503. The pro forma data do not purport to be indicative of the results of future operations or the results that would have occurred had the Merger been consummated at the beginning of the periods presented. The information set forth below should be read in conjunction with the historical financial statements and notes thereto of NPB and Aequitron incorporated by reference in this Proxy Statement/Prospectus, and the unaudited pro forma combined condensed financial statements included elsewhere in this Proxy Statement/Prospectus.

     The unaudited pro forma combined and unaudited pro forma equivalent per share data combine NPB's historical results for each of the three fiscal years in the period ended July 7, 1996 with Aequitron's results for each of the three fiscal years in the period ended April 30, 1996 and NPB's financial position at July 7, 1996 with Aequitron's financial position at April 30, 1996.


                                                       FISCAL YEAR ENDED            THREE MONTHS ENDED
                                                ------------------------------      ------------------
                                                JULY 7,     JULY 2,    JULY 3,           JULY 31,
                                                 1996        1995       1994               1996
                                                -------     -------    -------      ------------------
NPB COMMON STOCK
Net income (loss) from operations per share:
  Historical..................................  $(0.16)     $ 0.82     $(0.10)             n/a
  Pro forma combined..........................  $(0.11)     $ 0.82     $(0.09)             n/a
Cash dividend per share(1):
  Historical..................................      --      $ 0.02     $ 0.02              n/a
Book value per share at period end:
  Historical..................................  $ 6.44         n/a        n/a              n/a
  Pro forma combined..........................  $ 6.45         n/a        n/a              n/a
AEQUITRON COMMON STOCK
Net income (loss) from operations per share:
  Historical..................................  $ 0.45      $ 0.36     $ 0.08            $0.15
  Pro forma equivalent........................  $(0.06)     $ 0.41     $(0.05)             n/a
Cash dividend per share:
  Historical..................................      --          --         --               --
  Pro forma equivalent........................      --      $0.010     $0.010               --
Book value per share at period end:
  Historical..................................  $ 3.35         n/a        n/a            $3.51
  Pro forma equivalent........................  $ 3.25         n/a        n/a              n/a

---------------
(1) Common dividends per share relates to cash dividends declared by Puritan-Bennett Corporation prior to its merger with Nellcor Incorporated. NPB has no present intention to declare any dividends in the future.

                                  RISK FACTORS

     This Proxy Statement/Prospectus contains forward-looking statements which involve risks and uncertainties. NPB's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed below. Such factors, together with the other information in this Proxy Statement/Prospectus, should be considered carefully.

UNCERTAINTIES ASSOCIATED WITH THE INTEGRATION OF AEQUITRON

     The Merger involves the integration of Aequitron into NPB. Among the factors considered by the Aequitron Board in connection with its approval of the Merger Agreement was the opportunity for operating efficiencies that it expects will ultimately result from the Merger. The integration of Aequitron's operations into NPB following the Merger will require the dedication of management resources in order to achieve the anticipated operating efficiencies of the Merger. No assurance can be given that difficulties encountered in integrating the operations of Aequitron into NPB will be overcome or that the benefits expected from such integration will be realized. The difficulties of combining the Aequitron operations into NPB are exacerbated by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of NPB's business, including the business acquired in the Merger. Difficulties encountered in connection with the Merger and the integration of the operations of Aequitron could have an adverse effect on the business, results of operations or financial condition of NPB.

     Subsequent to the Merger, NPB expects to incur a charge in the quarter ending January 5, 1997, currently estimated to be in the range of $15 million to $20 million, to reflect transaction-related expenses, as well as expenses relating to integration of the two companies, including costs relating to severance and employee relocation, the elimination of duplicate systems and facilities and other integration costs. This amount is a preliminary estimate only and is therefore subject to change. In addition, there can be no assurance that NPB will not incur additional charges in subsequent quarters to reflect costs associated with the Merger.

UNCERTAINTIES ASSOCIATED WITH THE INTEGRATION OF OTHER ACQUIRED BUSINESSES

     In August 1995 NPB acquired Puritan-Bennett Corporation and in June 1996 acquired Infrasonics, Inc. ("Infrasonics"). In connection with these transactions, NPB dedicated and will continue to dedicate substantial management resources in order to achieve the anticipated operating efficiencies from integrating the two companies. Difficulties encountered in integrating these companies' operations could adversely impact the business, results of operations or financial condition of NPB. Also, NPB intends to pursue additional acquisition opportunities from time to time. The integration of any businesses that NPB might acquire could require substantial management resources. There can be no assurance that any such integration will be accomplished without having a short or potentially long-term adverse impact on the business, results of operations or financial condition of NPB or that the benefits expected from any such integration will be fully realized.

HEALTH CARE REFORM/PRICING PRESSURE

     The health care industry in the United States is experiencing a period of extensive change. Changes in the law or new interpretations of existing laws may have a dramatic effect on the definition of permissible or impermissible activities, the relative costs associated with doing business and the amount of reimbursement by both government and third-party payors. In addition, economic forces, regulatory influences and political initiatives are subjecting the health care industry to fundamental change. Health care reform proposals have been formulated by the current administration and by members of Congress. In addition, state legislatures periodically consider various health care reform proposals. Federal, state and local government representatives will, in all likelihood, continue to review and assess alternative health care delivery systems and payment methodologies, and ongoing public debate of these issues can be expected. Currently, the health care industry also is experiencing market-driven reforms from forces within the industry that are exerting pressure on health care companies to reduce health care costs. These market-driven reforms are resulting in industry-wide consolidation that is expected to increase the downward pressure on health care product margins, as larger buyer and supplier groups exert pricing pressure on providers of medical devices and other health care products. The ultimate timing or effect of legislative efforts and market-driven reforms cannot be predicted, and short-term cost containment initiatives may vary substantially from long-term reforms and may impact the business of NPB. No assurance can be given that any such efforts or reforms will not have an adverse effect on the business, results of operations or financial condition of NPB.

UNCERTAIN IMPACT OF GROWTH OF MANAGED CARE ORGANIZATIONS

     Managed care organizations have grown substantially in terms of the percentage of the population in the United States that receives medical benefits through such organizations and in terms of the influence and control that such organizations are able to exert over an increasingly large portion of the health care industry. Managed care organizations are continuing to consolidate, and such consolidation may increase the ability of such organizations to influence the practices and pricing involved in the purchase of medical devices, including those sold by NPB and Aequitron.

COST AND UNCERTAINTY OF REGULATORY COMPLIANCE

     There has been a trend in recent years both in the United States and outside the United States toward more stringent regulation of, and enforcement of requirements applicable to, medical device manufacturers. The continuing trend of more stringent regulatory oversight in product clearance and enforcement activities has caused medical device manufacturers to experience longer approval cycles, more uncertainty, greater risk and higher expenses. At the present time, there are no meaningful indications that this trend will change in the near-term or the long-term either in the United States or abroad.

     FDA Enforcement With Respect to NPB. NPB has been subject to significant FDA enforcement activity with respect to the operations of its subsidiary, Puritan-Bennett Corporation, in recent years. In January 1994, Puritan-Bennett entered into a consent decree with the FDA pursuant to which Puritan-Bennett Corporation agreed to maintain systems and procedures complying with the FDA's good manufacturing practices regulation and medical device reporting regulation in all of its device manufacturing facilities.

     Impact of Consent Decree. NPB has experienced and will continue to experience incremental operating costs due to ongoing compliance requirements and quality assurance programs initiated in part as a result of the Puritan-Bennett Corporation FDA consent decree. However, the amount of these incremental costs cannot be completely predicted at this time and will depend upon a variety of factors, including future changes in statutes and regulations governing medical device manufacturers and the manner in which the FDA continues to enforce and interpret the requirements of the consent decree. There can be no assurance that such compliance requirements and quality assurance programs will not have an adverse impact on the business, results of operations or financial condition of NPB or that NPB will not experience problems associated with FDA regulatory compliance, including increased general costs of ongoing regulatory compliance and specific costs associated with the consent decree.

UNCERTAINTY RELATED TO PATENTS AND PROPRIETARY RIGHTS

     From time to time, NPB and Aequitron have received, and in the future may receive, notices of claims with respect to possible infringement of the intellectual property rights of others or notices of challenges to their intellectual property rights. In some instances such notices have given rise to, or may give rise to, litigation. Any litigation involving the intellectual property rights of NPB or Aequitron may be resolved by means of a negotiated settlement or by contesting the claim through the judicial process. There can be no assurance that the business, results of operations or the financial condition of NPB or Aequitron will not suffer an adverse impact as a result of intellectual property claims that may be commenced against NPB or Aequitron in the future.

INTENSE COMPETITION; RAPID TECHNOLOGICAL AND MARKET CHANGES

     The medical device industry is characterized by rapidly evolving technology and increased competition. Competitors of NPB and Aequitron include large medical companies, some of which have greater financial and technical resources and broader product lines than NPB and Aequitron, even on a combined basis. NPB and Aequitron believe that the principal competitive factors in their respective markets are product features, price, quality, customer service, performance, market reputation, breadth of product offerings and effectiveness of sales and marketing efforts. There are a number of companies that currently offer, or are in the process of developing, products that compete with products offered by NPB and Aequitron. Some of these competitors may have greater capital resources, research and development staffs and experience in the medical device industry, including with respect to regulatory compliance in the development, manufacturing and sale of medical products similar to those offered by NPB and Aequitron. There can be no assurance that some of these competitors will not succeed in developing technologies and products that are more effective than those currently used or produced by NPB and Aequitron or that would render some products offered by NPB and Aequitron obsolete or non-competitive. Competition based on price is expected to become an increasingly important factor in customer purchasing patterns as a result of cost containment pressures on, and consolidation in, the health care industry. Such competition has exerted, and is likely to continue to exert, downward pressure on the prices NPB and Aequitron are able to charge for their products. There can be no assurance that after the Merger NPB will be able to offset such downward price pressure through corresponding cost reductions. Any failure to offset such pressure could have an adverse effect on the business, results of operations or financial condition of NPB.

DEPENDENCE ON NEW PRODUCT DEVELOPMENT

     As existing products of NPB and Aequitron become more mature and their existing markets more saturated, the importance to NPB after the Merger of developing or acquiring new products will increase. The development of any such products will entail considerable time and expense, including research and development costs or acquisition costs and the time and expense required to obtain necessary regulatory approvals, which could adversely affect the business, results of operations or financial condition of NPB. There can be no assurance that such development activities will yield products that can be commercialized profitably or that any product acquisitions can be consummated on commercially reasonable terms or at all. Any failure to acquire or develop new products to supplement more mature products could have an adverse effect on the business, results of operations or financial condition of NPB.

PRODUCT LIABILITY EXPOSURE

     Because the products of both NPB and Aequitron are intended to be used in health care settings on patients who are physiologically unstable and may also be seriously or critically ill, both companies have been and will in the future be exposed to potential product liability claims. Furthermore, NPB faces potential product liability risk in connection with the operations of Aero Systems, which principally develops and manufactures emergency oxygen systems for use on aircraft. From time to time, patients using NPB or Aequitron products may suffer serious injury or death, which may lead to product liability claims against both NPB and Aequitron. There can be no assurance that such product liability claims will not have an adverse effect on the business, results of operations or financial condition of NPB or Aequitron.

IMPACT OF CURRENCY FLUCTUATIONS; IMPORTANCE OF FOREIGN SALES

     Because sales of products by NPB outside the United States typically are denominated in local currencies and sales outside the United States by both NPB and Aequitron are growing at a rate that is generally faster than domestic sales, the results of operations of the combined companies are expected to continue to be affected by changes in exchange rates between certain foreign currencies and the United States dollar. There can be no assurance that after the Merger NPB will not experience currency fluctuation effects in future periods, which could have an adverse effect on the operating results of the combined companies. In that regard, neither NPB nor Aequitron currently engages in any material currency hedging activities. The operations and financial results of NPB after the Merger also may be significantly affected by other international factors, including changes in governmental regulations or import and export restrictions, and foreign economic and political conditions generally.

VOLATILITY OF STOCK PRICE

     The market prices of NPB Common Stock and Aequitron Common Stock are, and are expected to continue to be, subject to significant fluctuations in response to variations in quarterly operating results, announcements of products and developments by competitors, trends in the health care industry in general and the medical device industry in particular, and certain other factors beyond the control of NPB and Aequitron. In addition, broad market fluctuations, as well as general economic or political conditions and initiatives such as health care reform, may adversely affect the market price of NPB Common Stock, regardless of the operating performance of NPB after the Merger. Since the Exchange Ratio for the Merger is based upon the average of the closing prices of NPB Common Stock for the ten trading days preceding the fifth trading day before the Annual Meeting, the number of shares of NPB Common Stock to be issued in the Merger could be affected by fluctuations in the market price of NPB Common Stock during the Exchange Ratio valuation period. See "The Merger Agreement -- Conversion of Securities."

CERTAIN ANTI-TAKEOVER PROVISIONS

     The NPB Rights Agreement and certain provisions of the Restated Certificate of Incorporation of NPB, including provisions requiring the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of NPB capital stock entitled to vote generally in the election of directors to approve certain business combinations with interested persons, may make an unsolicited acquisition of control of NPB more difficult or expensive than would otherwise be the case. See "Comparison of Stockholder Rights."

                          THE AEQUITRON ANNUAL MEETING

PURPOSE OF THE AEQUITRON ANNUAL MEETING

     At the Annual Meeting, holders of Aequitron Common Stock will consider and vote upon (1) a proposal to approve the Merger Agreement, (2) the election of two nominees for director, and (3) the ratification of the selection of Ernst & Young LLP as Aequitron's independent auditors. As a result of the Merger, Aequitron will merge with and into NPB and NPB will be the surviving corporation.

     THE AEQUITRON BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, AEQUITRON AND ITS SHAREHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF AEQUITRON COMMON STOCK VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT, "FOR" THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR AND "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS AEQUITRON'S INDEPENDENT AUDITORS.

RECORD DATE; VOTING RIGHTS; PROXIES

     Only holders of Aequitron Common Stock at the close of business on October 21, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.

     As of the Record Date, there were 4,955,842 shares of Aequitron Common Stock issued and outstanding, each of which entitled the holder thereof to one vote.

     All shares of Aequitron Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF AEQUITRON COMMON STOCK WILL BE VOTED IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT, IN FAVOR OF THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR, AND IN FAVOR OF THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS AEQUITRON'S INDEPENDENT AUDITORS. A shareholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of Aequitron, by signing and returning a later dated proxy, or by voting in person at the Annual Meeting. However, mere attendance at the Annual Meeting will not in and of itself have the effect of revoking the proxy. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the meeting.

SOLICITATION OF PROXIES

     Proxies are being solicited by and on behalf of the Aequitron Board. Aequitron will bear all expenses in connection with such solicitation. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Aequitron in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated for, but may be reimbursed for out-of-pocket expenses incurred in connection with, such solicitation. Arrangements have also been made with brokerage firms, banks, custodians, nominees and fiduciaries for the forwarding of proxy and solicitation material to owners of Aequitron Common Stock held of record by such persons, and in connection therewith such firms will be reimbursed for reasonable expenses incurred in forwarding such materials. Corporate Investor Communications, Inc. has been retained to aid in the solicitation of proxies from Aequitron's shareholders. The aggregate fees of such firm for the solicitation of proxies from the shareholders of Aequitron are estimated to be $5,000 plus reimbursement of out-of-pocket expenses.

QUORUM

     The presence in person or by properly executed proxy of holders of a majority of all of the issued and outstanding shares of Aequitron Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. For purposes of determining whether a quorum is present, the inspector of election will include shares the holders of which abstain from voting on any particular matter ("abstentions") and exclude shares that are held of record by brokers and as to which such brokers indicate that they do not have discretionary authority to vote on any particular matter ("broker non-votes").

REQUIRED VOTE

     Approval of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of Aequitron entitled to vote thereon. For purposes of determining whether the Merger Agreement has been approved, the inspector of election will include abstentions and broker non-votes as a portion of the number of shares deemed to have voted on such matter at the Annual Meeting. Accordingly, abstentions and broker non-votes will have the effect of a "NO" vote on Proposal No. 1.

     The election of each director nominee and the ratification of the selection of the independent auditors requires the affirmative vote of the greater of (i) a majority of the shares represented at the meeting with authority to vote on such matter, or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting. The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of Aequitron's Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. An abstention as to any proposal will therefore have the same effect as a vote against the proposal. Proxies which are signed but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

     As of October 21, 1996, directors and executive officers of Aequitron and their affiliates were beneficial owners of an aggregate of 183,244 shares of Aequitron Common Stock (exclusive of any shares issuable upon the exercise of stock options remaining unexercised as of such date), or approximately 3.7% of the 4,955,842 shares of Aequitron Common Stock that were issued and outstanding as of such date. Each of the directors and executive officers of Aequitron has indicated an intention to vote all shares of Aequitron Common Stock beneficially owned by him or her in favor of approval of the Merger Agreement.

     THE MATTERS TO BE CONSIDERED AT THE AEQUITRON ANNUAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF AEQUITRON. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                   THE MERGER

     This section of the Proxy Statement/Prospectus describes certain aspects of the proposed Merger. To the extent that it relates to the Merger Agreement and the terms of the Merger, the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated herein by reference. All shareholders are urged to read the Merger Agreement.

GENERAL

     The Merger Agreement provides that the Merger will be consummated if the approval of Aequitron shareholders required therefor is obtained and all other conditions to the Merger are satisfied or waived as provided in the Merger Agreement. Upon consummation of the Merger, Aequitron will be merged with and into NPB, and NPB will be the surviving corporation.

     Upon consummation of the Merger, each outstanding share of Aequitron Common Stock (other than shares held by dissenting shareholders who have asserted appraisal rights and treasury stock ("Excluded Shares")), will be converted into the right to receive the fraction of a fully paid and nonassessable share of NPB Common Stock equal to the Exchange Ratio (as defined below), including the corresponding fraction of an associated NPB Preferred Stock Purchase Right. The fraction of a share of NPB Common Stock to be issued for each share of Aequitron Common Stock in the Merger (the "Exchange Ratio") is calculated as follows: (1) if the Closing Market Value (as defined below) is greater than or equal to $23.14 and less than or equal to $26.61, the Exchange Ratio will be .432; (2) if the Closing Market Value is greater than $26.61, the Exchange Ratio will be the quotient of $11.50 divided by the Closing Market Value; (3) if the Closing Market Value is less than $23.14 and greater than or equal to $17.00, the Exchange Ratio will be the quotient of $10.00 divided by the Closing Market Value; and (4) if the Closing Market Value is less than $17.00, the Exchange Ratio will be .588, provided that Aequitron may terminate the Merger Agreement in the event the Closing Market Value is below $17.00 unless NPB elects to increase the Exchange Ratio to equal the quotient of $10.00 divided by the Closing Market Value. "Closing Market Value" means the average of the closing prices of the NPB Common Stock for the ten trading days ending on the fifth trading day prior to the Annual Meeting. See "Appendix D" for calculations of the Exchange Ratio assuming a range of possible Closing Market Values.

     Based upon the capitalization of NPB and Aequitron as of October 21, 1996, the shareholders of Aequitron will own approximately 4.4% of the outstanding NPB Common Stock following consummation of the Merger (including outstanding options to acquire NPB Common Stock and Aequitron Common Stock) and assuming an Exchange Ratio of .503. Such percentage could change depending on whether and to what extent shares of NPB Common Stock and Aequitron Common Stock issuable upon exercise of outstanding NPB or Aequitron stock options are issued and whether any Aequitron shareholders perfect their statutory dissenters' rights.

EFFECTIVE TIME

     The effective time of the Merger (the "Effective Time") will occur upon the filing of a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware and the Secretary of State of the State of Minnesota or at such later time as is specified on such certificate. The filing of the Certificate of Merger will occur as soon as practicable after the closing of the transactions contemplated by the Merger Agreement. The Merger Agreement may be terminated by either party if the Merger has not been consummated on or before February 28, 1997 and under certain other conditions. See "The Merger Agreement -- Conditions" and "-- Termination."

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

     Except for Excluded Shares, the conversion of Aequitron Common Stock into the right to receive NPB Common Stock, related NPB Preferred Stock Purchase Rights, and cash in lieu of fractional shares will occur automatically at the Effective Time.

     As soon as practicable after the Effective Time, a transmittal letter will be mailed by the Exchange Agent to each shareholder of Aequitron informing such shareholder of the procedures to follow in forwarding Aequitron stock certificates to the Exchange Agent. Upon receipt of the Aequitron stock certificates, the Exchange Agent will deliver whole shares of NPB Common Stock to the shareholder and cash in lieu of fractional shares pursuant to the terms of the Merger Agreement and in accordance with the transmittal letter, together with any dividends or other distributions to which such shareholder may be entitled.

     If any issuance of shares of NPB Common Stock in exchange for shares of Aequitron Common Stock is to be made to a person other than the Aequitron shareholder in whose name the certificate is registered at the Effective Time, it will be a condition of such exchange that the certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the Aequitron shareholder requesting such issuance either pay any transfer or other tax required or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     After the Effective Time, there will be no further transfers of Aequitron Common Stock on the stock transfer books of Aequitron. If a certificate representing Aequitron Common Stock is presented for transfer, it will be canceled and a certificate representing the appropriate number of full shares of NPB Common Stock and cash in lieu of fractional shares and any dividends and distributions will be issued in exchange therefor.

     After the Effective Time and until surrendered, shares of Aequitron Common Stock (except for shares held by dissenting stockholders who have asserted appraisal rights) will be deemed for all corporate purposes, other than the payment of dividends and distributions, to evidence ownership of the number of full shares of NPB Common Stock into which such shares of Aequitron Common Stock were converted at the Effective Time. No dividends or other distributions, if any, payable to holders of NPB Common Stock will be paid to the holders of any certificates for shares of Aequitron Common Stock until such certificates are surrendered. Upon surrender of such certificates, all such declared dividends and distributions which shall have become payable with respect to such NPB Common Stock in respect of a record date after the Effective Time will be paid to the holder of record of the full shares of NPB Common Stock represented by the certificate issued in exchange therefor, without interest.

     AEQUITRON SHAREHOLDERS SHOULD NOT FORWARD CERTIFICATES FOR AEQUITRON COMMON STOCK TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. AEQUITRON SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

BACKGROUND OF THE MERGER

     Prompted by competitive pressures and consolidation and reform in the health care industry, and recognizing that its size could be a potential disadvantage in achieving its long-term growth objectives, Aequitron's Board met on August 21, 1995 to consider a number of strategic alternatives. At this meeting, the Aequitron Board determined that it was in the best interests of Aequitron's shareholders and employees to investigate the sale of Aequitron to a suitable merger candidate. Subsequently, the Aequitron Board authorized management to retain Dain to advise Aequitron on valuation issues and to discuss potential merger candidates. At a meeting held on November 2, 1995, the Aequitron Board met with Dain to review Dain's valuation analysis and management's discussions with several merger candidates, including NPB. Dain was retained to serve as Aequitron's investment banker in connection with any future merger discussions with potential candidates. Although extensive discussions were held with several candidates other than NPB, no firm offer was received from any of such candidates.

     On June 24, 1996, the Aequitron Board discussed the possible combination of Aequitron and NPB. In the course of the meeting, Mr. Hickey responded to the questions, comments and issues of concern of members of the Aequitron Board with respect to a possible combination, and after further discussion obtained the authorization of the Aequitron Board to continue to explore the possibility of a combination with NPB. The issues of concern expressed by members of the Aequitron Board at the June 24, 1996 meeting related to protecting the proprietary and confidential information of Aequitron, receiving fair value for Aequitron's shareholders, maintaining a presence in Minnesota and retaining key employees and business relationships through the acquisition process.

     On July 3, 1996, as amended September 5, 1996, NPB and Aequitron executed and delivered a Confidentiality Agreement, pursuant to which NPB could obtain certain confidential information relating to Aequitron.

     On July 26, 1996, Mr. James B. Hickey, Jr. and Mr. William M. Milne, the President and Chief Executive Officer and the Chief Financial Officer, respectively, of Aequitron, met with Mr. Michael Downey and Ms. Laureen DeBuono, the Chief Financial Officer and the General Counsel, respectively, of NPB, Mr. David Hetz and Ms. Natalie Nordin of Robertson Stephens, and Messrs. Travis Winkey and James D'Aquila of Dain Bosworth. In the course of their meeting, the representatives discussed potential benefits that might result from a combination of the two companies and the potential structure and general terms of a merger involving NPB and Aequitron. Thereafter, the senior management teams of each company began to explore the feasibility of a business combination and nonpublic information was exchanged by NPB and Aequitron.

     On August 12, 1996, the Aequitron Board held a special meeting, which was continued to August 13, 1996, during which all directors participated from time to time and at which representatives from Dain Bosworth and outside legal counsel were present to advise the Aequitron Board. The Aequitron Board formed a Business Combination Committee composed of outside, disinterested directors to make decisions and recommendations to the full Board related to the proposed Merger. Aequitron's management then reviewed the material terms of the proposed merger agreement as well as the continuing changes in the market place which had previously been discussed at the June 24th Board meeting. In this connection, representatives of Aequitron's outside financial advisor, Dain Bosworth, indicated to the Aequitron Board that, provided the exchange ratio formulation did not change in final negotiations, Dain Bosworth would be in a position to render its opinion that the Exchange Ratio was fair, from a financial point of view, to Aequitron's shareholders upon negotiation of the definitive merger agreement. In addition to the foregoing and the benefits of the proposed transaction, the Aequitron Board also considered the financial and strategic business implications of the Merger, together with the potential risks and benefits of the transaction and the risks and benefits of remaining an independent company. These discussions were in the context of changes in the general marketplace resulting from the consolidation of health care providers, cost constraints imposed by these providers, and the shift of the site of delivery of health care services from acute care settings to alternative, less costly settings, information regarding the market prices and trading activities in the securities of Aequitron and NPB, and the lack of availability of other alternatives through which similar or greater long-term value could be achieved for Aequitron shareholders. Information relating to the accounting treatment of the Merger was given to the Aequitron Board for their discussion and review.

     On August 13, 1996, a meeting of the Business Combination Committee was held to review the proceedings of the previous Aequitron Board meeting and to give direction to management. Subsequently, with provisos ensuring fair and equitable treatment of Aequitron shareholders in the ultimate agreement, the Committee unanimously voted to direct management to negotiate a definitive agreement for approval by the full Aequitron Board.

     On August 21, 1996, NPB provided to Aequitron a preliminary draft of a form of merger agreement. Subsequent thereto, a variety of telephonic meetings took place involving various senior managers of NPB and Aequitron, as well as financial and legal advisors of both companies. Aequitron's management continued to negotiate with representatives of NPB, and various representatives of Aequitron and NPB conducted due diligence investigations on behalf of Aequitron and NPB, respectively.

     On August 30, 1996, Aequitron's counsel circulated a list of open issues that required further discussion between the parties at their upcoming meetings.

     On September 4-5, 1996, representatives of Aequitron and NPB and their respective counsel and financial advisors met and negotiated the final terms of the Merger Agreement. A revised Merger Agreement was circulated on September 5, 1996.

     On September 9, 1996, the parties agreed upon a pricing structure for the Merger. On the same day, after completion of its analysis, Dain then rendered its opinion to the Aequitron Board that, as of the date of such opinion, the consideration received was fair from a financial point of view to Aequitron's shareholders.

Immediately after its meeting with Dain, Aequitron's Board reviewed and discussed all of the final terms of the Merger Agreement. At this meeting were Aequitron's outside legal counsel and independent auditors who were present to advise the Aequitron Board. The Business Combination Committee and then, subsequently, the full Aequitron Board approved unanimously the Merger and to recommend to Aequitron shareholders that they vote in favor of the Merger Agreement.

     The Merger Agreement was executed by both parties on September 9, 1996.

     The Exchange Ratio formula in the Merger Agreement executed by the parties on September 9, 1996 provided that, if the Closing Market Value was less than $23.14 but greater than or equal to $22.75, the Exchange Ratio would be the quotient of $10.00 divided by the Closing Market Value. The original Merger Agreement also gave Aequitron the right to terminate the Merger Agreement if the Closing Market Value was less than $22.75, unless NPB elected to increase the Exchange Ratio to equal the quotient of $10.00 divided by the Closing Market Value. On October 18, 1996, in response to a decline in the market price of NPB Common Stock below $22.75, representatives of Aequitron and NPB held a telephonic meeting to discuss a possible amendment to the Merger Agreement to address such decline.

     On October 21, 1996, the parties agreed upon the terms of an amendment to the Merger Agreement (i) revising the Exchange Ratio formula to provide that if the Closing Market Value is less than $23.14 and greater than or equal to $17.00, the Exchange Ratio will equal the quotient of $10.00 divided by the Closing Market Value, and (ii) providing that if the Closing Market Value is below $17.00, Aequitron may terminate the Merger Agreement unless NPB elects to increase the Exchange Ratio to equal the quotient of $10.00 divided by the Closing Market Value. On the same day, the Aequitron Board met to review the terms of the proposed amendment to the Merger Agreement. After discussing the implications of the proposed amendment, the Business Combination Committee, and then the full Aequitron Board, approved unanimously the amendment to the Merger Agreement and to recommend to Aequitron shareholders that they vote in favor of the Merger Agreement, as amended. The approval of both the Business Combination Committee and the full Aequitron Board was given subject to Dain updating certain of its analyses from the September 9, 1996 presentation and delivering its written fairness opinion. Subsequently, Dain delivered to the Aequitron Board its opinion dated October 21, 1996.

     The amendment to the Merger Agreement was executed by both parties on October 21, 1996.

RECOMMENDATION OF THE AEQUITRON BOARD; REASONS FOR THE MERGER

     THE AEQUITRON BOARD HAS UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT, BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, AEQUITRON AND ITS SHAREHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF AEQUITRON COMMON STOCK VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

     The Aequitron Board concluded that the terms of the proposed Merger are fair to, and in the best interests of, Aequitron and its shareholders. The Aequitron Board reviewed the prospects of Aequitron as an independent company and the potential value for shareholders to be part of a larger, more diversified company such as NPB, with its greater resources that could be used in competing in the marketplace.

     As part of its consideration of the Merger alternative, the Aequitron Board discussed the material terms of the proposed merger agreement, which had previously been circulated to the Aequitron Board, and the range of valuation issues that were still being addressed. Aequitron's management reviewed for the Aequitron Board the history of the negotiations and presented management's recommendations that the Merger be effected. In this connection, the Aequitron Board also considered the fact that representatives of Dain indicated to the Aequitron Board that, provided that the exchange formulation did not change in final negotiations, they believed that once the parties agreed upon a definitive exchange ratio, Dain would be in a position to render a fairness opinion, subject to completing its analysis and internal review thereof. In addition to the foregoing and the benefits of the proposed transaction, the Aequitron Board also considered the financial and strategic business implications of the Merger, together with the potential risks and benefits of the transaction and the risks and benefits of remaining an independent company. The Aequitron Board discussed the competitive position of Aequitron and its development strategy, changes in the general marketplace resulting from the consolidation of health care providers, cost constraints and the trend toward providing greater amounts of health care services outside of acute care facilities, information regarding the market prices and trading activities in the securities of Aequitron and NPB, and the apparent lack of availability of other alternatives through which similar or greater long-term value could be achieved for Aequitron shareholders. The Aequitron Board did not attempt to quantify the synergies or cost savings that might result from the Merger and the presence or absence of such synergies or cost savings was not a material factor in the Aequitron Board's decision to approve the Merger. On the basis of all these factors, the Aequitron Board concluded that, provided the parties agreed upon an exchange ratio within the anticipated range, the Merger was fair to and in the best interests of Aequitron and its shareholders. The Aequitron Board unanimously voted to approve the Merger, to authorize management to execute, deliver and perform the Merger Agreement and to recommend to Aequitron shareholders that they vote in favor of the Merger Agreement.

     In view of the variety of factors considered in connection with its evaluation of the Merger, the Aequitron Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specified factors considered in reaching this determination. In addition, individual members of the Aequitron Board may have given different weights to different factors.

     The NPB Board of Directors believes that the Merger is in the best interests of NPB and its stockholders. The NPB Board has concluded that the proposed Merger is in the best interests of NPB and its stockholders because, among other reasons, the Merger would further NPB's strategic objectives of enhancing its competitive position in the rapidly consolidating health care industry, primarily through growth through acquisition, expanding its existing product lines to include complementary new products and obtaining manufacturing and other synergies, and would enhance NPB's product offerings to respiratory impaired patients throughout the continuum of care.

OPINION OF DAIN BOSWORTH INCORPORATED

     Aequitron Medical, Inc. ("Aequitron") retained Dain Bosworth Incorporated ("Dain") on October 18, 1995 to act as Aequitron's financial advisor in connection with merger and acquisition transactions such as the Merger with Nellcor Puritan Bennett Incorporated ("NPB"), including rendering its Opinion to the Board of Directors of Aequitron as to the fairness, from a financial point of view, of the consideration to be received by Aequitron's shareholders in connection with the Merger.

     At the September 9, 1996 special meeting of Aequitron's Board of Directors, Dain delivered an oral Opinion, which was subsequently confirmed in writing, that, subject to the assumptions set forth below, as of such date and based on the matters described therein, that the consideration received was fair to the shareholders of Aequitron from a financial point of view. On October 21, 1996 a special meeting of the Aequitron Board of Directors approved the amendment of the Merger Agreement, subject to Dain updating certain of its analyses from the September 9, 1996 presentation and delivering an opinion. Dain subsequently delivered its Opinion dated October 21, 1996, subject to the assumptions made, matters considered and limitations set forth in such opinion and summarized below, that the consideration received was fair to the shareholders of Aequitron from a financial point of view. Dain has consented to the use of its name and the Dain Opinion included in the Proxy Statement/Prospectus. No limitations were imposed by the Aequitron Board upon Dain with respect to the investigations made or procedures followed by it in rendering its Opinion.

     THE FULL TEXT OF DAIN'S WRITTEN OPINION DATED OCTOBER 21, 1996, WHICH SETS FORTH AMONG OTHER THINGS, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX B AND IS INCORPORATED HEREIN BY REFERENCE. AEQUITRON SHAREHOLDERS ARE URGED TO READ THE DAIN OPINION IN ITS ENTIRETY. THE SUMMARY OF THE DAIN OPINION SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS SETS FORTH THE MATERIAL ANALYSES AND MATTERS PRESENTED BY DAIN TO THE AEQUITRON BOARD AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. THE DAIN OPINION IS DIRECTED TO THE AEQUITRON BOARD, ADDRESSES ONLY THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY AEQUITRON'S SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY AEQUITRON SHAREHOLDER AS TO HOW SUCH A

SHAREHOLDER SHOULD VOTE AT THE ANNUAL MEETING. THE DAIN OPINION WAS RENDERED TO THE AEQUITRON BOARD FOR ITS CONSIDERATION IN DETERMINING WHETHER TO APPROVE THE MERGER AGREEMENT.

     In connection with the Dain Opinion, Dain, among other things: (i) reviewed the terms of the Merger Agreement and draft of Amendment No. 1 to Agreement and Plan of Merger in the form provided to Dain; (ii) held discussions with senior members of the management of Aequitron and NPB concerning the business, operations and prospects of each company and the reasons for completing the Merger, (iii) reviewed certain business and financial information on Aequitron and NPB, including certain publicly available documents filed by Aequitron and NPB with the Commission pursuant to the Exchange Act; (iv) compared certain financial statistics of Aequitron and NPB with statistics of other publicly traded companies deemed comparable; (v) reviewed price and trading data of the common stock of both Aequitron and NPB; and (vi) to the extent publicly available, compared the financial terms of the Merger with those of other transactions deemed comparable.

     In conducting its review and arriving at its Opinion that the consideration to be received by the common stock shareholders of Aequitron was fair from a financial point of view, Dain assumed and relied upon, without independent verification, the accuracy, completeness and fairness of the information furnished to or otherwise reviewed by or discussed with it for purposes of rendering its Opinion. With respect to the financial projections of Aequitron and other information relating to the prospects of Aequitron provided to Dain by Aequitron, Dain assumed that such projections and other information were reasonably prepared and reflected the best currently available judgments and estimates of the management of Aequitron as to the likely future financial performances of Aequitron and of the combined entity. In addition, Dain relied upon estimates and judgments of the Aequitron and NPB managements as to the potential revenue and cost savings and synergies that could result from the Merger. Dain assumed, with the consent of Aequitron, that the Merger will qualify for pooling of interests accounting treatment and as a tax-free transaction for the stockholders of Aequitron. Dain did not make and it was not provided with an independent evaluation or appraisal of the assets of Aequitron and NPB, and has not Dain been furnished with any such evaluations or appraisals. The Dain Opinion is based on market, economic and other conditions as they existed and could be evaluated as of the date of the Opinion letter.

     The following paragraphs summarize the most significant quantitative and qualitative analyses performed by Dain in arriving at its Opinion and reviewed with the Aequitron Board and do not purport to be a complete description of the analyses performed by Dain. The information presented below is based on the financial condition of Aequitron and NPB as of a date or dates shortly before the Merger Agreement was executed on September 9, 1996 and stock price information through the close of the market on September 6, 1996.

     Analysis of Certain Other Publicly Traded Companies. This analysis examines a company's valuation in the public market as compared to the valuation in the public market of other selected publicly traded companies. Dain compared certain financial and stock market information for both Aequitron and NPB with similar information from comparable publicly traded companies. The valuation analysis was based on several variables, including sales, earnings before interest, taxes, depreciation and amortization ("EBITDA"), operating income, net income for the last twelve months, and projected net income for both the 1996 and 1997 calendar years. The earnings estimates used in this analysis for Aequitron and NPB for calendar years 1996 and 1997 were as reported by First Call Corporation.

     Dain compared certain financial and stock market information for Aequitron with similar information from a group of seven comparable, publicly traded companies consisting of Allied Healthcare Products, Inc., Healthdyne Technologies, Inc., Nellcor Puritan Bennett Incorporated, Protocol Systems, Inc., ResMed, Inc., Respironics, Inc. and Sunrise Medical, Inc. (the "Selected Aequitron Comparables"). Dain noted from this analysis that the multiples for Aequitron were generally within the range of multiples for the Selected Aequitron Comparables.

                                                                                MARKET VALUE/
                                       ENTERPRISE VALUE/             ------------------------------------
                                --------------------------------                   PROJECTED CALENDAR
                                               LTM                    LTM       -------------------------
                                  LTM       OPERATING      LTM        NET          1996           1997
                                REVENUE      INCOME       EBITDA     INCOME     NET INCOME     NET INCOME
                                -------     ---------     ------     ------     ----------     ----------
Aequitron Medical(1)..........   1.3x         13.6x       10.2x      19.7x        17.7x          14.8x
Selected Aequitron
  Comparables:
  High........................   3.0x         28.5x       23.1x      48.1x        27.6x          22.2x
  Low.........................   0.7x         10.0x        8.4x      14.6x        16.3x          13.4x
  Median......................   1.5x         12.1x        9.6x      19.8x        18.4x          14.5x

Notes:

(1) Closing price on October 18, 1996 of $9.125.
LTM = last twelve months
Enterprise Value = Market Value + total debt - cash

     In order to better evaluate the Common Stock of NPB, Dain compared certain financial and stock market information for NPB with corresponding information from a group of eight comparable, publicly traded companies consisting of Boston Scientific Corporation, Datascope Corporation, Marquette Electronics, Inc., Medtronic, Inc., Protocol Systems, Inc., St. Jude Medical, Inc., Spacelabs Medical, Inc. and Stryker Corporation (the "Selected NPB Comparables"). Dain noted from this analysis that the multiples for NPB were generally within the range of multiples for the Selected NPB Comparables.

                                                                                 MARKET VALUE/
                                           ENTERPRISE VALUE/           ----------------------------------
                                     ------------------------------                 PROJECTED CALENDAR
                                                   LTM                  LTM      ------------------------
                                       LTM      OPERATING     LTM       NET         1996          1997
                                     REVENUE     INCOME      EBITDA    INCOME    NET INCOME    NET INCOME
                                     -------    ---------    ------    ------    ----------    ----------
Nellcor Puritan Bennett(1).........    1.7x       10.7x       8.4x     16.3x        16.5x         13.9x
Selected NPB Comparables:
  High.............................    7.9x       25.7x      23.3x     51.2x        35.1x         26.2x
  Low..............................    0.8x        8.1x       6.0x     13.3x        14.1x         12.2x
  Median...........................    2.3x       13.9x      10.8x     19.7x        19.2x         16.4x

Notes:

(1) Closing price on October 18, 1996 of $20.625.
LTM = last twelve months
Enterprise Value = Market Value + total debt - cash

     Analysis of Selected Merger and Acquisition Transactions. Dain reviewed and summarized the financial terms, to the extent publicly available, of seven recent merger transactions involving respiratory care and monitoring companies, which were deemed relevant and comparable to the business of Aequitron (the "Comparable Transactions"). In this analysis, Dain calculated the ratio of the implied enterprise value (defined as the price paid to the equity holders of the target company, plus the debt assumed by the other party to the transaction, less cash on the balance sheet of the target company) to the last twelve months revenue, operating income and EBITDA prior to the announcement of the transaction. Also, Dain calculated the ratio of the price paid for the stock to the last twelve months net income. All multiples for the Comparable Transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions present at the time of the Comparable Transactions. The following table summarizes the results of Dain's analysis comparing the high, low and median multiples to the expected value that will be received by Aequitron shareholders.

                                                      IMPLIED ENTERPRISE VALUE/         EQUITY VALUE/
                                                   --------------------------------     -------------
                                                               OPERATING                     NET
                                                   REVENUE      INCOME       EBITDA        INCOME
                                                   -------     ---------     ------     -------------
Aequitron Medical(1).............................    1.4x        15.0x       11.3x          22.3x
Comparable Transactions:
  High...........................................    2.2x        43.8x       17.2x          44.7x
  Low............................................    0.8x        16.5x       12.0x          22.9x
  Median.........................................    1.4x        22.7x       15.6x          35.3x

Note:

(1) Assumes value equal to $10.00 per share.

     Dain also compared the financial analysis of the Comparable Transactions to an estimated Aequitron valuation on only its respiratory operations (excluding Aequitron's Crow River Division). Assuming a valuation for Aequitron's Crow River Division based upon a multiple of Crow River's operating income for the last twelve months ended July 31, 1996, Dain was able to estimate a value for Aequitron's respiratory operations (the "Respiratory Value") based upon the midpoint of the price range proposed in the Merger. Dain then compared the Respiratory Value to selected operating results for Aequitron without the Crow River Division in order to estimate the multiples being proposed by the Merger for Aequitron's respiratory operations. The table below illustrates the estimated valuation multiples paid for Aequitron's respiratory operation based on the assumptions above.

                                                             IMPLIED ENTERPRISE
                                                                   VALUE/           EQUITY VALUE/
                                                            ---------------------   -------------
                                                                        OPERATING        NET
                                                            REVENUE      INCOME        INCOME
                                                            -------     ---------   -------------
    Aequitron Medical -- Respiratory Value................     1.6x        18.5x         28.0x
    Comparable Transactions:
      High................................................     2.2x        43.8x         44.7x
      Low.................................................     0.8x        16.5x         22.9x
      Median..............................................     1.4x        22.7x         35.3x

     Discounted Cash Flow Analysis. Dain performed four discounted cash flow analyses for Aequitron: a management case (the "Management Case"); a management case adjusted for different revenue growth assumptions (the "Growth Scenario"); a management case adjusted for different operating margin assumptions (the "Margin Scenario"); and a management case adjusted for potential operating synergies resulted from the Merger (the "Synergistic Scenario"). The discounted cash flow approach values a business based on the current value of the future cash flows that the business will generate. To establish a current value under the approach, future cash flows must be estimated and an appropriate discount rate determined. In the Management Case, Dain used estimates of projected financial performance for Aequitron for the fiscal years 1997 through 2000 prepared by Aequitron's management. Dain aggregated the present value of the cash flows through fiscal year 2000 with the present value of a range of terminal values. Dain discounted these cash flows at discount rates ranging from 17.0% to 21.0%. The terminal value was computed based on projected EBITDA in fiscal year 2000 and a range of terminal multiples from 6.0x to 10.0x. Dain arrived at such discount rates based upon the consideration of a number of factors, including cost of capital, required rates of return to investors and risks attributable to the uncertainty of achieving the projected cash flows. Based on the foregoing analysis, Aequitron's implied equity values per share ranged from $7.72 to $12.59.

     In the Growth Scenario, Dain prepared estimates of projected financial performance for Aequitron for the fiscal years 1997 through 2000 which assumed average annual revenue growth rates ranging from 10.0% to 20.0%, compared with the Management Case which assumed an average annual revenue growth rate of 16.9% and Aequitron's historical three year compounded annual growth rate of 12.6%. All operating margins in the Growth Scenario were identical to those in the Management Case discussed above. Assuming a terminal multiple of 8.0x projected EBITDA in fiscal year 2000 and discount rates ranging from 17.0% to 21.0%, Aequitron's implied equity values per share ranged from $7.24 to $10.75.

     In the Margin Scenario, Dain prepared estimates of projected financial performance for Aequitron for the fiscal years 1997 through 2000 which assumed average annual operating margins ranging from 5.0% to 15.0%, compared with the Management Case which assumed an average annual operating margin of 12.0% and Aequitron's actual fiscal 1996 operating margin of 9.5%. The projected revenue for fiscal years 1997 through 2000 in the Margin Scenario were identical to those in the Management Case discussed above. Assuming a terminal multiple of 8.0x projected EBITDA in fiscal year 2000 and discount rates ranging from 17.0% to 21.0%, Aequitron's implied equity values per share ranged from $4.10 to $11.93.

     In the Synergistic Scenario, Dain used the Management Case discussed above and adjusted the future cash flows based upon Aequitron management's estimates of potential operating synergies resulting from the Merger ranging from zero to $2.5 million annually. Assuming a terminal multiple of 8.0x projected EBITDA in fiscal year 2000, and discount rates ranging from 17.0% to 21.0%, Aequitron's implied equity values per share ranged from $9.58 to $13.29.

     Contribution Analysis. Dain analyzed the relative contributions of Aequitron and NPB to the pro forma income statement of the combined company and compared such contributions to the pro forma ownership of NPB by the Aequitron shareholders. The analysis was performed based on the historical financial results for the twelve months ended June 30, 1996 for Aequitron and NPB and the projected twelve months ending June 30, 1997 as provided by the management of Aequitron and NPB. This analysis showed that Aequitron would contribute 5.3% and 5.6% of net revenue, 5.6% and 6.0% of gross income, 3.3% and 3.7% of operating income and 3.4% and 3.8% of net income of the combined company for fiscal years 1996 and 1997, respectively. These ranges do not give effect to potential cost savings and synergies that could be achieved in the Merger. Based on NPB's closing stock price of $20.625 on October 18, 1996, Aequitron shareholders would own approximately 4.2% of the combined company.

     Pro Forma Merger Analysis. Dain analyzed certain pro forma effects on the combined company resulting from the Merger. Dain computed the resulting dilution/accretion to the combined company's earnings per share estimate for the fiscal year ending June 30, 1997, pursuant to the Merger before and after taking into account any potential cost savings, revenue loss, and other synergies that Aequitron and NPB could achieve if the Merger were consummated and before nonrecurring costs relating to the Merger. Dain noted that before taking into account any potential cost savings, revenue loss, and other synergies and before certain nonrecurring costs relating to the Merger, the Merger would be approximately 0.5% dilutive to the combined company's earnings per share for the fiscal year ending 1997. Dain also noted that assuming (i) an offer price of $10.00 per Aequitron share, (ii) potential operating synergies ranging from zero to $2.5 million for fiscal year 1997 that Aequitron and NPB could achieve if the Merger were consummated, (iii) a potential loss of revenue ranging from zero to $4.5 million in fiscal 1997 which may result from the Merger, and (iv) no impact from nonrecurring costs relating to the Merger, the Merger would have a dilutive/accretive impact on the combined companies earnings per share ranging from approximately 2.2% dilutive (assuming no operating synergies and $4.5 million of lost revenue) to 1.4% accretive (assuming operating synergies totaling $2.5 million and no loss of revenue resulting from the Merger). There can be no assurance that the combined company will be able to eliminate or minimize the potential revenue loss or realize any potential operating synergies in the amounts estimated following the Merger.

     No company used in the analysis of other publicly traded companies nor any transaction used in the analysis of selected mergers and acquisitions summarized above is identical to Aequitron, NPB or the Merger. Accordingly, such analyses must take into account differences in the financial and operating characteristics of the Selected Comparables for Aequitron and NPB and the companies in the Comparable Transactions and other factors that would affect the public trading value and acquisition value of the Comparable Companies and Comparable Transactions, respectively.

     While the foregoing summary describes all analyses and factors that Dain deemed material in its presentation to the Aequitron Board, it is not a comprehensive description of all analyses and factors considered by Dain. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the applications of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Dain believes that its analyses must be considered as a whole and that selecting portions of its analyses and other factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying the Dain Opinion. In performing its analyses, Dain considered general economic, market and financial conditions and other matters, many of which are beyond the control of Aequitron and NPB. The analyses performed by Dain are not necessarily indicative of actual values or future results which may be significantly more or less favorable than those suggested by such analyses. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Additionally, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be sold. Furthermore, no opinion is being expressed as to the prices at which shares of NPB Common Stock may trade at any future time.

     Pursuant to an agreement dated October 18, 1995 between Aequitron and Dain, the fees payable to Dain consist of a $25,000 engagement fee, a $50,000 fee payable upon execution of the letter of intent, a $100,000 fee for rendering its Opinion to the Aequitron Board on September 9, 1996 in connection with the transaction contemplated by the Merger Agreement, and $25,000 for each separate confirmation or reaffirmation of its Opinion, which aggregate amount will be credited against a transaction fee of 1.0% of the total transaction value (as defined in the agreement), payable upon consummation of the Merger. In addition, Aequitron has agreed to reimburse Dain for its reasonable out-of-pocket expenses and to indemnify Dain against certain expenses and liabilities arising in connection with its engagement, including liabilities under the Securities Act and the Exchange Act.

     Dain was selected by Aequitron on the basis of its experience in valuing securities in connection with mergers and acquisitions, knowledge of Aequitron and other manufacturers of respiratory products and expertise in transactions involving healthcare companies. Dain is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Dain has from time to time issued research reports and recommendations on Aequitron Common Stock, and, in the ordinary course of business, makes a market in Aequitron Common Stock. In the course of its market making and other trading activities, Dain may have, from time to time, a long or short position in, and buy and sell securities of, Aequitron.

CONFLICTS OF INTEREST

     In considering the recommendation of the Aequitron Board with respect to the Merger Agreement and the transactions contemplated thereby, shareholders should be aware that certain members of the management of Aequitron have interests in the Merger that are in addition to the interests of shareholders of Aequitron generally.

     Stock Option Plans. Under the terms of the Merger Agreement, NPB has agreed that all stock options of Aequitron outstanding on September 9, 1996 that have not expired as of the Effective Time of the Merger will be assumed by NPB. Such assumed options shall entitle the holder thereof to purchase that number of shares of NPB Common Stock (rounded up to the nearest whole share) equal to the number of shares of Aequitron Common Stock subject to the replaced option multiplied by the Exchange Ratio, at an exercise price per share of NPB Common Stock (rounded down to the nearest penny) equal to the former exercise price per share of Aequitron Common Stock under such option immediately prior to the Merger divided by the Exchange Ratio. Certain of these options provide for automatic vesting under certain circumstances, including the Merger. See "The Merger Agreement -- Stock Options."

     The assumption of such options enables participants in Aequitron's 1985 Incentive Stock Option Plan, as amended, and Restated 1988 Stock Option Plan to hold stock options to acquire NPB Common Stock after the Merger rather than having their options terminate upon consummation of the Merger. As of September 9, 1996, there were outstanding options to purchase an aggregate of 1,172,400 shares of Aequitron Common Stock at a weighted average exercise price of $4.34 per share (at exercise prices ranging from $2.0625 to $8.50 per share).

     Consulting Agreements with Directors. Messrs. Lawrence Lehmkuhl, David Morse, Gerald Rhodes and Ervin Kamm, Jr., constituting the outside directors of Aequitron, will upon consummation of the Merger enter into Consulting Agreements with NPB. Such individuals will provide up to 120 hours of consulting services to NPB as requested by NPB in exchange for payment of $27,500 per individual.

     Indemnification and Insurance. Under the terms of the Merger Agreement, NPB has agreed that for a period of six years from the Effective Time, for acts occurring prior to the Merger (i) all rights to indemnification and advancement of expenses existing in favor of the directors and officers of Aequitron (the "Indemnified Parties") under the provisions existing on the date of the Merger Agreement in the Articles of Incorporation, Bylaws and indemnification agreements of Aequitron will survive the Merger, and (ii) NPB will indemnify and advance expenses to the Indemnified Parties to the full extent required or permitted under the provisions existing on the date of the Merger Agreement in the Articles of Incorporation, Bylaws and indemnification agreements of Aequitron.

     Affiliates Agreements. In consideration for entering into affiliates agreements as required by the Merger Agreement, NPB has agreed that it will not terminate, except for cause, the employment of Aequitron affiliates entering into such agreements until the stock transfer restrictions thereunder have lapsed. See "-- Resale Restrictions."

     NPB has also agreed to maintain, for a period of six years after the Effective Time, with respect to claims arising from facts or events which occurred before the Merger, officers' and directors' liability insurance covering the Indemnified Parties who are currently covered (in their capacities as officers and directors) by Aequitron's existing officers' and directors' liability insurance policies, on terms substantially no less advantageous to such officers and directors than such existing insurance.

     Change-In-Control Employment Agreements. Certain officers of Aequitron have entered into agreements with Aequitron providing for payments in the event such officers are terminated in connection with a change in control, including the Merger. See "Executive Compensation -- Employment Contracts and Termination of Employment Arrangements."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Best & Flanagan, Professional Limited Liability Partnership, counsel to Aequitron, is of the opinion that the material federal income tax consequences of the Merger, insofar as they relate to Aequitron and its shareholders, will be as follows:

          (i) the Merger will constitute a reorganization within the meaning of
     Section 368(a) of the Code, and NPB and Aequitron will each be a party to that reorganization within the meaning of Section 368(b) of the Code;

          (ii) no gain or loss will be recognized by NPB or Aequitron as a result of the Merger;

          (iii) no gain or loss will be recognized by the shareholders of Aequitron upon the conversion of their Aequitron Common Stock into shares of NPB Common Stock pursuant to the Merger except with respect to cash, if any, received in lieu of fractional shares of NPB Common Stock;

          (iv) a shareholder of Aequitron will recognize gain or loss equal to the difference between the cash received in lieu of a fractional share interest of NPB Common Stock and such shareholder's tax basis in the fractional share for which cash is received;

          (v) the aggregate tax basis of the shares of NPB Common Stock received in exchange for shares of Aequitron Common Stock pursuant to the Merger (including fractional shares for which cash is received) will be the same as the aggregate tax basis for such shares of Aequitron Common Stock decreased by the amount of any tax basis allocable to the fractional share interests for which cash is received;

          (vi) the holding period for shares of NPB Common Stock received in exchange for shares of Aequitron Common Stock pursuant to the Merger will include the period that such shares of Aequitron

     Common Stock were held by the holder, provided such shares of Aequitron Common Stock were held as capital assets by the holder at the Effective Time; and

          (vii) a dissenting shareholder of Aequitron who receives payment for shares in cash will generally recognize capital gain or loss (if the shares were held as a capital asset at the Effective Time) equal to the difference between the cash received and the holder's basis in such shares, provided the payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Code nor has the effect of the distribution of a dividend within the meaning of Section 356(a)(2) of the Code (collectively, a "Dividend Equivalent Transaction"). A sale of shares pursuant to an exercise of dissenter or appraisal rights will generally not be a Dividend Equivalent Transaction if, as a result of such exercise, the shareholder owns no shares of NPB Common Stock (either actually or constructively within the meaning of Section 318 of the Code).

     Morrison & Foerster, counsel to NPB, is of the opinion that the material federal income tax consequences of the Merger, insofar as they relate to NPB and its stockholders, will be as set forth in (i) and (ii) above.

     It is a condition to the consummation of the Merger that NPB receive an opinion from its counsel, Morrison & Foerster LLP, and that Aequitron receive an opinion from its counsel, Best & Flanagan PLLP, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and NPB and Aequitron will each be a party to that reorganization within the meaning of Section 368(b) of the Code. The opinions expressed herein are based, and such opinions to be issued later will be based, upon the Code, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as in effect as of the time such opinions were issued and all of which are subject to change, which change could be retroactive. In addition, in rendering such opinions, counsel are relying and will rely upon representations expected to be contained in certificates of NPB, Aequitron and others, including of those shareholders of Aequitron holding a substantial amount of Aequitron Common Stock (the "Major Shareholders") verifying that such Major Shareholders have no plan or intention as of the Effective Time to sell, exchange or otherwise dispose of the shares of NPB Common Stock to be distributed to them in the Merger. Such opinions do not apply to the persons or matters described in the following paragraph. A ruling from the United States Internal Revenue Service concerning the tax consequences of the Merger will not be requested. Accordingly, there can be no assurance that the Internal Revenue Service will not assert a position contrary to the conclusions expressed herein and in such opinions.

     THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. IT DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER. IN ADDITION, IT DOES NOT DISCUSS THE FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE RELEVANT TO CERTAIN PERSONS, INCLUDING HOLDERS OF OPTIONS, AND MAY NOT APPLY TO CERTAIN HOLDERS SUBJECT TO SPECIAL TAX RULES, INCLUDING HOLDERS WHO ACQUIRED AEQUITRON COMMON STOCK PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR RIGHTS OR OTHERWISE RECEIVED SUCH STOCK AS COMPENSATION, DEALERS IN SECURITIES AND FOREIGN HOLDERS.

     EACH AEQUITRON SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT

     The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, the recorded historical cost basis of the assets and liabilities of NPB and Aequitron will be carried forward to the operations of the combined companies at their recorded amounts, results of operations of the combined companies will include the results of operations of NPB and Aequitron for the entire fiscal period in which the combination occurs and the historical results of operations of the separate companies for fiscal years prior to the Merger will be combined and reported as the results of operations of the combined companies.

     Consummation of the Merger is conditioned upon receipt, by the parties to the Merger, of letters from Price Waterhouse LLP and Ernst & Young LLP regarding those firms' concurrence with NPB management's and Aequitron management's conclusions, respectively, that the Merger qualifies for "pooling of interests" treatment for financial reporting purposes and that such accounting treatment is in accordance with generally accepted accounting principles. See "The Merger Agreement -- Conditions." Certain events, including certain transactions with respect to Aequitron Common Stock or NPB Common Stock by affiliates of NPB and Aequitron, respectively, may prevent the Merger from qualifying as a pooling of interests for accounting and financial reporting purposes. For information concerning certain restrictions to be imposed on the transferability of NPB Common Stock to be received by affiliates in order, among other things, to ensure the availability of pooling of interests accounting treatment. See
"-- Resale Restrictions."

REGULATORY APPROVALS

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger cannot be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. NPB and Aequitron each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on September 26, 1996.

     The waiting period under the HSR Act for NPB and Aequitron expired on October 26, 1996.

     At any time before or after consummation of the Merger, the Antitrust Division or the FTC, or any state, could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of NPB or Aequitron. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. In addition, non-United States governmental and regulatory authorities may seek to take action under applicable antitrust laws. There can be no assurance that a challenge to the Merger will not be made or, if such challenge is made, that NPB will prevail.

     The obligations of NPB and Aequitron to consummate the Merger are subject to the condition that there be no preliminary or permanent injunction or other order by any federal, state or foreign court of competent jurisdiction that prevents consummation of the Merger, and that there be no statute, rule, regulation. executive order, stay, decree or judgment by any court or governmental authority that prohibits or restricts the consummation of the Merger. See "The Merger Agreement -- Conditions." Either NPB or Aequitron may terminate the Merger Agreement if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or any other action shall have become final and non-appealable, provided that the party seeking to terminate the Merger Agreement for such reason shall have used all reasonable efforts to remove such order, decree or ruling. See "The Merger Agreement -- Termination."

RESALE RESTRICTIONS

     All shares of NPB Common Stock received by Aequitron shareholders in the Merger will be freely transferable, except that shares of NPB Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Aequitron may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of NPB) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Aequitron or NPB generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party.

     Commission guidelines regarding qualifying for the pooling of interests method of accounting also limit sales by affiliates of the acquiring and acquired companies in a business combination. Commission guidelines indicate further that the pooling of interests method of accounting generally will not be challenged on the basis of sales by affiliates of the acquiring or acquired company if they do not dispose of any of the shares they own or shares they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of combined operations have been published. See "-- Accounting Treatment."

     The Merger Agreement requires each of NPB and Aequitron to use all reasonable efforts to cause each of its affiliates to execute a written agreement restricting the disposition by such person of the shares of NPB Common Stock to be received by such person in the Merger.

                  DISSENTERS' RIGHTS OF AEQUITRON SHAREHOLDERS

     The rights of Aequitron shareholders who dissent in connection with the Merger are governed by specific legal provisions contained in Sections 302A.471 and 302A.473 of the MBCA, the text of which is attached as Appendix C hereto. The description of dissenters' rights contained in this Proxy Statement/Prospectus is qualified in its entirety by reference to those sections of the MBCA. FAILURE TO FOLLOW THE STEPS REQUIRED BY THE MBCA FOR PERFECTING DISSENTERS' RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS.

     Under Sections 302A.471 and 302A.473 of the MBCA, any shareholder of record of shares of Aequitron Common Stock who does not wish to exchange such shares for shares of NPB Common Stock pursuant to the Merger Agreement may dissent from the Merger and elect to have the fair value of the shareholder's shares (as determined immediately before the Effective Time of the Merger) paid to the shareholder in cash, provided that the shareholder complies with the provisions of Section 302A.473 of the MBCA.

     THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE MBCA AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SECTIONS 302A.471 AND 302A.473 OF THE MBCA ATTACHED HERETO, AND INCORPORATED HEREIN BY REFERENCE, IN APPENDIX C.

     Under Section 302A.473 of the MBCA, if a corporation calls a shareholder meeting at which a plan of merger to which such corporation is a party is to be voted upon, the notice of the meeting must inform each shareholder of the right to dissent and must include a copy of Section 302A.471 and Section 302A.473 of the MBCA and a brief description of the procedure to be followed under such sections. This Proxy Statement/Prospectus constitutes such notice. ANY SHAREHOLDER WHO WISHES TO EXERCISE SUCH APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS OR HER RIGHT TO DO SO SHOULD REVIEW THE MBCA CAREFULLY BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS UNDER THE MBCA.

     The Merger Agreement, and thereby the Merger of Aequitron into NPB, must be approved by the holders of a majority of the outstanding shares of Aequitron Common Stock. Therefore, shareholders who elect to exercise dissenters' rights must satisfy each of the following conditions: (i) such holders must file with Aequitron, before the taking of the vote with respect to the Merger, notice of their intention to demand payment of the fair value of their shares (this written notice must be in addition to and separate from any vote against the Merger, neither voting against nor a failure to vote for the Merger will constitute such a notice); and (ii) such holders must not vote in favor of the Merger (a failure to vote will satisfy this requirement, but a vote in favor of the Merger will constitute a waiver of such holder's dissenters' rights and will nullify any previously filed written notice of intent to demand payment). Shareholders who fail to comply with either of these conditions will have no dissenters' rights with respect to their shares.

     All written notices should be addressed to: Aequitron Medical, Inc., 14800 28th Avenue North, Minneapolis, Minnesota 55447, Attention: Corporate Secretary and should be executed by, or with the consent of the holder of record. The notice must identify the shareholder and indicate the intention of such shareholder to demand payment of the fair value of his or her shares. In the notice, the shareholder's name should be stated as it appears on his or her stock certificate. A beneficial owner of shares who is not the registered owner may assert dissenters' rights as to shares held on such person's behalf, provided that such beneficial owner submits a written consent of the registered owner to Aequitron at or before the time such rights are asserted.

     A shareholder of Aequitron may not assert dissenters' rights as to less than all of the shares registered in such shareholder's name except in the situation in which certain shares are beneficially owned by another person but registered in such shareholder's name. If a shareholder wishes to dissent with respect to shares beneficially owned by another person, such shareholder must dissent with respect to all of such shares and disclose the name and address of the beneficial owner on whose behalf the holder is dissenting.

     After a vote approving the Merger, and assuming the Merger is to be consummated, Aequitron must give written notice that the Merger has been approved to each shareholder who filed a written notice of intent to demand payment for such shareholder's shares and who did not vote in favor of the Merger. Such notice will specify the address to which a demand for payment and stock certificates must be sent by such shareholder in order to obtain payment and will include a form for demanding payment to be completed by the shareholder. In order to receive the fair value of his or her shares, a dissenting shareholder must, within 30 days after the date of such notice from Aequitron, send such holder's share certificates, together with certain information concerning such shareholder's shares, on the form supplied by Aequitron. After a valid demand for payment and the related certificates are received, Aequitron must remit to each dissenting shareholder who has complied with the above-referenced requirements the amount it deems to be the fair value of that shareholder's shares, plus interest from the fifth day after the effective date of the Merger up to and including the date of such payment, together with a brief description of the method used to reach such estimate and certain updated interim financial data of Aequitron, if available.

     If a dissenting shareholder believes that the amount remitted by Aequitron is less than the fair value of such shareholder's shares, plus interest, the shareholder may give written notice to Aequitron of the shareholder's own estimate of the fair value of his or her shares, plus interest, within 30 days after the mailing date of the remittance and demand payment of the difference. If the shareholder fails to give written notice of such estimate and demand for the difference within the 30-day time period, such shareholder will be entitled only to the amount remitted by Aequitron.

     If Aequitron and the dissenting shareholder are unable to settle the shareholder's demand within 60 days, Aequitron shall file in Hennepin County District Court, Minneapolis, Minnesota, a petition requesting that the court determine the fair value of the shares, plus interest. All shareholders whose demands are not settled within the applicable 60-day settlement period shall be made parties to this proceeding. The court, after determining that the shareholder has complied with all statutory requirements, may use any valuation method or combination of methods it deems appropriate, whether or not used by Aequitron or the dissenting shareholder, or may appoint appraisers to determine the fair value of the shares. The court's determination is binding on all shareholders of Aequitron and the court must enter judgment for any amount by which the court determines fair value exceeds the amount remitted to the shareholder by Aequitron.

     The costs and expenses of such a proceeding, including the expenses and compensation of any appraisers appointed by the court, will be assessed against Aequitron, unless the court, in its discretion, determines that the dissenting shareholder's action in demanding supplemental payment was arbitrary, vexatious or not in good faith, in which event the court may assess all or a part of such costs against the shareholder. Fees and expenses of counsel for the dissenting shareholder may be awarded by the court out of the amount, if any, awarded to such shareholder.

     Dissenting shareholders are urged to consult legal counsel with respect to dissenters' rights. Aequitron shareholders considering the exercise of dissenters' rights should consider the information set forth under "The
Merger -- Certain Federal Income Tax Consequences."

     Any demands, notices, certificates or other documents required to be delivered to Aequitron may be sent to the Corporate Secretary, Aequitron Medical, Inc., 14800 28th Avenue North, Minneapolis, Minnesota 55447.

                              THE MERGER AGREEMENT

     The following is a brief summary of certain provisions of the Merger Agreement, a copy which is attached as Appendix A to this Proxy
Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Merger Agreement.

THE MERGER

     Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, at the Effective Time Aequitron will be merged with and into NPB, with NPB as the Surviving Corporation. The Merger will have the effects specified in
Section 259 of the DGCL.

     NPB's Restated Certificate of Incorporation and NPB's Bylaws will be the Surviving Corporation's Certificate of Incorporation and Bylaws. The directors of NPB will be the directors of the Surviving Corporation, and the officers of NPB will be the officers of the Surviving Corporation.

EFFECTIVE TIME OF THE MERGER

     The closing of the transactions contemplated by the Merger Agreement (the "Closing") will take place on the first business day (the "Closing Date") following the date on which the Annual Meeting has occurred; provided that if all of the conditions to the Merger are not satisfied or waived at such date, the Closing Date will be the first business day following the date on which all such conditions are satisfied or waived, or at such other date as NPB and Aequitron agree. See "The Merger Agreement -- Conditions."

     As soon as practicable after the Closing, a Certificate of Merger (the "Certificate of Merger") will be filed with the Secretary of State of the State of Delaware as provided in Section 252 of the DGCL and the Secretary of State of the State of Minnesota as provided by Section 302A.641 of the MBCA. The time at which the Certificate of Merger is filed in Delaware and Minnesota is referred to as the Effective Time.

CONVERSION OF SECURITIES

     As a result of the Merger and without any action on the part of the holders thereof, each share of Aequitron Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by dissenting shareholders who have asserted their appraisal rights and treasury stock ("Excluded Shares")) will be converted into the right to receive the fraction of one fully paid and non-assessable share of common stock, $.001 par value per share, of NPB (the "NPB Common Stock") equal to the Exchange Ratio (as defined below), together with the corresponding fraction of an NPB Preferred Stock Purchase Right. The fraction of a share of NPB Common Stock to be issued for each share of Aequitron Common Stock in the Merger (the "Exchange Ratio") is calculated as follows: (1) if the Closing Market Value (as defined below) is greater than or equal to $23.14 and less than or equal to $26.61, the Exchange Ratio will be .432; (2) if the Closing Market Value is greater than $26.61, the Exchange Ratio will be the quotient of $11.50 divided by the Closing Market Value; (3) if the Closing Market Value is less than $23.14 and greater than or equal to $17.00, the Exchange Ratio will be the quotient of $10.00 divided by the Closing Market Value; and (4) if the Closing Market Value is less than $17.00, the Exchange Ratio will be .588, provided that Aequitron may terminate the Merger Agreement in the event the Closing Market Value is below $17.00 unless NPB elects to increase the Exchange Ratio to equal the quotient of $10.00 divided by the Closing Market Value. "Closing Market Value" means the average of the closing prices of the NPB Common Stock for the ten trading days ending on the fifth trading day prior to the Annual Meeting. See "Appendix D" for a calculation of the Exchange Ratio at Certain Closing Market Values.

     Appendix D to this Proxy Statement/Prospectus sets forth a calculation of the Exchange Ratio and the resulting total number of shares of NPB Common Stock that would be issued in the Merger based on a range of possible Closing Market Values. Because the aggregate number of shares of NPB Common Stock to be received in the Merger is dependent upon the market price of NPB Common Stock during the Exchange Ratio valuation period, fluctuations in the market value of NPB Common Stock during that valuation period will impact the number of shares of NPB Common Stock received in the Merger in exchange for each outstanding share of Aequitron Common Stock. As a result, the market value of NPB Common Stock that the shareholders of Aequitron ultimately receive could be more or less than its market value on the date of this Proxy Statement/Prospectus or on the date of the Annual Meeting. Aequitron shareholders are advised to obtain current market quotations for Aequitron and NPB Common Stock. No assurance can be given as to the market price of NPB Common Stock at any time before the effective time or as to the market price of NPB Common Stock at any time thereafter. If the actual exchange ratio were determined to be materially outside of the range set forth in Appendix D, Aequitron would recirculate a supplement to this Proxy Statement/Prospectus or an Amended Proxy Statement/Prospectus containing information concerning the actual exchange ratio, and would offer all holders of Aequitron Common Stock who were entitled to vote on the Merger as of the Record Date an opportunity to change their votes prior to the Annual Meeting (in which case, the Annual Meeting would be delayed to permit such recirculation). Such recirculation, if it occurs, would cause the effective date of the Merger to be delayed.

     Each holder of a certificate representing any such shares of Aequitron Common Stock other than Excluded Shares (a "Certificate") will upon consummation of the Merger cease to have any rights with respect to such Aequitron Common Stock, except the right to receive, without interest, shares of NPB Common Stock and cash in lieu of fractional shares (as described in "-- Exchange of Shares") upon the surrender of such Certificate. If prior to the Effective Time, NPB should split or combine the shares of NPB Common Stock, or pay a stock dividend or other stock distribution in, or in exchange of, shares of NPB Common Stock, or engage in any similar transaction, then the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend, exchange or other distribution or similar transaction.

     All shares of NPB Common Stock owned by Aequitron or any subsidiary of Aequitron will become treasury stock of NPB.

STOCK OPTIONS

     As of the Effective Time, each of the options to acquire Aequitron Common Stock (each, an "Aequitron Stock Option") outstanding as of the date of the Merger Agreement will be converted into an option (or a new substitute option shall be issued) to purchase the number of shares of NPB Common Stock (rounded up to the nearest whole share) equal to the number of shares of Aequitron Common Stock subject to such option multiplied by the Exchange Ratio, at an exercise price per share of NPB Common Stock (rounded down to the nearest penny) equal to the former exercise price per share of Aequitron immediately prior to the Effective Time divided by the Exchange Ratio; provided that in the case of any Aequitron Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as provided above, the converted or substituted Aequitron Stock Options will be subject to the same terms and conditions as were applicable to Aequitron Stock Options immediately prior to the Effective Time.

     As soon as practicable after the Effective Time, NPB will file one or more registration statements on Form S-8 under the Securities Act, or amendments to its existing registration statements on Form S-8 or amendments to such other registration statements as may be available, in order to register the shares of NPB Common Stock issuable upon exercise of the aforesaid converted Aequitron Stock Options. The consummation of the Merger will not be treated as a termination of employment for purposes of the Option Plans.

EXCHANGE OF SHARES

     As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of Aequitron Common Stock (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of NPB Common Stock. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate will be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of NPB Common Stock and (ii) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate so surrendered. AEQUITRON SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

     No fractional shares of NPB Common Stock will be issued pursuant to the Merger. In lieu thereof, cash adjustments will be paid in an amount equal to the product of the fraction of a share of NPB Common Stock that would otherwise be issuable multiplied by the closing sales price per share of NPB Common Stock on the Nasdaq National Market on the business day immediately preceding the closing date.

     No dividends on shares of NPB Common Stock will be paid to persons entitled to receive certificates representing shares of NPB Common Stock until such persons surrender their Certificates. Upon such surrender, the person in whose name the certificates representing such shares of NPB Common Stock will be issued will also receive any dividends that have become payable with respect to such shares of NPB Common Stock between the Effective Time and the time of such surrender. In no event will the person entitled to receive such dividends be entitled to receive interest on such dividends.

     If any certificates for shares of NPB Common Stock are to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, the person requesting such exchange must (i) pay to the Exchange Agent any transfer or other taxes required by reason thereof, or (ii) establish that such tax has been paid or is not applicable.

     At the Effective Time, the stock transfer books of Aequitron will be closed and no further transfers of shares of Aequitron Common Stock will be made.

     Neither the Exchange Agent nor any party to the Merger Agreement is liable to a holder of shares of Aequitron Common Stock for any shares of NPB Common Stock or dividends thereon or the cash payment for fractional interests delivered to a public official pursuant to applicable escheat laws.

     In the event that any Certificate has been lost, stolen or destroyed, upon
(i) the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, and (ii) if required by NPB, in its discretion, the posting by such person of a bond in such sum as NPB may direct as indemnity, or such other form of indemnity as NPB may reasonably direct, against any claim that may be made against NPB with respect to such Certificate, NPB will issue or cause to be issued in exchange for such Certificate the number of whole shares of NPB Common Stock and cash in lieu of fractional shares into which the shares of Aequitron Common Stock represented by the Certificate are converted in the Merger.

     Holders of Aequitron Common Stock are entitled to dissent from the Merger and demand appraisal of any such Aequitron Common Stock in accordance with the provisions of Sections 302A.471 and 302A.473 of the MBCA (each person electing to exercise such rights, a "Dissenting Holder"). Shares of Aequitron Common Stock held by a Dissenting Holder will not be converted, but will from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to the Dissenting Holder pursuant to the MBCA; provided, however, that each share of Aequitron Common Stock held by a Dissenting Holder who, after the Effective Time withdraws his or her demand for appraisal or loses his or her rights of appraisal with respect to such shares of Aequitron Common Stock, in either case pursuant to the MBCA, will not be deemed to be an Excluded Share but will be deemed to be converted, as of the Effective Time, into the right to receive NPB Common Stock in accordance with the Exchange Ratio.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains certain representations and warranties by Aequitron relating to, among other things: (a) due organization, power and standing; (b) capital structure and ownership of subsidiaries; (c) the authorization, execution, delivery and enforceability of the Merger Agreement;
(d) required consents and approvals and the absence of breaches or violations of the Restated Articles of Incorporation and Amended Bylaws, agreements and instruments, and law; (e) the filing of required reports with the Commission;
(f) the absence of certain changes or events; (g) the accuracy of information in this Proxy Statement/Prospectus; (h) litigation; (i) certain contracts and agreements (including contracts with physicians, hospitals, HMOs and third party providers); (j) employee benefit plans; (k) taxes; (l) compliance with applicable law; (m) subsidiaries; (n) interested party transactions; (o) labor and employment matters; (p) ownership of shares of NPB's stock; (q) insurance;
(r) environmental matters; (s) intellectual property rights; (t) dealings with the FDA and other governmental entities concerned with medical products sold by

Aequitron; (u) real property; (v) the provision of complete copies of all documents to NPB; (w) ownership of Aequitron shares; (x) receipt of fairness opinion; (y) pooling of interests; (z) accounts receivable; (aa) customers and suppliers; (bb) complete representations; (cc) takeover statutes; (dd) voting arrangements; (ee) inventories; (ff) product liability matters; and (gg) no undisclosed liabilities.

     The Merger Agreement also contains certain representations and warranties by NPB relating to, among other things: (a) due organization, power and standing; (b) capital structure and ownership of subsidiaries; (c) the authorization, execution, delivery and enforceability of the Merger Agreement;
(d) required consents and approvals and the absence of breaches or violations of the Restated Certificate of Incorporation and Amended Bylaws, agreements and instruments, and law; (e) the filing of required reports with the Commission and absence of change; (f) the accuracy of information in this Proxy Statement/Prospectus; (g) ownership of shares of Aequitron Common Stock; (h) the provision of complete copies of all documents to Aequitron; (i) pooling of interests; and (j) complete representations.

CERTAIN COVENANTS

     Aequitron agreed that, prior to the Effective Time and except as set forth in its Disclosure Schedule, it will, among other things: (i) conduct its business only in the ordinary and usual course, consistent with past practices; and (ii) use its best efforts to preserve intact its business organization, to retain its and its subsidiaries' present officers and key employees, and to preserve the goodwill of those having business relationships with it and its subsidiaries. NPB and Aequitron also agreed that, among other things: (i) through the Effective Time, Aequitron will frequently report to NPB the general status of its ongoing operations, deliver to NPB financial reports and promptly notify NPB of material changes in its or its subsidiaries' business or properties; (ii) each will use all reasonable efforts to deliver to the other a letter from its independent auditors in connection with the Registration Statement; (iii) each will report to the other on operational matters and promptly advise the other of any material change or event; (iv) each will file all required reports with the Commission and deliver to the other copies of all such reports; (v) except where prohibited by applicable statutes and regulations, each will promptly provide the other with copies of filings with any state or federal government entity in connection with the Merger Agreement or the transactions contemplated thereby; (vi) through the Effective Time, each will afford the other access to all of its records, and each will furnish to the other all information concerning its business, properties and personnel as the other party may reasonably request; and (vii) NPB will not amend its Certificate of Incorporation in a manner adversely affecting holders of NPB Common Stock.

     Aequitron agreed that, prior to the Effective Time, neither it nor any of its subsidiaries will, among other things: (i) sell any stock owned by it in any of its subsidiaries; (ii) amend its Restated Articles of Incorporation or Amended Bylaws; (iii) take any action with respect to its outstanding capital stock, other than in the ordinary course of business consistent with past practice; (iv) take any action with respect to Voting Debt (as defined in the Merger Agreement); (v) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any assets, other than in the ordinary course of business and consistent with past practices or dispositions of obsolete or worthless assets;
(vi) incur, assume or prepay any indebtedness or other liabilities or issue any debt securities, other than in the ordinary course of business and consistent with past practices; (vii) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person (other than a subsidiary) other than in the ordinary course of business and consistent with past practices; (viii) make any loans, advances or capital contributions to, or investments in, any other person (other than to subsidiaries), other than in the ordinary course of business and consistent with past practices; (ix) fail to maintain adequate insurance consistent with past practices for their businesses and properties; (x) fail to pay debts, taxes and obligations when due, subject to good faith disputes; (xi) enter into or modify any contract or commitment other than in the ordinary course of business consistent with past practices;
(xii) transfer to any person or entity any intellectual property rights other than in the ordinary course of business consistent with past practices; (xiii) enter into or amend any agreements pursuant to which any other party is granted exclusive distribution, marketing or other exclusive rights with respect to its technology; (xiv) enter into any operating lease other than in the ordinary course of business consistent with past practices and in no event in excess of $10,000; (xv) pay, discharge, or satisfy in an amount in excess of $10,000 in any one case or $100,000 in the aggregate, any claim, liability or obligation arising other than in the ordinary course of business, reserved against its financial statements, or reasonably incurred in connection with the transactions contemplated by the Merger Agreement; (xvi) make any capital expenditures, capital additions or capital improvements except in the ordinary course of business consistent with past practices; (xvii) materially reduce the amount of material insurance coverage provided by existing insurance policies; (xviii) hire any new director- or officer-level employee, or, except in the ordinary course of business and consistent with past practices, pay any special remuneration to any employee or director other than pursuant to automatic grants, increase the salaries, wage rates, fringe benefits or other compensation of its directors, officers or employees or enter into an agreement to do any of the foregoing; (xix) grant any severance or termination pay to any director or officer or any employee other than in the ordinary course of business consistent with past practice or written agreement; (xx) commence lawsuits except for the routine collection of bills where necessary to avoid impairments or for breach of the Merger Agreement or related agreements; (xxi) acquire or agree to acquire any other business or entity or material assets; (xxii) change any material tax election or take action relating to tax matters other than in the ordinary course of business; (xxiii) fail to give any required notices or information to employees; (xxiv) revalue any assets other than in the ordinary course of business or enter into any agreement with respect to any of the foregoing; or
(xxv) change its methods of accounting in effect at April 30, 1996, except as contemplated by the Merger Agreement or as required by changes in generally accepted accounting principles.

     NPB and Aequitron also agreed that neither NPB, Aequitron nor any of their respective subsidiaries will (i) take, or allow to be taken, any action which would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) take, or allow to be taken or fail to take any action, which act or failure to act would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     NPB and Aequitron also agreed that each of them and their subsidiaries will use all reasonable efforts (i) (a) to take all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and the consummation of the transactions contemplated by the Merger Agreement, subject, in the case of Aequitron to the appropriate vote or consent of stockholders and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries in connection with the Merger and the transactions contemplated by the Merger Agreement; provided that neither NPB nor Aequitron will be obligated to take any action that would, in such party's reasonable opinion, be materially burdensome to such party or impact in such a manner the economic or business benefits of the transactions contemplated by the Merger Agreement, or would result in the imposition of a condition or restriction that would so impact such benefits, in either case so as to render inadvisable the consummation of the Merger and (ii) not to take or omit to take any action, and not to agree to take or omit to take any action, the effect of which action or omission would be to make any representation or warranty of NPB or Aequitron, as applicable, in the Merger Agreement untrue or incorrect in any material respect.

     NPB and Aequitron agreed that NPB will use reasonable efforts to take any action required by state securities or blue sky laws in connection with the issuance of the shares of NPB Common Stock pursuant to the Merger Agreement, and that Aequitron will furnish NPB with all information concerning Aequitron and the holders of its capital stock and take such other action as NPB may reasonably request in connection with the Registration Statement and such issuance of shares of NPB Common Stock.

     Aequitron agreed, except to the extent required in the exercise of the fiduciary duties of the Aequitron Board under applicable law as advised by independent counsel, to recommend approval and adoption of the Merger Agreement by its shareholders and to use its best efforts to obtain such approval. NPB has agreed to vote in favor of approval and adoption of the Merger Agreement at the Annual Meeting all shares of Aequitron Common Stock which it beneficially owns at such time, although NPB does not presently beneficially own any such shares.

     NPB and Aequitron have agreed that prior to the date of the mailing of the Proxy Statement each will deliver to the other letters identifying all persons who are "affiliates" of such party for purposes of Rule 145 under the Securities Act. Each of the parties will use all reasonable efforts to cause each person named in the letter delivered by it to deliver to the other party a written "affiliates" agreement, in customary form, restricting the disposition by such person of the shares of NPB Common Stock held by such person or to be received by such person in the Merger. Certificates surrendered for exchange by any person constituting an "affiliate" of the parties within the meaning of Rule 145 under the Securities Act will not be exchanged by the Exchange Agent for shares of NPB Common Stock until the parties have received such agreement described in the preceding sentence.

     NPB has agreed to notify the Nasdaq National Market of the listing of the shares of NPB Common Stock to be issued pursuant to the Merger and to cause such additional shares to be approved for listing.

NO SOLICITATION

     Until the consummation of the Merger, Aequitron may not, except to the extent required in the exercise of the fiduciary duties of the Aequitron Board under applicable laws as advised by independent counsel in connection with an unsolicited proposal, solicit, encourage or engage or participate in negotiations concerning any acquisition, tender offer, merger, consolidation, business combination or similar transaction other than the Merger (such proposals being referred to as "Acquisition Proposals").

     Aequitron has agreed to notify NPB if any such Acquisition Proposals (including the identity of the persons making such proposals and, subject to the fiduciary duties of the Aequitron Board, the terms of such proposals) are received and furnish to NPB a copy of any written proposal.

CERTAIN EMPLOYEE BENEFIT PLAN MATTERS

     Aequitron has agreed that it will not, except as required by law, (i) enter into, adopt or amend any compensation plan, (ii) institute any new employee benefit, welfare program or compensation plan, (iii) change any compensation plan or other benefit arrangement, or (iv) enter into any arrangement or commitment with any director, officer or employee, the terms of which are materially altered upon consummation of the Merger.

     NPB has represented to Aequitron that, to the extent medical and dental employee benefits are provided following consummation of the Merger, it shall
(i) cause all pre-existing condition exclusions and "actively-at-work" requirements to be waived, and (ii) provide that any expenses incurred on or before the consummation of the Merger will be taken into account for purposes of satisfying deductible, coinsurance and maximum out-of-pocket provisions for such employees and their covered dependents under NPB employee benefit plans.

     Upon consummation of the Merger, all options to purchase Aequitron Common Stock granted under Aequitron's stock option plans will become options to acquire NPB Common Stock. The vesting and exercisability of certain options will be accelerated as a result of the Merger, as set forth in the applicable agreements.

DIRECTOR AND OFFICER INDEMNIFICATION

     NPB and the Surviving Corporation have agreed that for acts occurring prior to the Effective Time, all rights to indemnification and advancement of expenses existing in favor of the directors and officers of Aequitron (the "Indemnified Parties") under the provisions existing on the date of the Merger Agreement, the Restated Articles of Incorporation, Amended Bylaws and indemnification agreements of Aequitron shall survive the Effective Time. In addition, NPB and the Surviving Corporation have agreed to indemnify and advance expenses to the Indemnified Parties to the full extent required or permitted under the provisions existing on the date of the Merger Agreement of Aequitron's Restated Articles of Incorporation and Amended Bylaws and indemnification agreements of Aequitron. See "The Merger -- Conflicts of Interest."

     For a period of six years after the Effective Time, NPB will maintain, with respect to claims arising from facts or events which occurred before the Effective Time, officers' and directors' liability insurance covering the Indemnified Parties who were covered as of the date of the Merger Agreement by Aequitron's existing officers' and directors' liability insurance policies, on terms substantially no less advantageous to such officers and directors than such existing insurance. See "The Merger -- Conflicts of Interest."

MANAGEMENT AFTER THE MERGER

     The existing directors and officers of NPB shall remain in such positions following consummation of the Merger.

CONDITIONS

     The obligations of NPB and Aequitron to effect the Merger are subject to the satisfaction of certain conditions, including, among others: (i) obtaining Aequitron shareholders' approval; (ii) the absence of any injunction prohibiting consummation of the Merger; (iii) receipt of all necessary government and other consents and approvals, and the satisfaction of any conditions with respect thereto (other than the filing of the Certificate of Merger (as previously defined)); (iv) the absence of any action by any federal or state governmental entity that imposes any condition upon NPB or Aequitron that would so impact the Merger as to render the Merger inadvisable; (v) the absence of any change, or any event involving a prospective change, in the other party's business, assets, financial condition or results of operation which has had, or is reasonably likely to have, in the aggregate a material adverse effect on such party and its subsidiaries taken as a whole (other than as a result of changes or proposed changes in federal or state health care (including health care reimbursement) laws or regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by the other party prior to the execution of the Merger Agreement); (vi) the aggregate amount of cash required to be paid on account of all Excluded Shares and any cash payments for fractional shares does not exceed 10% of the value of NPB Common Stock issuable in connection with the Merger; (vii) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; (viii) other than the filing of the Certificate of Merger, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity (all of the foregoing, "Consents") that are necessary for the consummation of the Merger, have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and be in full force and effect; and (ix) NPB and Aequitron will have received (a) a letter, dated the Closing Date, addressed to NPB from Price Waterhouse LLP, NPB's independent accountants ("Price Waterhouse") and (b) a letter, dated the Closing Date, addressed to Aequitron from Ernst & Young LLP, Aequitron's independent auditors ("Ernst & Young"), regarding those firms' concurrence with the managements of NPB and Aequitron, respectively, that the Merger qualifies for "pooling of interests" treatment for financial reporting purposes and that such accounting treatment is in accordance with generally accepted accounting principles.

     The obligation of each of NPB and Aequitron to effect the Merger is also subject to the satisfaction of the following additional conditions, among other things: (i) the other party has performed in its obligations under the Merger Agreement prior to the Effective Time and the representations and warranties of the other party contained in the Merger Agreement are true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by the Merger Agreement; (ii) each has received an opinion of its counsel, substantially to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that NPB and Aequitron will each be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) each of NPB and Aequitron has received an opinion of counsel to the other. In addition, Aequitron's obligation to effect the Merger is subject to the listing of the NPB Common Stock to be issued in the Merger on the Nasdaq National Market. NPB's obligation to effect the Merger is subject to Aequitron having obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated by the Merger Agreement.

TERMINATION

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of Aequitron: (i) by mutual written consent of NPB and Aequitron;
(ii) by either NPB or Aequitron, if the Merger has not been consummated on or before February 28, 1997; (iii) by either NPB or Aequitron, if there has been any material breach of a representation and warranty or material obligation of the other under the Merger Agreement and, if such breach is curable, such default has not been remedied within 10 days (subject to certain extensions) after receipt by such other party of notice in writing from such party specifying such breach and requesting that it be remedied; (iv) by NPB, if the Aequitron Board has (a) withdrawn or modified in a manner adverse to NPB the Aequitron Board's approval or recommendation (or failed to make such recommendation) of the Merger Agreement or the Merger, or has resolved to do any of the foregoing, or (b) recommended an Acquisition Proposal other than the Merger; (v) by either NPB or Aequitron if any court of competent jurisdiction in the United States or other United States governmental body has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or any other action has become final and non-appealable; (vi) by NPB if any approval of the shareholders of Aequitron required for the consummation of the Merger submitted for approval has not been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment thereof; (vii) by Aequitron if its Board of Directors, in the exercise of its good faith judgment as to its fiduciary duties to its shareholders under applicable law as advised by independent counsel, determines that such termination is required by reason of another Acquisition Proposal being made with respect to it; or (viii) by Aequitron if the Closing Market Value of NPB Common Stock is less than $17.00, provided that NPB may negate such termination by electing to determine the Exchange Ratio by dividing (a) $10.00 by (b) the Closing Market Value.

     In the event of termination, the Merger Agreement is of no further effect and, except for a termination resulting from a breach by a party of the Merger Agreement, there is no liability or obligation on the part of either NPB or Aequitron or their respective officers or directors, except as specifically provided in the Merger Agreement.

CANCELLATION FEES; EXPENSES

     If at any time (i) Aequitron has entered into an agreement with respect to an Acquisition Proposal, other than the Merger; (ii) Aequitron breaches any of the provisions of the Merger Agreement relating to Acquisition Proposals or recommends or approves an Acquisition Proposal pursuant to such provisions; or
(iii) any person, entity or group of persons or entities acting in concert acquires beneficial ownership of more than fifteen percent (15%) of the voting securities of Aequitron as a result of an Acquisition Proposal and, in the case of (i) or (ii), the Merger Agreement is terminated pursuant to clause (iii) (if terminated by NPB), (iv), (vi) or (vii) of the first paragraph under "Termination," then NPB shall be entitled to be paid by Aequitron a fee in cash or immediately available funds of one million eight hundred thousand U.S. dollars ($1,800,000) (the "Cancellation Fee"). The payment of the Cancellation Fee is conditioned on there being no material breach of the representations, warranties or obligations of NPB under the Merger Agreement. Payment of the Cancellation Fee constitutes full settlement of any and all liabilities and obligations of under the Merger Agreement, except for liabilities arising from fraud or intentional misrepresentation with respect to the Merger Agreement by Aequitron and except as provided in the following paragraph.

     In the event that either Aequitron or NPB terminates the Merger Agreement pursuant to clause (iii) of the first paragraph under "Termination," then the non-terminating party must pay to the terminating party the terminating party's reasonable out-of-pocket expenses incurred in connection with the negotiation, execution and performance of the Merger Agreement ("Expense Reimbursement Payment"); provided that the terminating party is not entitled to any Expense Reimbursement Payment if at the time of termination the non-terminating party also would have been entitled to terminate the Merger Agreement pursuant to such clause (iii).

AMENDMENT; WAIVER

     The Merger Agreement may be amended by written action taken by NPB and Aequitron at any time before or after approval thereof by the shareholders of Aequitron, but, after any such approval, no amendment may be made which alters the Exchange Ratio or which in any way materially adversely affects the rights of such shareholders, without the further approval of such shareholders.

     At any time prior to the Effective Time, NPB and Aequitron may, by written instrument, (i) extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, and
(iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement.

EXPENSES

     Except as provided in the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (whether or not the Merger is consummated) will be paid by the party incurring such expenses, except that if the Merger is not consummated NPB and Aequitron will share equally the expenses incurred in connection with filings under the HSR Act, printing and mailing this Proxy Statement/Prospectus and all aspects of the Registration Statement.

               COMPARATIVE PER SHARE PRICES AND DIVIDEND POLICIES

     Both the NPB Common Stock and the Aequitron Common Stock are listed and traded on the Nasdaq National Market. The following table sets forth the high and low sale prices per share of NPB Common Stock and Aequitron Common Stock for the calendar quarters indicated, as reported by Nasdaq. The sale prices of NPB Common Stock have been adjusted to reflect retroactively the two-for-one stock split of NPB Common Stock effected on June 28, 1996.

                                                           NPB                 AEQUITRON
                                                      COMMON STOCK            COMMON STOCK
                                                   -------------------     ------------------
                                                    HIGH         LOW        HIGH        LOW
                                                   -------     -------     -------     ------
    Calendar 1994:
      First Quarter..............................  $14.75      $12.125     $3.375      $2.25
      Second Quarter.............................   14.375      12.1875     3.4375      2.625
      Third Quarter..............................   15.75       13.00       5.75        2.75
      Fourth Quarter.............................   17.00       14.125      5.375       3.625
    Calendar 1995:
      First Quarter..............................   19.125      15.75       5.375       4.00
      Second Quarter.............................   23.875      18.00       6.75        4.75
      Third Quarter..............................   27.875      22.3438     9.25        5.375
      Fourth Quarter.............................   31.00       23.6875     9.25        7.25
    Calendar 1996:
      First Quarter..............................   36.375      27.75       8.125       6.625
      Second Quarter.............................   34.875      24.00       8.75        6.75
      Third Quarter..............................   27.875      19.25      10.375       6.00
      Fourth Quarter (through October 25)........   24.25       17.50       9.875       8.50

     On September 9, 1996, the last trading day prior to announcement of the Merger Agreement, the closing sales prices of NPB Common Stock and Aequitron Common Stock as reported by Nasdaq were $24.875 per share and $8.75 per share, respectively. Based upon the September 9, 1996 closing price of NPB Common Stock and an Exchange Ratio of .432, the equivalent per share value of Aequitron Common Stock as of such date was approximately $10.75. On October 25, 1996, the closing sales prices of NPB Common Stock and Aequitron Common Stock as reported by Nasdaq were $19.875 per share and $9.50 per share, respectively. Based upon the October 25, 1996 closing price of NPB Common Stock and an Exchange Ratio of .503, the equivalent per share value of Aequitron Common Stock as of such date was approximately $10.00.

     Because the market price of NPB Common Stock is subject to fluctuation, the market value of the shares of NPB Common Stock that holders of Aequitron Common Stock will receive in the Merger may increase or decrease prior to and following the Merger. The Exchange Ratio is subject to adjustment, based on the average of the closing price of the NPB Common Stock for the ten trading days ending on the fifth trading day before the Annual Meeting. See "The Merger
Agreement -- Conversion of Securities." SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR NPB COMMON STOCK AND AEQUITRON COMMON STOCK. NO ASSURANCE CAN BE GIVEN AS TO THE FUTURE PRICES OR MARKETS FOR NPB COMMON STOCK OR AEQUITRON COMMON STOCK.

     No dividends have been declared or paid on NPB Common Stock or Aequitron Common Stock since their respective dates of incorporation, nor does NPB anticipate paying cash dividends on NPB Common Stock in the foreseeable future following of the Merger.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements assume the Merger between NPB and Aequitron is accounted for using the pooling of interests method of accounting and are based upon the respective historical financial statements and notes thereto of NPB and Aequitron, which are incorporated by reference in this Proxy Statement/Prospectus. The unaudited pro forma combined condensed balance sheet combines NPB's July 7, 1996 consolidated balance sheet with Aequitron's April 30, 1996 consolidated balance sheet. The unaudited pro forma combined condensed statements of operations combine NPB's historical results for each of the three fiscal years in the period ended July 7, 1996 with Aequitron's historical results for each of the three fiscal years in the period ended April 30, 1996.

     The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the earliest period presented, nor are they necessarily indicative of the future operating results or financial position.

     These unaudited pro forma combined condensed financial statements are based on, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of NPB and Aequitron incorporated by reference in this Proxy Statement/Prospectus.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)

                                     ASSETS

                                                   NPB            AEQUITRON        PRO FORMA     COMBINED
                                               JULY 7, 1996     APRIL 30, 1996        ADJ        PRO FORMA
                                               ------------     --------------     ---------     ---------
Current assets:
  Cash and cash equivalents..................    $ 68,549          $  3,143                      $  71,692
  Marketable securities......................       5,825                 0                          5,825
  Accounts receivable........................     151,461             6,642                        158,103
  Inventories................................     128,078             4,314                        132,392
  Deferred income taxes and other current
     assets..................................      45,688             1,276                         46,964
                                                 --------           -------          -------      --------
          Total current assets...............     399,601            15,375                        414,976
Net property and equipment...................     130,891             2,065                        132,956
Intangible and other assets..................      57,346             5,738                         63,084
                                                 --------           -------          -------      --------
          Total assets.......................    $587,838          $ 23,178                      $ 611,016
                                                 ========           =======          =======      ========
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...........................    $ 39,198          $  1,071                      $  40,269
  Notes payable..............................           0                 0                              0
  Accrued liabilities........................      63,689             3,400                         67,089
  Accrued merger and related costs...........      32,452                 0        $  12,000(1)     44,452
  Income taxes payable.......................      20,522                 0                         20,522
  Other......................................         143               387                            530
                                                 --------           -------          -------      --------
          Total current liabilities..........     156,004             4,858           12,000       172,862
Long-term debt, less current maturities......       6,493             1,901                          8,394
Deferred compensation and pensions...........       9,522                 0                          9,522
Deferred revenue.............................      10,039                 0                         10,039
Total stockholders' equity...................     405,780            16,419          (12,000)      410,199
                                                 --------           -------          -------      --------
          Total liabilities and stockholders'
            equity...........................    $587,838          $ 23,178        $       0     $ 611,016
                                                 ========           =======          =======      ========

---------------
(1) Pro forma adjustment as described in Note 3.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      FISCAL YEAR ENDED
                                                   -------------------------------------------------------
                                                   JULY 7, 1996(1)     JULY 2, 1995(2)     JULY 3, 1994(3)
                                                   ---------------     ---------------     ---------------
Net revenue......................................     $ 744,609           $ 653,868           $ 590,442
Cost of goods sold...............................       363,244             326,853             297,178
                                                   ---------------     ---------------     ---------------
          Gross profit...........................       381,365             327,015             293,264
                                                   ---------------     ---------------     ---------------
Operating expenses:
  Research and development.......................        57,691              52,136              52,627
  Selling, general and administrative............       211,167             196,135             187,269
  Restructured charges...........................             0               2,654              44,382
  Merger and related costs.......................       108,899                   0                   0
                                                   ---------------     ---------------     ---------------
          Income from operations.................         3,608              76,090               8,986
                                                   ---------------     ---------------     ---------------
Litigation settlements, net......................             0                   0             (13,000)
Interest income and other........................         4,762               7,566               4,024
Interest expense.................................        (3,257)             (5,855)             (4,592)
Costs associated with unsolicited offer..........             0              (5,049)                  0
                                                   ---------------     ---------------     ---------------
          Total other income (expense)...........         1,505              (3,338)            (13,568)
                                                   ---------------     ---------------     ---------------
Income (loss) before income taxes................         5,113              72,752              (4,582)
Provision for income taxes.......................        12,062              22,782                 847
                                                   ---------------     ---------------     ---------------
Income (loss) before cumulative effect of
  accounting change..............................     $  (6,949)          $  49,970           $  (5,429)
                                                    ===========         ===========         ===========
Income (loss) per common and common
  equivalent shares before cumulative effect of
  accounting change..............................     $   (0.11)          $    0.82           $   (0.09)
                                                    ===========         ===========         ===========
Weighted average common and common
  equivalent shares used in the calculation of
  income (loss) per share before cumulative
  effect of
  accounting change..............................        61,789              60,921              59,613
                                                    ===========         ===========         ===========

---------------
(1) In connection with the merger of Nellcor Incorporated ("Nellcor") and Puritan-Bennett Corporation ("Puritan-Bennett") and the merger of NPB and Infrasonics, Inc., one-time merger and related costs of $108.9 million were recorded during the fiscal year ended July 7, 1996.

(2) Includes accrued restructuring charges totaling $2.7 million and unsolicited takeover offer costs of $5.0 million during the fiscal year ended July 2, 1995.

(3) Includes accrued restructuring charges totaling approximately $43.2 million and litigation settlements totaling approximately $13.0 million during the fiscal year ended July 3, 1994.

                          NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS

     1. The unaudited pro forma combined condensed financial statements of NPB and Aequitron give retroactive effect to the Merger using the pooling of interests method of accounting and, as a result, the unaudited pro forma combined condensed balance sheet and statements of operations are presented as if the combining companies had been combined for all periods presented. The unaudited pro forma combined condensed financial statements reflect the issuance of 0.503 of a fully paid and nonassessable share of NPB Common Stock for each share of Aequitron Common Stock to effect the Merger. The actual number of shares of NPB Common Stock to be issued will be determined at the effective time of the Merger based on the Exchange Ratio and the number of shares of Aequitron Common Stock then outstanding. The unaudited pro forma combined condensed financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of NPB and Aequitron incorporated by reference in this Proxy Statement/Prospectus.

     2. The unaudited pro forma combined condensed balance sheet combines NPB's July 7, 1996 consolidated balance sheet with Aequitron's April 30, 1996 consolidated balance sheet. The unaudited pro forma statements of operations combine NPB's historical results for each of the three fiscal years in the period ended July 7, 1996 with the Aequitron's historical results for each of the three fiscal years in the period ended April 30, 1996.

     3. The unaudited pro forma data are presented for informational purposes only and do not give effect to any synergies that may occur due to the combining of NPB's and Aequitron's existing operations. NPB expects to incur charges to operations currently estimated to be between $15 million and $20 million in the quarter ending January 5, 1997, the quarter in which the Merger is expected to be consummated, to reflect costs associated with combining the operations of the two companies and transaction fees and costs incident to the Merger. An estimated charge, at the midpoint of the above range, after giving effect for estimated tax benefits, of $12 million is reflected in the unaudited pro forma combined condensed balance sheet and is not included in the unaudited pro forma combined condensed statement of operations. This range is a preliminary estimate only and, therefore, is subject to change.

     4. There were no material differences between the accounting policies of NPB and Aequitron during the periods presented.

                        COMPARISON OF STOCKHOLDER RIGHTS

GENERAL

     As a result of the Merger, holders of Aequitron Common Stock will become stockholders of NPB and the rights of all such former Aequitron shareholders will thereafter be governed by the NPB Restated Certificate of Incorporation and Bylaws and the Delaware General Corporation Law ("DGCL"). The rights of the holders of Aequitron Common Stock are currently governed by the Aequitron Restated Articles of Incorporation and Amended Bylaws and the Minnesota Business Corporation Act ("MBCA"). The following summary, which does not purport to be a complete statement of the general differences between the rights of the stockholders of NPB and the shareholders of Aequitron, sets forth certain differences between the NPB Restated Certificate of Incorporation and Bylaws and the DGCL, and the Aequitron Restated Articles of Incorporation and Amended Bylaws and the MBCA. Accordingly, Aequitron's shareholders should carefully review the following summary, which NPB and Aequitron believe addresses all material differences in the rights of Aequitron shareholders upon consummation of the Merger, to understand how certain of their rights as shareholders will be affected upon completion of the Merger. This summary is qualified in its entirety by reference to the full text of each of such documents, the DGCL and the MBCA. For information as to how such documents may be obtained, see "Available Information."

STOCKHOLDERS RIGHTS PLAN

     NPB has adopted a stockholder rights plan that is designed to protect NPB stockholders from coercive or unfair takeover tactics. Aequitron has not adopted any such rights plan. In general, upon the occurrence of specified triggering events, such as the acquisition by any person (other than NPB or any of its subsidiaries) of the beneficial ownership of securities representing 15% or more of the NPB Common Stock ("Acquiring Persons"), NPB's stockholders other than Acquiring Persons will have the right to acquire one one-hundredth of a share of Series A Preferred Stock per share of NPB Common Stock owned at a purchase price of $320.00, subject to adjustment (an "NPB Preferred Stock Purchase Right"). The Series A Preferred Stock will not be redeemable and will have certain dividend and liquidation preferences over NPB Common Stock. Holders of NPB Preferred Stock Purchase Rights (other than NPB Preferred Stock Purchase Rights beneficially owned by an Acquiring Person which will have become void) have the right, under certain circumstances, upon exercise of such NPB Preferred Stock Purchase Rights and in lieu of Series A Preferred Stock, to receive that number of Shares of NPB Common Stock (or in certain circumstances, cash, property or other securities of NPB) having a value equal to two times the purchase price. The NPB Rights Agreement further provides that if NPB is acquired in a merger or other business combination which is not approved by the NPB Board, NPB's stockholders will have the right to receive common stock of the acquiring company having a value equal to two times the purchase price. Under certain circumstances, NPB may redeem the Rights at a redemption price of $0.001 per NPB Preferred Stock Purchase Right, or exchange the NPB Preferred Stock Purchase Rights at an exchange ratio of one share of NPB Common Stock per NPB Preferred Stock Purchase Right. The NPB Preferred Stock Purchase Rights otherwise will expire on March 8, 2006. The effect of the NPB Rights Agreement may be to render more difficult a change in control of NPB. The foregoing summary of certain terms of the NPB Rights Plan is qualified in its entirety by reference to the NPB Rights Agreement, a copy of which is incorporated herein by reference. See "Incorporation of Documents by Reference."

ELECTION AND NUMBER OF DIRECTORS; FILLING VACANCIES; REMOVAL

     Neither the NPB Restated Certificate of Incorporation nor the NPB Bylaws requires that elections of directors be by written ballot. The NPB Restated Certificate of Incorporation and Bylaws provide for cumulative voting rights in elections of directors. The NPB Bylaws also disqualify from nomination to the NPB Board any person 72 years of age or older, subject to certain exceptions. The Aequitron Restated Articles of Incorporation and Amended Bylaws require that election of directors be by written ballot and do not permit cumulative voting rights in elections for directors.

     The NPB Bylaws provide that the number of directors is six or such other number as may be designated from time to time by the members of the NPB Board then in office. The Aequitron Amended Bylaws state that the number of directors is to be no less than one, with the exact number being fixed by an amendment to the Bylaws duly adopted by the shareholders or the Board of Directors. The Aequitron Amended Bylaws, as currently in effect, set the number of directors at five.

     The NPB Bylaws provide that any vacancies (including newly created directorships) may be filled by a majority of the remaining directors, though less than a quorum. The Aequitron Amended Bylaws contain a comparable provision.

     Under the DGCL, unless otherwise provided in the certificate of incorporation, any director or the entire board of directors may be removed with or without cause. The NPB Bylaws explicitly provide that directors may be removed with or without cause, provided that, if less than the entire NPB Board is to be removed, no director may be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if voted cumulatively at an election of the entire Board of Directors.

     Under the MBCA, one or all of the directors generally may be removed at any time, with or without cause, by the affirmative vote of the holders of the proportion or number of the voting power of the shares of the classes or series the director represents sufficient to elect them. Where there is cumulative voting, unless the entire board is removed simultaneously, a director may not be removed if there is cast against removal of the director the votes of a proportion of the voting power sufficient to elect the director. The Aequitron Restated Articles of Incorporation provide that any director may be removed at any time, but only for cause and only by the affirmative vote of at least 75% of the votes entitled to be cast by holders of all the outstanding shares of voting stock, voting together as a single class. The Aequitron Amended Bylaws provide that a director may also be removed at any time, with or without cause, by the affirmative vote of a majority of directors.

     Both the NPB Bylaws and the Aequitron Amended Bylaws allow their respective Boards of Directors to establish committees. The NPB Bylaws require each such committee to consist of one or more directors, while the Aequitron Amended Bylaws require only that committees consist of one or more natural persons, who need not be directors, appointed by the affirmative vote of a majority of the directors present.

STOCKHOLDERS MEETINGS

     Under the DGCL, a special meeting may be called by the board of directors or such other persons as may be authorized by the certificate of incorporation or the bylaws. The NPB Bylaws provide that special meetings of NPB stockholders may be called by NPB's President or Chief Executive Officer or the NPB Board at any time, and that NPB's Secretary shall call a special meeting upon the request of any stockholder or stockholders holding in the aggregate 10% of the voting power of all stockholders.

     Under the MBCA, a special meeting may be called by the chief executive officer, the chief financial officer, two or more directors, any person authorized by the articles or bylaws or a shareholder or shareholders holding ten percent or more of the voting power of all shares entitled to vote. The Aequitron Amended Bylaws provide that special meetings of Aequitron shareholders may be called by the President, the Vice-President acting in the capacity of the President, the Treasurer, two (2) or more members of the Board of Directors, or by one or more shareholders holding not less than 10% of the shares entitled to vote at the meeting.

     The NPB Bylaws provide a procedure for nominating persons to be elected to the NPB Board including, among other things, the requirement of not less than 30 nor more than 60 days' notice prior to the scheduled meeting and the provision of certain information about the nominee. The Aequitron Amended Bylaws also provide a procedure for nominating directors including, among other things, the requirement of not less than 50 nor more than 75 days' notice prior to the scheduled meeting and the provision of certain information about the nominee.

     The NPB Bylaws provide that any notice requirements for stockholders meetings may be waived and will be waived by any stockholder by his attendance thereat, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. The Aequitron Amended Bylaws contain a similar provision.

     Under the DGCL (unless otherwise provided in the certificate of incorporation), any action that is required to be taken or may be taken at a meeting of stockholders may be taken by a written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting. The NPB Restated Certificate of Incorporation contains no provisions to the contrary. Under the MBCA, any action which may be taken at a meeting of shareholders may also be taken by the written consent of the holders of at least the same proportion of outstanding shares. The Aequitron Restated Articles of Incorporation contain no provision to the contrary.

STOCKHOLDERS VOTE FOR BUSINESS COMBINATIONS

     The NPB Restated Certificate of Incorporation contain a "fair price" provision, requiring that, in addition to any other vote required by the NPB Restated Certificate of Incorporation or the DGCL, certain Business Combinations with an Interested Stockholder or any affiliate thereof (as such terms are defined below) will be subject to the affirmative vote of the holders of not less than 66 2/3% of the outstanding stock of NPB entitled to vote generally in the elections of directors (the "Voting Stock").

     For the purpose of the NPB fair price provision, certain terms are defined as follows:

     "Business Combination" means (a) any merger or consolidation of NPB or a subsidiary of NPB with an Interested Stockholder or any affiliate thereof, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with an Interested Stockholder or any affiliate thereof of any assets of NPB or a subsidiary of NPB having an aggregate Fair Market Value (as hereinafter defined) equal to or greater than 10% of NPB's assets, (c) the adoption of any plan or proposal for the liquidation or dissolution of NPB proposed by or on behalf of an Interested Stockholder or any affiliate thereof, or (d) any reclassification of securities (including any reverse stock split) or recapitalization of NPB, or any merger or consolidation of NPB with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of NPB or any subsidiary of NPB which is directly or indirectly owned by any Interested Stockholders or any affiliate thereof.

     "Interested Stockholder" means any individual, firm, corporation or other entity that is (a) the beneficial owner of more than 20% of the voting power of the outstanding Voting Stock, (b) an affiliate of NPB and that was at any time within the two-year period immediately prior to the date in question the beneficial owner of 20% or more of the voting power of the then outstanding Voting Stock, or (c) an assignee of or has otherwise succeeded to any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act.

     "Fair Market Value" means (a) in the case of stock, the average of the closing sale prices during the 10-day period immediately preceding the date in question, or (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the NPB Board in good faith.

     "Disinterested Director" means any member of the NPB Board who is unaffiliated with the Interested Stockholder and was a member of the NPB Board prior to the time that the Interested Stockholder became an Interested Stockholder and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by the majority of Disinterested Directors then on the NPB Board.

     The 66 2/3% voting requirement will not be applicable to any Business Combination if either (1) the Business Combination is approved by a majority of the Disinterested Directors or (2) all of the following conditions are satisfied:

          (a) The aggregate amount of cash and the Fair Market Value as of the date of consummation of the Business Combination of consideration other than cash (the "Consideration") to be received per share by holders of NPB Common Stock in such Business Combination shall be at least equal to the higher of: (i) (if applicable) the highest per share price paid by the Interested Stockholder for any shares of NPB Common Stock acquired by it within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or in the transaction in which it became an Interested Stockholder, whichever is higher; and (ii) the Fair Market Value per share of NPB Common Stock on the Announcement Date or on the date (the "Determination Date") on which the Interested Stockholder became an Interested Stockholder, whichever is higher.

          (b) The Consideration to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of: (i) (if applicable) the highest per share price paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Stockholder, whichever is higher, (ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of NPB, and (iii) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

          (c) The consideration to be received by holders of any particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder previously paid for shares of such class of Voting Stock.

          (d) A proxy or information statement describing the proposed Business Combination and complying with the Exchange Act shall be mailed to public stockholders of NPB at least 30 days prior to the consummation of such Business Combination.

     The NPB fair price provision is intended to ensure that all stockholders receive equal treatment in the event of a tender or exchange offer and to protect stockholders against coercive or two-tiered takeover bids. Notwithstanding the foregoing, the provision could also have the effect of discouraging a third party from making a tender or exchange offer for NPB, even though such an offer might be beneficial to NPB and its stockholders.

     The Aequitron Restated Articles of Incorporation contain a "fair price" provision, requiring that, in addition to any other vote required by the Aequitron Restated Articles of Incorporation or the MBCA, certain Business Combinations with an Interested Shareholder or any affiliate thereof (as such terms are defined below) will be subject to the affirmative vote of the holders of not less than 75% of the outstanding stock of Aequitron entitled to vote generally in the elections of directors (the "Voting Stock").

     For the purpose of the Aequitron fair price provision, certain terms are defined as follows:

     "Business Combination" means (a) any merger or consolidation of Aequitron or a subsidiary of Aequitron with an Interested Shareholders or any affiliate thereof, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with an Interested Shareholder or any affiliate thereof of any assets of Aequitron or a subsidiary of Aequitron having a book value equal to or greater than 10% of Aequitron assets, (c) the adoption of any plan or proposal for the liquidation or dissolution of Aequitron proposed by or on behalf of an Interested Shareholder or any affiliate thereof, or (d) any reclassification of securities (including any reverse stock split) or recapitalization of Aequitron, or any merger or consolidation of Aequitron with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Aequitron or any subsidiary of Aequitron which is directly or indirectly owned by any Interested Shareholder or any affiliate thereof.

     "Interested Shareholder" means any person, firm, corporation or other entity that is (a) the beneficial owner of voting stock representing 10% or more of the voting power of the outstanding Voting Stock, (b) an affiliate of Aequitron and that was at any time within the two-year period immediately prior to the date in question the beneficial owner of 10% or more of the voting power of the then outstanding Voting Stock, or (c) an assignee of or has otherwise succeeded to any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act.

     "Fair Market Value" means (a) in the case of stock, the highest closing bid quotation during the 30-day period immediately preceding the date in question, or (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Aequitron Board in good faith.

     "Continuing Director" means any member of the Aequitron Board who is unaffiliated with the Interested Shareholder and was a member of the Aequitron Board prior to the time that the Interested Shareholder became an Interested Shareholder and any member of the Aequitron Board, while such person is a member of the Board, whose election or nomination for election was approved by a vote of a majority of the Continuing Directors.

     The 75% voting requirement will not be applicable to any Business Combination if either (1) the Business Combination is approved by a majority of the Continuing Directors or (2) all of the following conditions are satisfied:

          (a) The aggregate amount of cash and the Fair Market Value as of the date of consummation of the Business Combination of consideration other than cash (the "Consideration") to be received per share by holders of Aequitron Common Stock in such Business Combination shall be at least equal to the higher of: (i) (if applicable) the highest per share price paid by the Interested Shareholder for any shares of Aequitron Common Stock acquired by it within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or in the transaction in which it became an Interested Shareholder, whichever is higher; and (ii) the Fair Market Value per share of Aequitron Common Stock on the Announcement Date or on the date (the "Determination Date") on which the Interested Shareholder became an Interested Shareholder, whichever is higher.

          (b) The Consideration to be received per share by holders of shares of any other class or series of outstanding capital stock, other than Aequitron Common Stock shall be at least equal to the highest of: (i) (if applicable) the highest per share price paid by the Interested Shareholder for any shares of such class or series of capital stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Shareholder, whichever is higher, (ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of capital stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of Aequitron; and (iii) the Fair Market Value per share of such class or series of capital stock on the announcement date or on the determination date, whichever is higher.

          (c) The consideration to be received by holders of any particular class of outstanding capital stock shall be in cash or in the same form as the Interested Shareholder previously paid for shares of such class of capital stock.

          (d) A proxy or information statement describing the proposed Business Combination and complying with the Exchange Act shall be mailed to public shareholders of Aequitron at least 30 days prior to the consummation of such Business Combination.

          (e) The Interested Shareholder has not received the benefit of any loans, advances, guarantees or financial assistance provided by Aequitron.

          (f) The Interested Shareholder has not made or caused to be made any major change in the business or equity capital structure of Aequitron without the approval of a majority of the Continuing Directors.

          (g) There has been: (i) no failure to declare and pay dividends, payable in accordance with the terms of any outstanding capital stock; (ii) no reduction in the annual rate of dividends paid on the Aequitron Common Stock, except as approved by a majority of the Continuing Directors; (iii) no increase in the annual rate of dividends paid on the Common Stock necessary to reflect any reclassification, recapitalization or any similar transaction, unless approved by a majority of the Continuing Directors; and, (iv) no increase in the Interested Shareholder's percentage of beneficial ownership of any class or series of capital stock.

     The Aequitron fair price provision is intended to ensure that all Aequitron shareholders receive equal treatment in the event of a tender or exchange offer and to protect such shareholders against coercive or two-tiered takeover bids. Notwithstanding the foregoing, the provision could also have the effect of discouraging a third party from making a tender or exchange offer for Aequitron, even though such an offer might be beneficial to Aequitron and its shareholders.

COMMON STOCK

     Except as otherwise described in this "Comparison of Stockholder Rights," the terms of the NPB Common Stock are substantially the same as those of the Aequitron Common Stock.

PREFERRED STOCK

     Pursuant to the NPB Restated Certificate of Incorporation, the NPB Board is authorized, subject to the limitations prescribed by law, to provide for the issuance of shares of NPB Preferred Stock in one or more series. In addition, the NPB Board has issued certain rights to purchase, under certain conditions, shares of Series A Preferred Stock. See "Comparison of Stockholder
Rights -- Stockholders Rights Plan." The Aequitron Restated Articles of Incorporation likewise provide that the Aequitron Board is authorized, subject to the limitations prescribed by law, to provide for the issuance of shares of Aequitron Preferred Stock in one or more series. However, Aequitron has not issued rights to purchase Aequitron Preferred Stock.

     NPB believes that the ability of the NPB Board to issue one or more series of NPB Preferred Stock provides NPB with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of NPB Preferred Stock, as well as shares of NPB Common Stock, are available for issuance without further action by NPB stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which NPB securities may be listed or traded. Nasdaq currently requires stockholder approval in connection with, among other matters, the sale or issuance of common stock (or securities or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the stock.

     Although the NPB Board has no intention at the present time of doing so, it could issue a series of NPB Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The NPB Board will make any determination to issue such shares based on its judgment as to the best interests of NPB and its stockholders. The NPB Board, in so acting, could issue NPB Preferred Stock having terms that discourage an acquisition attempt through which an acquiror may be able to change the composition of the NPB Board, including a tender offer or other transaction that some, or a majority, of NPB's stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

BUSINESS COMBINATIONS

     Section 203 of the DGCL provides that, subject to certain exceptions specified therein, a corporation may not engage in any business combination with any "interested stockholder" for a three-year period following the date that such stockholder becomes an interested stockholder, unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers and employee stock purchase plans in which employee participants do not have the right to determine confidentially whether plan shares will be tendered in a tender or exchange offer) or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at an annual or special meeting, and not by written consent, of at least 66 2/3 of the outstanding voting stock which is not owned by the interested stockholder. Except as specified in Section 203 of the DGCL, an interested stockholder is defined to include (a) any person that is the owner of

15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date, and (b) the affiliates and associates of any such person.

     Under certain circumstances, Section 203 of the DGCL may make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the corporation's certificate of incorporation or stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The NPB Restated Certificate of Incorporation does not exclude NPB from the restrictions imposed under Section 203 of the DGCL. It is anticipated that the provisions of
Section 203 of the DGCL may encourage companies interested in acquiring NPB to negotiate in advance with the NPB Board, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

     Section 302A.673 of the MBCA provides that, subject to certain exceptions specified therein, an "issuing public corporation" which is "publicly held" within the meaning of the MBCA may not engage in any "business combination" with any "interested shareholder" or affiliate or associate of an interested shareholder for a period of four years after the interested shareholder's "share acquisition date" unless the business combination or the acquisition of shares made by the interested shareholder on his or her share acquisition date is approved before the interested shareholder's acquisition date, or on the share acquisition date but prior to the interested shareholder's becoming an interested shareholder on the share acquisition date, by a disinterested committee of the board of directors of the corporation.

     For purposes of the MBCA, an "interested shareholder" is a 10 percent or more beneficial owner of voting shares of such corporation who at any time within the four year period preceding the date in question was a 10 percent or more beneficial owner of voting shares of such corporation. Under the MBCA, the "share acquisition date" with respect to an interested shareholder is the date he or she first becomes an interested shareholder of the corporation. "Business combinations" under the MBCA generally include, among other transactions, mergers or exchanges with an interested shareholder, sales or other transfers of substantial assets to an interested shareholder, loans or other financial assistance to an interested shareholder, substantial issuances of stock to an interested shareholder. Plans of liquidation and reincorporation proposed by or on behalf of an interested shareholder are also included as business combinations under the MBCA.

     Under certain circumstances, Section 302A.673 may make it difficult for a person who would be an "interested shareholder" to effect various combinations with a public company for a four year period. The MBCA applies to any business combination of a corporation with any interested shareholder unless otherwise expressly provided in such corporation's articles of incorporation or bylaws. Neither the Restated Articles of Incorporation nor the Amended Bylaws of Aequitron provide that it will not be subject to the MBCA.

LIMITATION OF LIABILITY OF DIRECTORS

     The DGCL permits a corporation to include a provision in its charter eliminating or limiting the personal liability of a director to the corporation or its stockholders for damages for a breach of the director's fiduciary duty, subject to certain limitations. Section 102(b)(7) of the DGCL provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. The NPB Restated Certificate of Incorporation includes such a provision, to the maximum extent permitted by
Section 102(b)(7) of the DGCL.

     Under the MBCA, a corporation may eliminate or limit a director's personal liability to the corporation or its shareholders for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) for illegal distributions or for certain violations of the Minnesota Securities Act,
(d) for any transaction from which the director derived an improper personal benefit, or (e) for any act or omission occurring prior to the date when the provision in the corporation's articles eliminating or limiting liability becomes effective. The Aequitron Restated Articles of Incorporation include a provision which limits the personal liability of directors to the maximum extent permitted by the MBCA.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The DGCL permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interest of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     Under the MBCA, a corporation must indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney's fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person (a) has not been indemnified from another source with respect to the same acts or omissions, (b) acted in good faith, (c) received no improper personal benefit (and did not act with an improper conflict of interest), (d) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (e) in the case of acts or omissions occurring in his or her official capacity, reasonably believed that the conduct was in the best interests of the corporation, or reasonably believed that the conduct was not opposed to the best interests of the corporation. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, establish that the person did not meet the criteria for indemnification. A corporation may also purchase and maintain insurance on behalf of a person in that person's official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the corporation would have been required to indemnify the person against the liability under the MBCA. The corporation may also indemnify persons by contract or otherwise.

     The NPB Bylaws provide that NPB will indemnify its directors to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of alleged occurrences of actions or omissions preceding any such amendment, only to the extent that such amendment permits NPB to provide broader indemnification rights then permitted prior to such amendment) and that NPB has the power to indemnify its officers, employees and other agents as set forth in the DGCL.

     The indemnification and advancement rights conferred by the NPB Bylaws are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute, provision of the NPB Restated Certificate of Incorporation or Bylaws, agreement, or vote of the stockholders or disinterested directors. In addition, the NPB Bylaws specifically authorize NPB to enter into contracts with directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the DGCL. Finally, the NPB Bylaws authorize NPB, upon approval of its Board of Directors, to purchase insurance on behalf of any person required or permitted to be indemnified pursuant to such bylaws.

     The Aequitron Amended Bylaws provide that Aequitron will indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was an agent of Aequitron, against expenses, judgments, fines, settlements and other amounts incurred in connection with such proceeding. The Aequitron Amended Bylaws additionally provide that expenses incurred by any agent of

Aequitron in defending any proceeding may be advanced prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified. Finally, the Aequitron Amended Bylaws provide that the Board of Directors may authorize the purchase and maintenance of insurance on behalf of any agent of Aequitron against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such.

DISSENTERS' RIGHTS

     Under the DGCL, appraisal rights are generally available for the shares of any class or series of stock of a corporation in a merger or consolidation; provided that no appraisal rights are available for the shares of any class or series of stock which, at the record date for the meeting held to approve such transaction, were either (i) listed on a national securities exchange, or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights are available to stockholders of the surviving corporation if the merger did not require their approval. Appraisal rights are, however, available for such class or series if the holders thereof receive in the merger or consolidation anything except: (i) shares of stock of the corporation surviving or resulting from such merger or consolidation or depository receipts in respect thereof; (ii) shares of stock of any other corporation or depository receipts in respect thereof which at the effective date of the merger or consolidation is either listed on a national securities exchange or the Nasdaq National Market or held of record by more than 2,000 stockholders; (iii) cash in lieu of fractional shares or fractional depository receipts; or (iv) any combination of the foregoing.

     Under Section 302A.473 of the MBCA, if a corporation calls a shareholder meeting to approve a merger to which such corporation is a party, the sale of substantially all of its assets of the corporation or in certain other circumstances, the notice of the meeting must inform each shareholder of the right to dissent from such action and must include a copy of Section 302A.471 and Section 302A.473 of the MBCA and a brief description of the procedure to be followed under such sections. A shareholder who wishes to exercise dissenters' rights in such circumstances is entitled to demand the fair value of the shares owned by such shareholder.

DIVIDENDS

     Under the DGCL, a corporation may pay dividends out of surplus or out of its net profits for the fiscal year in which the dividend is declared or its net profits for the preceding fiscal year, subject to certain limitations for the benefit of certain preference shares.

     Generally, under the MBCA a Minnesota corporation may pay dividends only if the board determines, in accordance with the provisions of the MBCA, that the corporation will be able to pay its debts in the ordinary course of business after making the distribution and the board does not know before the distribution is made that the determination was or has become erroneous. In addition, the ability of a Minnesota corporation to pay dividends is restricted by certain limitations for the benefit of certain preference shares.

INSPECTION OF STOCKHOLDER LIST

     Both the MBCA and the DGCL allow any shareholder of a publicly-held corporation to inspect the shareholder list for a purpose reasonably related to such person's interest as a shareholder.

LOANS TO OFFICERS AND EMPLOYEES

     Under both the MBCA and the DGCL, a corporation may make loans to or guarantee the obligations of its officers or other employees and those of its subsidiaries when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

DISSOLUTION

     The DGCL allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions. The NPB Restated Certificate of Incorporation requires approval of sixty-six and two-thirds percent (66 2/3%) of the shares entitled to vote thereon to effect a dissolution under certain circumstances. Under the MBCA, shareholders holding fifty percent (50%) or more of the total voting power may authorize a corporation's dissolution, which right may not be modified by the articles of incorporation. The Aequitron Restated Articles of Incorporation do not modify this right.

                                 PROPOSAL NO. 1

                        APPROVAL OF THE MERGER AGREEMENT

     THE AEQUITRON BOARD RECOMMENDS THE ADOPTION OF THE FOLLOWING RESOLUTION THAT WILL BE PRESENTED TO THE ANNUAL MEETING:

     RESOLVED, that the shareholders of Aequitron hereby approve the Merger Agreement and the Merger contemplated thereby.

     The persons designated in the enclosed proxy will vote your shares in favor of approval unless instructions to the contrary are indicated in the enclosed proxy.

                                 PROPOSAL NO. 2

                        ELECTION OF AEQUITRON DIRECTORS

     Aequitron's Restated Articles of Incorporation provide that the Aequitron Board be divided into three classes, each class to be as equal in number as possible. There are currently five persons serving as directors. Aequitron is proposing that two directors be elected at the Annual Meeting to serve three-year terms expiring in 1999, or until each respective successor is elected and qualified. The Board of Directors Nominating Committee has nominated for election Lawrence A. Lehmkuhl and David B. Morse. Both nominees are currently directors of Aequitron and have consented to being named as nominees. It is intended that proxies will be voted for such nominees. Aequitron believes that Messrs. Lehmkuhl and Morse will be able to serve, but should either of them be unable to serve as a director, the persons named in the proxies have advised Aequitron that they will vote for the election of such substitute nominee as the Aequitron Board may propose.

     The names, ages and positions with Aequitron of the nominees and each person continuing as a director are set forth below.

                                                           POSITION WITH           DIRECTOR      TERM
                   NAME                     AGE              AEQUITRON              SINCE       EXPIRES
------------------------------------------  ---     ---------------------------    --------     -------
James B. Hickey, Jr.......................  43      President, Chief Executive       1993         1998
                                                    Officer and Director
Ervin F. Kamm, Jr.........................  56      Director                         1991         1998
Lawrence A. Lehmkuhl......................  59      Director                         1986         1996
David B. Morse............................  53      Director                         1983         1996
Gerald E. Rhodes..........................  54      Director                         1984         1997

BUSINESS EXPERIENCE

     JAMES B. HICKEY, JR. has been the President and Chief Executive Officer of Aequitron since June 1993. From October 1989 to June 1993, Mr. Hickey served as President of Baxter Healthcare, Inc.'s Respiratory/Anesthesia Systems Division, and, prior to October 1989, he was President of Baxter's Hospitex Division for three years.

     ERVIN F. KAMM, JR. has been the President and Chief Executive Officer at Digi International, a data communications company, since December 1994. From January 1988 to November 1994, Mr. Kamm was

President of Norstan, Inc., a telecommunications company. Mr. Kamm was President of Plato/Wicat Systems Co., a developer of educational software, from August 1984 to December 1987. In addition, Mr. Kamm currently serves as a director of Digi International and Secure Computing Corporation.

     LAWRENCE A. LEHMKUHL is currently a director of Fisher Imaging Corp. and Kera Vision, Inc. From February 1985 until April 1993, Mr. Lehmkuhl served as the President, Chief Executive Officer and Director of St. Jude Medical, and from April 1993 to February 1995, he was the Chairman of the Board of St. Jude Medical. From 1966 to February 1985, Mr. Lehmkuhl was employed by American Hospital Supply Corporation in various capacities, most recently as President of the American Converters Division.

     DAVID B. MORSE has been a partner with the law firm of Best & Flanagan PLLP, in Minneapolis, Minnesota since 1990. Mr. Morse has practiced law in private practice since 1971. Since July 1989, Mr. Morse has served as Aequitron's Chairman of the Board.

     GERALD E. RHODES has been the President of Ring Specialty Company, a jewelry manufacturer located in Boulder, Colorado, since January 1981. Mr. Rhodes has also served as the Secretary of Aequitron since July 1989.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Aequitron's officers and directors, and persons who own more than ten percent of a registered class of Aequitron's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish Aequitron with copies of all Section 16(a) forms they file.

     Based solely of its review of the copies of such forms received by it, Aequitron believes that, during the period from May 1, 1995 through April 30, 1996, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

BOARD AND COMMITTEE MEETINGS

     During fiscal year 1996, the Board of Directors of Aequitron held eight meetings. Each director attended 75% or more of the meetings of the Board of Directors and Committees of which he was a member.

     The Board of Directors has established a Compensation Committee, Nominating Committee and Stock Option Committee. The full Board of Directors meets as an Audit Committee and met one time in fiscal 1996 to review Aequitron's financial statements, accounting policies and procedures.

     The Compensation Committee consists of Messrs. Rhodes, Lehmkuhl and Kamm and recommends and reviews the compensation for the management directors and reviews the compensation of all officers. The Committee held two meetings in fiscal 1996.

     The Nominating Committee consists of Messrs. Hickey and Morse and recommends qualified candidates for election as directors of Aequitron. The Committee met one time in fiscal 1996.

     The Stock Option Committee consists of Messrs. Morse, Rhodes and Lehmkuhl and has responsibility for approval of all material terms of options granted to employees and directors. The Committee held one meeting in fiscal 1996.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth all cash compensation paid or to be paid by Aequitron, as well as certain other compensation paid or accrued, during fiscal years 1994, 1995 and 1996 to the Chief Executive Officer and the four highest paid executive officers whose total salary and bonus exceeded $100,000 based on salary and bonus earned during fiscal year 1996.

                                                                                         LONG-TERM COMPENSATION
                                                                             -----------------------------------------------
                                                                                     AWARDS                  PAYOUTS
                                                                             ----------------------   ----------------------
                                                 ANNUAL COMPENSATION         RESTRICTED  SECURITIES    LTIP
                                  FISCAL   -------------------------------     STOCK     UNDERLYING   PAYOUTS    ALL OTHER
  NAME AND PRINCIPAL POSITION      YEAR    SALARY($)   BONUS($)   OTHER($)   AWARDS($)    OPTIONS       ($)     COMPENSATION
--------------------------------  ------   ---------   --------   --------   ---------   ----------   -------   ------------
James B. Hickey, Jr.............   1996    $209,231    $57,538    $    --     $    --      150,000    $   --      $ 17,000(1)
  President and Chief Executive    1995     187,615    100,356         --          --       25,000        --        18,428
  Officer                          1994     150,385                                        275,000                  23,996

Jeffrey A. Blair................   1996     139,423     38,341         --          --       45,000        --         3,859(2)
  Sr. Vice President Sales &       1995     127,523     47,821         --          --       16,000        --         3,388
  Marketing                        1994      76,154      9,375     20,000          --      100,000        --        30,728

William M. Milne................   1996     115,322     31,159         --          --       45,000        --         3,670(2)
  Chief Financial Officer          1995     108,436     40,663         --          --       10,000        --
                                   1994     102,887         --         --          --       10,000        --         3,493
                                                                                                                     3,327
Robert C. Samec.................   1996     100,786     26,677         --          --       45,000        --         3,238(2)
  Vice President Regulatory        1995      94,282     35,356         --          --       12,000        --
  Affairs                          1994      88,800         --         --          --       10,000        --         1,568
                                                                                                                        --
Edson R. Weeks, III.............   1996      97,769     26,887         --          --       45,000        --         3,991(2)
  Vice President Operations        1995      86,961     32,611         --          --       12,000        --
                                   1994      79,700         --         --          --       10,000        --         3,017
                                                                                                                     2,946

---------------
(1) Represents forgiveness of a portion ($12,500) of a debt owed by Mr. Hickey to Aequitron as a result of Aequitron's payment of the closing expenses on his home, plus $4,500 paid by Aequitron as a matching contribution under the 401(K) Plan.

(2) Represents the amount paid by Aequitron as a matching contribution under the 401(k) Plan.

                     OPTION GRANTS DURING 1996 FISCAL YEAR

     The following table provides information regarding stock options granted by Aequitron during fiscal 1996 to the named executive officers in the Summary Compensation table. Aequitron has not granted any stock appreciation rights.

                                                                                             POTENTIAL REALIZABLE
                                               INDIVIDUAL GRANTS                               VALUE AT ASSUMED
                      -------------------------------------------------------------------   ANNUAL RATES OF STOCK
                         NUMBER OF        % OF TOTAL OPTIONS                                PRICE APPRECIATION FOR
                        SECURITIES            GRANTED TO         EXERCISE OR                    OPTION TERM(1)
                        UNDERLYING           EMPLOYEES IN        BASE PRICE    EXPIRATION   ----------------------
        NAME          OPTIONS GRANTED        FISCAL YEAR           ($/SH)         DATE       5%($)        10%($)
--------------------  ---------------   ----------------------   -----------   ----------   --------    ----------
James B. Hickey,
  Jr................      125,000(2)             25.10%            $  5.50       06/19/05   $432,365    $1,095,698
                           25,000(3)              5.02%            $ 7.125       08/21/05   $112,022    $  283,885
Jeffrey A. Blair....       25,000(2)              5.02%            $  5.50       06/19/05   $ 86,472    $  219,139
                           20,000(3)              4.02%            $ 7.125       08/21/05   $ 89,616    $  227,107
William M. Milne....       25,000(2)              5.02%            $  5.50       06/19/05   $ 86,472    $  219,139
                           20,000(3)              4.02%            $ 7.125       08/21/05   $ 89,616    $  227,107
Robert C. Samec.....       25,000(2)              5.02%            $  5.50       06/19/05   $ 86,472    $  219,139
                           20,000(3)              4.02%            $ 7.125       08/21/05   $ 89,616    $  227,107
Edson R. Weeks,
  III...............       25,000(2)              5.02%            $  5.50       06/19/05   $ 86,472    $  219,139
                           20,000(3)              4.02%            $ 7.125       08/21/05   $ 89,616    $  227,107

---------------
(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on Aequitron's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods.

(2) Option becomes exercisable with respect to 20% of the shares covered thereby on July 1 of each of 1998, 1999, 2000, 2001 and 2002. The exercise price was equal to 100% of the fair market value on June 19, 1995, the date of grant.

(3) Option becomes exercisable with respect to 20% of the shares covered thereby on August 21 of each of 1996, 1997, 1998, 1999 and 2000. The exercise price was equal to 100% of the fair market value of the Aequitron Common Stock on August 21, 1995, the date of grant.

              AGGREGATED OPTION EXERCISES DURING 1996 FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information related to options exercised by the named executive officers during fiscal 1996 and the number and value of options held at fiscal year-end. Aequitron does not have any outstanding stock appreciation rights.

                                                          NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                          SHARES                         UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                        ACQUIRED ON        VALUE        OPTIONS AT APRIL 30, 1996          AT APRIL 30, 1996
         NAME            EXERCISE       REALIZED(1)     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE(2)
----------------------  -----------     -----------     -------------------------     ----------------------------
James B. Hickey,
  Jr..................         --              --            190,000/260,000                $873,750/$660,624
Jeffrey A. Blair......     15,000         $45,938              58,200/87,800                $255,662/$213,900
William M. Milne......     12,000         $40,500              23,625/60,875                $100,093/$100,406
Robert C. Samec.......         --              --              23,025/62,475                $ 97,668/$106,206
Edson R. Weeks, III...     10,000         $33,750              23,025/62,475                $ 97,668/$106,206

---------------
(1) Value is calculated based on the amount, if any, by which the closing price for the Aequitron Common Stock as quoted on the Nasdaq National Market on the date of exercise exceeds the option exercise price, multiplied by the number of shares to which the exercise relates.

(2) Value is calculated on the basis of the difference between the option exercise price and the closing sale price for Aequitron's Common Stock at April 30, 1996 as quoted on the Nasdaq National Market, multiplied by the number of shares of Common Stock underlying the option.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Aequitron has entered into an employment agreement with James B. Hickey, Jr., which, in addition to the compensation shown in the Summary Compensation Table, provides for compensation in the event Mr. Hickey's employment with Aequitron is terminated under certain circumstances. Upon termination of employment initiated by Aequitron's Board of Directors other than for cause, Mr. Hickey will receive salary and medical insurance for twelve (12) months. Upon termination for cause, payment of severance is at the discretion of the Board.

     Aequitron also entered into an employment agreement with Jeffrey A. Blair. In addition to the compensation shown in the Summary Compensation Table, Mr. Blair has the right to six months of severance pay if the Board terminates his employment without cause.

     As described in the Compensation and Stock Option Committee Report, Aequitron entered into Change In Control Employment Agreements with each of James B. Hickey, Jr., William M. Milne, Jeffrey A. Blair, Robert C. Samec, Edson
R. Weeks, III, Patricia A. Hamm and Earl H. Slee. Each such Agreement provides that, following a change of control of Aequitron, if the executive officer is subsequently terminated without cause or voluntarily resigns within 12 months of such change of control, he or she will receive a lump sum amount equal to two times his or her current base compensation plus two times his or her target bonus under the Aequitron's Management Incentive Plan. The Merger triggers this change of control provision. In addition, all options will become fully vested upon such termination or resignation and will be exercisable for three months.

COMPENSATION OF DIRECTORS

     Since 1987, Aequitron has paid each non-employee director an annual fee of $12,000, payable in twelve monthly installments. In addition, since April 1995, such directors also receive $1,000 for each Board meeting attended in person or $500 for attending a meeting by telephone conference. Non-employee directors also receive an automatic annual grant of a non-qualified stock option pursuant to the 1988 Stock Option Plan on the date of Aequitron's annual meeting each year. Each option granted enables that director to purchase 10,000 shares of Aequitron's Common Stock at an option exercise price equal to the fair market value of such shares on the date the option is granted. Each option granted to a director is exercisable beginning one year after the date of grant, and will generally expire at the earlier of (i) twelve months after the optionee ceases to be a director and (ii) five years after the date of grant.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

     To the best of Aequitron's knowledge, the only beneficial owners of more than five percent (5%) of Aequitron's outstanding shares of Common Stock as of October 20, 1996 are listed below.

                         NAME AND ADDRESS                             NUMBER OF SHARES      PERCENT
                        OF BENEFICIAL OWNER                          BENEFICIALLY OWNED     OF CLASS
-------------------------------------------------------------------  ------------------     --------
Heartland Advisors, Inc............................................        450,000(1)          9.1%
  790 North Milwaukee Street
  Milwaukee, WI 53202

Dimensional Fund Advisors Inc......................................        254,100(2)          5.1%
  1299 Ocean Avenue
  Santa Monica, CA 90401

First Bank System, Inc.............................................        696,800(3)         14.1%
  c/o First Trust National Association
  180 East Fifth Street
  St. Paul, MN 55101

James B. Hickey, Jr................................................        469,808(4)          8.7%
  c/o Aequitron Medical, Inc.
  14800 28th Avenue North
  Minneapolis, Minnesota 55447

---------------
(1) All shares are held for the beneficial ownership of various accounts for which Heartland Advisors, Inc. acts as fiduciary; Heartland Advisors, Inc. has sole voting and sole investment power over all of the shares. Aequitron has relied on information contained in a Schedule 13G dated October 10, 1996 from Heartland Advisors, Inc.

(2) Includes 55,700 shares owned by DFA Investment Dimensions Group Inc. and 17,600 shares owned by the DFA Investment Trust Company; the officers of both companies are also officers of Dimensional Fund Advisors Inc. and in such capacity have shared voting and dispositive power over such shares. Aequitron has relied on information contained in a Schedule 13G dated January 30, 1995 from Dimensional Fund Advisors, Inc. and other information available to Aequitron.

(3) All shares are held for the beneficial ownership of various accounts for which First Bank acts as fiduciary; First Bank has sole voting power over all of the shares, sole investment power over 663,300 shares and no investment power over 33,500 shares. Aequitron has relied on information in a Schedule 13G dated February 9, 1996 and subsequent information furnished by First Bank.

(4) Includes 450,000 shares which may be purchased by Mr. Hickey upon exercise of currently exercisable options. Under the rules of the SEC, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days. Pursuant to such SEC rules, shares deemed beneficially owned by virtue of an individual's right to acquire them are also treated as outstanding when calculating the percent of the class owned by such individual and when determining the percent owned by any group in which the individual is included.

MANAGEMENT SHAREHOLDINGS

     The following table provides information as of October 25, 1996 concerning the beneficial ownership of Aequitron's Common Stock by (i) each director of Aequitron, (ii) each of the executive officers named in the Summary Compensation Table, and (iii) all directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

               NAME OF DIRECTOR, NAMED EXECUTIVE                   NUMBER OF SHARES        PERCENT OF
                 OFFICER OR IDENTITY OF GROUP                    BENEFICIALLY OWNED(1)      CLASS(1)
---------------------------------------------------------------  ---------------------     ----------
James B. Hickey, Jr............................................          469,808(2)             8.7%
Ervin F. Kamm, Jr..............................................           35,000(3)             0.7%
Lawrence A. Lehmkuhl...........................................           78,000(4)             1.6%
David B. Morse.................................................           51,300(5)             1.0%
Gerald E. Rhodes...............................................           70,000(6)             1.4%
Jeffrey A. Blair...............................................          153,889(7)             3.0%
William M. Milne...............................................           92,195(8)             1.8%
Robert C. Samec................................................           80,300(9)             1.6%
Edson R. Weeks, III............................................          102,252(10)            2.0%
All Directors and Executive Officers as a Group (11 persons)...        1,202,744(11)           19.6%

---------------
 (1) Under the rules of the SEC, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days. Pursuant to such SEC rules, shares deemed beneficially owned by virtue of an individual's right to acquire them are also treated as outstanding when calculating the percent of the class owned by such individual and when determining the percent owned by any group in which the individual is included.

 (2) Includes 450,000 shares which may be purchased by Mr. Hickey upon exercise of currently exercisable options.

 (3) Includes 35,000 shares which may be purchased by Mr. Kamm upon exercise of currently exercisable options.

 (4) Includes 30,000 shares which may be purchased by Mr. Lehmkuhl upon exercise of currently exercisable options.

 (5) Includes 30,000 shares which may be purchased by Mr. Morse upon exercise of currently exercisable options, 8,000 shares held in trust for Mr. Morse's benefit and 500 shares held by Mr. Morse's spouse for which he disclaims having voting or investment power.

 (6) Includes 30,000 shares which may be purchased by Mr. Rhodes upon exercise of currently exercisable options.

 (7) Includes 146,000 shares which may be purchased by Mr. Blair upon exercise of currently exercisable options.

 (8) Includes 75,500 shares which may be purchased by Mr. Milne upon exercise of currently exercisable options.

 (9) Includes 76,500 shares which may be purchased by Mr. Samec upon exercise of currently exercisable options.

(10) Includes 76,500 shares which may be purchased by Mr. Weeks upon exercise of currently exercisable options.

(11) Includes 1,019,500 shares which may be purchased by the directors and executive officers of Aequitron upon exercise of currently exercisable options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     David B. Morse, Chairman and a director of Aequitron, also serves as general counsel to Aequitron. Mr. Morse has been a partner with the law firm of Best & Flanagan PLLP in Minneapolis, Minnesota since 1990. During the fiscal year ended April 30, 1996, Best & Flanagan PLLP billed Aequitron $400,500 for legal services performed for Aequitron.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for setting and administering policies for the annual compensation and stock option programs for the Chief Executive Officer and executive officers of Aequitron. The Committee is composed of independent outside directors who make recommendations to the full Board of Directors on base salary, the annual incentive compensation, long-term incentives in the form of stock options and benefits for the executive officers.

PHILOSOPHY

     Aequitron's compensation programs seek to improve its financial performance by rewarding efforts which enhance shareholder value through achievement of corporate objectives, business strategies and performance goals for the purpose of attracting and retaining key management talent for the long-term growth of Aequitron.

BASE SALARY

     Base salaries for executive officers are based on competitive practices of companies in the same industry and of comparable size, taking into consideration levels of responsibility, experience and individual performance. Officer salary ranges are reviewed by the Committee annually in conjunction with the approval of Aequitron's annual operating and total compensation plans.

ANNUAL INCENTIVE COMPENSATION

     Under the Management Incentive Plan ("MIP"), executive officers and certain other members of management participated in its annual incentive bonus for fiscal 1996. The MIP is intended to tie cash compensation to corporate performance and individual performance goals. The MIP has three levels of participants, each with a different incentive amount as a percentage of their base salary. Potential payouts are then based on Aequitron's financial plan performance, and, for certain levels, the individual's performance versus a set of personal, measurable objectives, approved by senior management. Total incentive compensation is then a combination of corporate and individual objective attainment.

LONG-TERM INCENTIVE COMPENSATION

     The Stock Option Committee of the Board of Directors is responsible for developing and administering policies for granting stock options under Aequitron's Stock Option Program. The Stock Option Committee is comprised of three outside directors, two of whom are members of the Compensation Committee. The objectives of the program are to create a direct link between compensation and the long-term stock performance of Aequitron, and to enable executive officers to acquire and maintain a long term ownership position in Aequitron thus retaining key management.

     Stock options are granted either annually or bi-annually (typically in August) depending on job level. Each job level has a corresponding range of shares to be considered based on an individual's responsibilities, performance, future potential and previous grants. The option price of each option granted is the fair market value of Aequitron's Common Stock as determined by the closing price on the day of grant. Options have ten-year terms and vest in installments, generally over five years.

BENEFITS

     The same health, life and disability insurance benefits are offered to executive officers as are available to Aequitron employees generally. Executive officers also receive prerequisites which did not exceed the levels set by the Commission for disclosure for fiscal 1996.

CHANGE IN CONTROL COMPENSATION

     The Committee believes the ability to recruit and maintain an outstanding management team is essential to protect and enhance the best interests of Aequitron and its shareholders. In recent years the medical products industry has experienced a consolidation of products and services through mergers and acquisitions. In order to assure the continued services and dedication of its executive officers in the event of any threatened or actual change in control of Aequitron, the Committee entered into change in control employment agreements with its executive officers in December 1994. See "Employment Contracts and Termination of Employment Arrangements."

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee annually reviews and approves the compensation of James B. Hickey, Jr., the Chief Executive Officer, on the basis of Aequitron's financial performance and the extent to which strategic and business plan goals are met. The components of Mr. Hickey's compensation are the same as described above for all executive officers. With a results-oriented philosophy, Mr. Hickey's compensation is predominately geared toward increasing shareholder value through the attainment of long-term and short-term corporate goals.

     For fiscal 1996, Mr. Hickey earned a base salary of $209,231, an increase from $190,000 in fiscal 1995 and Mr. Hickey earned a bonus for fiscal 1996 of $57,538, in accordance with the Company's MIP. In addition, stock options to purchase 150,000 shares were granted to Mr. Hickey vesting over five years beginning in 1996. Accordingly, Mr. Hickey currently holds options to purchase an aggregate of 450,000 shares.

    COMPENSATION                     STOCK OPTION
      COMMITTEE                        COMMITTEE
---------------------            ---------------------
Lawrence A. Lehmkuhl             Lawrence A. Lehmkuhl
Ervin F. Kamm, Jr.               David B. Morse
Gerald E. Rhodes                 Gerald E. Rhodes

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPANTS

     During fiscal year 1996, the Compensation Committee consisted of Lawrence
A. Lehmkuhl, Ervin P. Kamm, Jr. and Gerald E. Rhodes. None of these persons is or has been an executive officer or employee of Aequitron or any of its subsidiaries. In addition, there are no Compensation Committee interlocks between Aequitron and other entities involving Aequitron executive officers and Board members who serve as executive officers of such entities.

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Common Stock of Aequitron for the last five fiscal years with the cumulative total return on the S&P Midcap 400 Index and an index of peer companies selected by Aequitron. The peer group includes Allied Healthcare Products, Inc., Healthdyne Technologies, Inc., Marquest Medical Products, Inc., Medical Graphics Corp., Nellcor Puritan Bennett Incorporated and Respironics, Inc.

     THE REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION IMMEDIATELY ABOVE AND THE PERFORMANCE GRAPH THAT APPEARS BELOW SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

      MEASUREMENT PERIOD           AEQUITRON      S&P MIDCAP
    (FISCAL YEAR COVERED)        MEDICAL INC.      400 INDEX      PEER GROUP
    ---------------------        ------------     ----------      ----------
            APR91                   100             100             100
            APR92                    90.48          120.04          136.17
            APR93                    85.71          137.44          121.92
            APR94                   119.05          150.92          151.95
            APR95                   195.24          165.68          209.98
            APR96                   261.90          215.07          250.84

                                 PROPOSAL NO. 3

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Aequitron Board has recommended that the Aequitron shareholders ratify the selection of Ernst & Young LLP to serve as the independent auditors for Aequitron for the fiscal year ending April 30, 1997 or until a successor is appointed.

     Ernst & Young LLP has been the principal independent certified public accounting firm utilized by Aequitron since 1983. During this time, Ernst & Young LLP has audited Aequitron's financial statements, made limited reviews of the interim financial reports, reviewed filings with the Securities and Exchange Commission and provided general advice regarding related accounting matters.

     This matter is being submitted to the Aequitron shareholders for approval by the affirmative vote of the holders of record of a majority of the shares represented and voting, in person or by proxy, at the Annual Meeting.

     THE AEQUITRON BOARD RECOMMENDS THE ADOPTION OF THE FOLLOWING RESOLUTION THAT WILL BE PRESENTED TO THE ANNUAL MEETING.

          RESOLVED, that the shareholders of Aequitron hereby ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending April 30, 1997.

     The persons designated in the enclosed proxy will vote your shares for appointment unless instructions to the contrary are indicated in the enclosed proxy.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make statements should they desire to do so.

                                 OTHER MATTERS

     It is not expected that any matters other than those described in this Proxy Statement/Prospectus will be brought before the Aequitron Annual Meeting. If any other matters are presented, however, it is the intention of the persons named in the Aequitron proxy to vote such proxies in accordance with their respective discretion.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the securities offered hereby and the federal income tax consequences of the Merger will be passed upon for NPB by Morrison & Foerster LLP. Certain legal matters with respect to the federal income tax consequences of the Merger will be passed upon for Aequitron by Best & Flanagan, PLLP.

                                    EXPERTS

     The consolidated financial statements incorporated in this Proxy Statement/Prospectus by reference to NPB's Annual Report on Form 10-K for the year ended July 7, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Aequitron Medical, Inc. at April 30, 1996 and 1995, and for each of the three years in the period ended April 30, 1996, included in the Annual Report on Form 10-K/A, for the year ended April 30, 1996, which is incorporated by reference and made a part of this Proxy Statement/Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING.

     The proxy rules of the SEC permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. Aequitron's annual meeting for fiscal year ending April 30, 1997 is expected to be held on or about September 25, 1997, and proxy materials in connection with that meeting are expected to be mailed on or about August 13, 1997. Except as indicated below, shareholder proposals prepared in accordance with the proxy rules must be received by Aequitron on or before April 9, 1997.

     The Amended Bylaws of Aequitron establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of Aequitron and (ii) the nomination by shareholders of candidates for election as directors.

     PROPERLY BROUGHT BUSINESS. The Amended Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of Aequitron of such shareholder's intention to bring such business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of Aequitron not less than 50 days and no more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. Notices relating to the conduct of such business at an annual meeting must contain certain information as described in Section 12.2 of Aequitron's Amended Bylaws, which Amended Bylaws are available for inspection by shareholders at Aequitron's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with Aequitron's Amended Bylaws.

     SHAREHOLDER NOMINATIONS. The Amended Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of Aequitron prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of Aequitron not less than 50 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. The notice to Aequitron from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Section 12.3 of Aequitron's Amended Bylaws, which Amended Bylaws are available for inspection by shareholders at Aequitron's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

                                   APPENDIX A

                         AMENDED AND RESTATED AGREEMENT
                               AND PLAN OF MERGER

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
ARTICLE I:        THE MERGER.........................................................   A-1
   1.1            The Merger.........................................................   A-1
   1.2            Effective Time of the Merger.......................................   A-1
ARTICLE II:       THE SURVIVING CORPORATION..........................................   A-1
   2.1            Certificate of Incorporation.......................................   A-1
   2.2            By-laws............................................................   A-1
   2.3            Directors and Officers of Surviving Corporation....................   A-1
ARTICLE III:      CONVERSION OF SHARES...............................................   A-2
   3.1            Exchange Ratio.....................................................   A-2
   3.2            Exchange of Shares.................................................   A-2
   3.3            Dividends; Transfer Taxes..........................................   A-3
   3.4            No Fractional Shares...............................................   A-3
   3.5            Closing of AMI Transfer Books......................................   A-4
   3.6            Closing............................................................   A-4
   3.7            Supplementary Action...............................................   A-4
   3.8            Dissenting Shares..................................................   A-4
ARTICLE IV:       REPRESENTATIONS AND WARRANTIES OF AMI..............................   A-4
   4.1            Organization.......................................................   A-5
   4.2            Capitalization.....................................................   A-5
   4.3            Authority Relative to this Agreement...............................   A-5
   4.4            Consents and Approvals; No Violations..............................   A-6
   4.5            Reports and Financial Statements...................................   A-6
   4.6            Absence of Certain Changes or Events...............................   A-6
   4.7            Information in Registration Statement and Proxy Statement..........   A-7
   4.8            Litigation.........................................................   A-7
   4.9            Contracts..........................................................   A-7
   4.10           Employee Benefit Plans.............................................   A-8
   4.11           Tax Matters........................................................   A-9
   4.12           Compliance with Applicable Law.....................................  A-11
   4.13           Subsidiaries.......................................................  A-11
   4.14           Interested Party Transactions......................................  A-11
   4.15           Labor and Employment Matters.......................................  A-11
   4.16           Ownership of Shares of NPB Common Stock............................  A-11
   4.17           Insurance..........................................................  A-11
   4.18           Contracts with Physicians, Hospitals, HMOs and Third Party
                  Providers..........................................................  A-12
   4.19           Environmental Protection...........................................  A-12
   4.20           Intellectual Property Rights.......................................  A-13
   4.21           FDA and Related Matters............................................  A-14
   4.22           Real Property......................................................  A-14
   4.23           Complete Copies of Requested Reports...............................  A-15
   4.24           Share Ownership....................................................  A-15
   4.25           Opinion of Financial Advisors......................................  A-15

                                                                                       PAGE
                                                                                       ----
   4.26           Pooling of Interests...............................................  A-15
   4.27           Accounts Receivable................................................  A-15
   4.28           Customers and Suppliers............................................  A-16
   4.29           Representations Complete...........................................  A-16
   4.30           Takeover Statutes..................................................  A-16
   4.31           Voting Arrangements................................................  A-16
   4.32           Ownership of Shares................................................  A-16
   4.33           Inventories........................................................  A-16
   4.34           Product Liability Matters..........................................  A-16
   4.35           No Undisclosed Liabilities.........................................  A-17
ARTICLE V:        REPRESENTATIONS AND WARRANTIES OF NPB..............................  A-17
   5.1            Organization.......................................................  A-17
   5.2            Capitalization.....................................................  A-17
   5.3            Authority Relative to this Agreement...............................  A-18
   5.4            Consents and Approvals; No Violations..............................  A-18
   5.5            Reports and Financial Statements; Absence of Certain Changes.......  A-18
   5.6            Information in Registration Statement and Proxy Statement..........  A-19
   5.7            Share Ownership....................................................  A-19
   5.8            Compliance With Applicable Law.....................................  A-19
   5.9            Ownership of Shares of AMI Common Stock............................  A-19
   5.10           Complete Copies of Requested Reports...............................  A-19
   5.11           Pooling of Interests...............................................  A-19
   5.12           Representations Complete...........................................  A-19
ARTICLE VI:       CONDUCT OF BUSINESS PENDING THE MERGER.............................  A-20
   6.1            Conduct of Business by AMI and NPB Pending the Merger..............  A-20
   6.2            Compensation Plans.................................................  A-22
   6.3            Current Information................................................  A-22
   6.4            Letters of AMI's and NPB's Auditors................................  A-22
   6.5            Legal Conditions to Merger.........................................  A-22
   6.6            Affiliates; Pooling of Interests...................................  A-23
   6.7            Advice of Changes; Government Filings..............................  A-23
   6.8            Accounting Methods.................................................  A-24
ARTICLE VII:      ADDITIONAL AGREEMENTS..............................................  A-24
   7.1            Access and Information.............................................  A-24
   7.2            No Solicitation of Transactions....................................  A-24
   7.3            Registration Statement.............................................  A-24
   7.4            Proxy Statement; Stockholder Approval..............................  A-24
   7.5            Nasdaq National Market.............................................  A-25
   7.6            Antitrust Laws.....................................................  A-25
   7.7            Certain Employee Benefit Plans Matters.............................  A-25
   7.8            Stock Options and Warrants.........................................  A-26
   7.9            Director and Officer Indemnification, Etc..........................  A-26
   7.10           Public Announcements...............................................  A-26
   7.11           Expenses...........................................................  A-27

                                                                                       PAGE
                                                                                       ----
   7.12           Additional Agreements..............................................  A-27
   7.13           AMI Accruals and Reserves..........................................  A-27
   7.14           FIRPTA.............................................................  A-27
   7.15           Takeover Statutes..................................................  A-27
   7.16           Management Incentive Plan..........................................  A-28
   7.17           Existing Agreements With AMI Officers and Employees................  A-28
   7.18           Consulting Agreements..............................................  A-28
ARTICLE VIII:     CONDITIONS TO CONSUMMATION OF THE MERGER...........................  A-28
   8.1            Conditions to Each Party's Obligation to Effect the Merger.........  A-28
   8.2            Conditions to Obligation of AMI to Effect the Merger...............  A-29
   8.3            Conditions to Obligations of NPB to Effect the Merger..............  A-30
ARTICLE IX:       TERMINATION, AMENDMENT AND WAIVER..................................  A-30
   9.1            Termination........................................................  A-30
   9.2            Effect of Termination..............................................  A-31
   9.3            Cancellation Fees; Expenses........................................  A-31
   9.4            Amendment..........................................................  A-32
   9.5            Extension; Waiver..................................................  A-32
ARTICLE X:        GENERAL PROVISIONS.................................................  A-32
   10.1           Survival of Representations, Warranties and Agreements.............  A-32
   10.2           Brokers............................................................  A-32
   10.3           Notices............................................................  A-33
   10.4           Descriptive Headings...............................................  A-33
   10.5           Entire Agreement; Assignment.......................................  A-33
   10.6           Governing Law......................................................  A-33
   10.7           Counterparts.......................................................  A-33
   10.8           Validity...........................................................  A-33
   10.9           Jurisdiction and Venue.............................................  A-34
   10.10          Investigation......................................................  A-34
   10.11          Consents...........................................................  A-34

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

     AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of September 9, 1996, by and among Nellcor Puritan Bennett Incorporated, Delaware corporation ("NPB"), and Aequitron Medical, Inc., a Minnesota corporation ("AMI").

     WHEREAS, the Boards of Directors of NPB and AMI each have determined that the acquisition of AMI by NPB is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein; and

     WHEREAS, for federal income tax purposes, it is intended that the merger contemplated herein shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and for financial accounting purposes shall be accounted for as a pooling of interests.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

     1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), AMI shall be merged with and into NPB, NPB shall be the surviving corporation (the "Surviving Corporation") and the separate existence of AMI shall thereupon cease (the "Merger"). The Merger shall have the effects set forth in Section 259 of the General Corporation Law of the State of Delaware (the "DGCL") and Section 302A.641 of the Minnesota Business Corporations Act ("MBCA").

     1.2 Effective Time of the Merger. The Merger shall become effective when a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Minnesota, which filings shall be made as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section
3.6 hereof upon satisfaction or waiver of the conditions set forth in Article
VIII. When used in this Agreement, the term "Effective Time" shall mean the date and time at which both such Certificates of Merger have been so filed.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

     2.1 Certificate of Incorporation. The Certificate of Incorporation of NPB shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL.

     2.2 Bylaws. The Bylaws of NPB as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL.

     2.3 Directors and Officers of Surviving Corporation.

     (a) The directors of NPB shall be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

     (b) The officers of NPB at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until removed or until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

                                  ARTICLE III
                              CONVERSION OF SHARES

     3.1 Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

     (a) Subject to Section 3.4 hereof, each share of common stock, no par value ("AMI Common Stock"), of AMI that is issued and outstanding immediately prior to the Effective Time (other than shares of AMI Common Stock to be canceled pursuant to Section 3.1(b)) shall be converted at the Effective Time into the right to receive that fraction of a share of NPB of common stock, par value $0.001 per share, of NPB equal to the Exchange Ratio (as defined below) together with the corresponding preferred stock purchase rights associated with such shares of NPB common stock in accordance with the NPB Rights Agreement (as defined in Section 5.2(b)) ("NPB Common Stock"). All references herein to NPB Common Stock, including the shares issuable in the Merger, shall be deemed to include the associated preferred stock purchase rights, except where the context otherwise clearly requires.

     The exchange ratio for the Merger ("Exchange Ratio") shall be calculated as follows:

     1. If the Closing Market Value (as defined below) is greater than or equal to $23.14 and less than or equal to $26.61, the Exchange Ratio will be .432;

     2. If the Closing Market Value is greater than $26.61, the Exchange Ratio will be the quotient of (A) $11.50 divided by (B) the Closing Market Value, rounded to the nearest one-one thousandth of a share;

     3. If the Closing Market Value is less than $23.14 and greater than or equal to $17.00, the Exchange Ratio will be the quotient of (A) $10.00 divided by (B) the Closing Market Value, rounded to the nearest one-one thousandth of a share; and

     4. If the Closing Market Value is less than $17.00, the Exchange Ratio will be .588.

     For purposes of this Agreement, the "Closing Market Value" shall mean the average of the closing prices of NPB Common Stock as reported by the Nasdaq National Market for the ten trading days ending on the fifth trading day prior to the AMI shareholders meeting referred to in Section 7.4.

     At the Effective Time, all such shares of AMI Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares of AMI Common Stock (a "Certificate") shall thereafter represent the right to receive
(i) the number of whole shares of NPB Common Stock and (ii) cash in lieu of fractional shares into which the shares of AMI Common Stock represented by such Certificate have been converted pursuant to Section 3.2 and Section 3.4 hereof. Each Certificate shall be exchanged for (x) certificates representing whole shares of NPB Common Stock, and (y) cash in lieu of fractional shares, issued in consideration therefor upon the surrender of such Certificate in accordance with the provisions hereof, without interest thereon. If prior to the Effective Time NPB should split or combine the shares of NPB Common Stock, or pay a stock dividend or other stock distribution, in, or in exchange of, shares of NPB Common Stock, or engage in any similar transaction, then the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend, exchange or other distribution or similar transaction.

     At the Effective Time, all stock options, warrants and convertible securities to purchase AMI Common Stock then outstanding shall be assumed by NPB in accordance with Section 7.8.

     (b) Each share of AMI Common Stock held in the treasury of AMI and each share of AMI Common Stock held by NPB or any subsidiary of NPB immediately prior to the Effective Time shall be canceled and retired and cease to exist, and no shares of NPB Common Stock shall be issued in exchange therefor. All shares of NPB Common Stock owned by AMI or any subsidiary of AMI shall become treasury stock of NPB.

     3.2 Exchange of Shares.

     (a) Prior to the Effective Time, NPB shall select, and enter into an agreement (in form and substance reasonably satisfactory to AMI) with, a bank or trust company to act as Exchange Agent hereunder (the

"Exchange Agent"). Within a reasonable period of time after the Effective Time, NPB shall make available, and each holder of shares of AMI Common Stock (other than Excluded Shares) will be entitled to receive upon surrender to the Exchange Agent of one or more Certificates, certificates representing the number of whole shares of NPB Common Stock and cash in lieu of fractional shares into which such shares of AMI Common Stock are converted in the Merger. The shares of NPB Common Stock into which the shares of AMI Common Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

     (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of AMI Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as NPB may reasonably specify that are not inconsistent with the terms of this Agreement) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of NPB Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of NPB Common Stock and
(ii) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate so surrendered pursuant to the provisions of this Article III.

     (c) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, NPB will issue or cause to be issued in exchange for such lost, stolen or destroyed Certificate the number of whole shares of NPB Common Stock and cash in lieu of fractional shares into which the shares of AMI Common Stock represented by the Certificate are converted in the Merger in accordance with this Article III. When authorizing such issuance in exchange therefor, NPB may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give NPB a bond in such sum as it may direct as indemnity, or such other form of indemnity, as it shall direct, against any claim that may be made against NPB with respect to the Certificate alleged to have been lost, stolen or destroyed.

     3.3 Dividends; Transfer Taxes. No dividends that are declared on shares of NPB Common Stock after the Effective Time will be paid to persons entitled to receive certificates representing shares of NPB Common Stock until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the certificates representing such shares of NPB Common Stock shall be issued, any dividends which shall have become payable with respect to such shares of NPB Common Stock between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any certificates for any shares of NPB Common Stock are to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall
(a) pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of NPB Common Stock in a name other than that of the registered holder of the Certificate surrendered or (b) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding anything in this Agreement to the contrary, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of AMI Common Stock for any shares of NPB Common Stock or dividends thereon or, in accordance with Section 3.4 hereof, the cash payment for fractional interests, delivered to a public official pursuant to applicable escheat laws following the passage of time specified therein.

     3.4 No Fractional Shares. No fractional shares of NPB Common Stock shall be issued pursuant to the Merger. In lieu of the issuance of any such fractional share of NPB Common Stock pursuant to Section 3.2, cash adjustments will be paid to holders in respect of any fractional share of NPB Common Stock that would otherwise be issuable. The amount of such adjustment shall be the product of such fraction of a share of NPB Common Stock multiplied by the closing sales price per share of NPB Common Stock on the Nasdaq National Market on the business day immediately preceding the Closing Date.

     3.5 Closing of AMI Transfer Books. At the Effective Time, the stock transfer books of AMI shall be closed and no transfer of shares of AMI Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing shares of NPB Common Stock or cash in lieu of fractional shares in accordance with the terms hereof. At and after the Effective Time, the holders of shares of AMI Common Stock to be exchanged for shares of NPB Common Stock pursuant to this Agreement shall cease to have any rights as stockholders of AMI, except for the right to surrender such Certificates in exchange for shares of NPB Common Stock as provided hereunder or such dissenters' rights as are provided under applicable law.

     3.6 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Morrison & Foerster, 19900 MacArthur Boulevard, 12th Floor, Irvine, California 92765 at 9:00 a.m., local time, on the first business day (the "Closing Date") following the date on which the AMI stockholders' meeting referred to in Section 7.4 hereof shall have occurred; provided that if all of the other conditions set forth in Article VIII hereof are not satisfied or waived at such date the Closing Date shall be the business day following the day on which all such conditions have been satisfied or waived, or at such other date, time and place as NPB and AMI shall agree.

     3.7 Supplementary Action. If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of AMI, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of AMI in the name of and on behalf of AMI to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

     3.8 Dissenting Shares. If holders of AMI Common Stock are entitled to dissent from the Merger and demand appraisal of any such AMI Common Stock under applicable law (each person electing to exercise such rights, a "Dissenting Holder"), any shares of AMI Common Stock held by a Dissenting Holder as to which appraisal has been so demanded ("Excluded Shares") shall not be converted as described in Section 3.1, but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due such Dissenting Holder pursuant to applicable law; provided, however, that each share of AMI Common Stock held by a Dissenting Holder who shall, after the Effective Time, withdraw its demand for appraisal or lose its rights of appraisal with respect to such shares of AMI Common Stock, in either case pursuant to applicable law, shall not be deemed an Excluded Share, but shall be deemed to be converted, as of the Effective Time, into the right to receive NPB Common Stock in accordance with the Exchange Ratio.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF AMI

     As used in this Agreement, (a) the term "Material Adverse Effect" means, with respect to AMI or NPB, as the case may be, a material adverse effect on the business, assets, operations or results of operation or condition (financial or otherwise) of AMI or NPB, in each case including its subsidiaries taken as a whole, or on its ability to perform its obligations hereunder and (b) the word "subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership) or of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporations or other organizations is directly or indirectly owned or controlled by such party and/or by any one or more of the subsidiaries.

     Except as set forth in the disclosure letter delivered to NPB at or prior to the execution of this Agreement ("AMI Disclosure Schedule"), AMI represents and warrants to NPB as follows:

     4.1 Organization. AMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the corporate power to carry on its business as it is now being conducted. AMI is duly qualified as a foreign corporation to do business, and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not in the aggregate have a Material Adverse Effect. Each subsidiary of AMI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate power to carry on its business as it is now being conducted and is duly qualified as a foreign corporation to do business, and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so duly organized, validly existing and in good standing, to have such corporate power or to be so qualified will not in the aggregate have a Material Adverse Effect. AMI has delivered to NPB or its counsel complete and correct copies of its and its subsidiaries' Articles of Incorporation and Bylaws.

     4.2 Capitalization.

     (a) As of September 1, 1996, the authorized capital stock of AMI consists of 15,000,000 shares of AMI Common Stock. As of September 1, 1996, 4,950,842 shares of AMI Common Stock were issued and outstanding, stock options to acquire 1,177,400 shares of AMI Common Stock (the "AMI Stock Options") were outstanding under all stock option plans of AMI, 417,955 additional shares of AMI Common Stock were reserved for issuance under AMI's stock option plans. No changes have occurred in such capitalization since September 1, 1996 that, in the aggregate, would be material to AMI, except for option exercises in the ordinary course of business. All of the issued and outstanding shares of AMI Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights or similar rights created by statute, the Articles of Incorporation or Bylaws of AMI or any agreement to which AMI or any of its subsidiaries is a party or by which AMI or any of its subsidiaries is bound. Since September 1, 1996, AMI has not issued any shares of its capital stock, except upon the exercise of AMI Stock Options.

     (b) Except as set forth in Section 4.2, there are not now, and at the Effective Time there will not be, any shares of capital stock of AMI issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating AMI to issue, transfer or sell any shares of its capital stock. As of the date hereof, no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt") of AMI were issued or outstanding, nor will there be any issued or outstanding at the Effective Time. All outstanding shares of the capital stock of AMI's subsidiaries are validly issued, fully paid, non-assessable and owned by AMI or one of its subsidiaries free and clear of any liens, security interest, pledges, agreements, claims, charges or encumbrances of any nature whatsoever. There are no voting trust or other agreements or understandings to which AMI is a party with respect to the voting of the capital stock of AMI or any of its subsidiaries. None of AMI or its subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of AMI, or any of its subsidiaries, respectively, as a result of the transactions contemplated by this Agreement. Immediately after the Effective Time, there will be no option, warrant, call, right or agreement obligating AMI or any subsidiary of AMI to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of AMI Common Stock or any Voting Debt, or obligating AMI or any subsidiary of AMI to grant, extend or enter into any such option, warrant, call, right or agreement.

     4.3 Authority Relative to this Agreement. AMI has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by AMI and the consummation by AMI of the transactions contemplated hereby have been duly authorized by AMI's Board of Directors and, except for the favorable vote of a majority of the shares of outstanding capital stock of AMI entitled to vote thereon in accordance with applicable law, no other corporate proceedings on the part of AMI are necessary to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by AMI and constitutes a valid and binding agreement of AMI, enforceable against AMI in accordance with its terms.

     4.4 Consents and Approvals; No Violations. Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws, and the filing and recordation of a Certificate of Merger as required by the DGCL and MBCA, no filing with, and no permit, authorization, consent or approval of, any public or governmental body or authority is necessary for the consummation by AMI of the transactions contemplated by this Agreement, except where a failure to make such filing or to obtain such permit, registration, authorization, consent or approval will not in the aggregate have a Material Adverse Effect. Neither the execution and delivery of this Agreement by AMI, nor the consummation by AMI of the transactions contemplated hereby, nor compliance by AMI with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Articles of Incorporation or Bylaws of AMI or any of its subsidiaries, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration or change in the award, grant, vesting or determination) under, or give rise to creation of any lien, charge, security interest or encumbrance upon any of the respective properties or assets of AMI or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement, arrangement or other instrument or obligation to which AMI or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected or (c) violate any order, writ, injunction, decree, statute, rule or regulation of any court or government authority applicable to AMI, any of its subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches, defaults (or rights of termination, cancellation, acceleration or change), liens, charges, security interests or encumbrances which would not in the aggregate have a Material Adverse Effect.

     4.5 Reports and Financial Statements. AMI has filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since May 1980 including, without limitation, Annual Reports on Form 10-K for the years ended April 30, 1994, April 30, 1995 and April 30, 1996 (all such reports and amendments thereto, collectively, the "AMI SEC Reports"), and has previously furnished or made available to NPB true and complete copies of all AMI SEC Reports filed with respect to periods beginning after April 30, 1992 (including any exhibits thereto) and will promptly deliver to NPB any AMI SEC Reports filed between the date hereof and the Effective Time. None of such AMI SEC Reports, as of their respective dates (as amended through the date hereof), contained or, with respect to the AMI SEC Reports filed after the date hereof, will contain any untrue statement of a material fact or omitted or, with respect to the AMI SEC Reports filed after the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the AMI SEC Reports fairly presents the consolidated financial position of AMI and its subsidiaries as of the date thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in cash flows of AMI and its subsidiaries for the respective periods set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to (a) normal year end adjustments which would not in the aggregate be material in amount or effect and (b) the permitted exclusion of all footnotes that would otherwise be required by generally acceptable accounting principles.

     4.6 Absence of Certain Changes or Events. Except as disclosed in the AMI SEC Reports filed prior to the date of this Agreement, since April 30, 1996, neither AMI nor any of its subsidiaries: (a) has taken any of the actions prohibited in Section 6.1 or Section 6.2 hereof; (b) has incurred any material liability, except in the ordinary course of its business and consistent with past practices; (c) has suffered any change, or any event involving a prospective change, in its business, assets, financial condition or results of operation which has had, or is reasonably likely to have, in the aggregate a Material Adverse Effect (other than as a result of changes or proposed changes in federal or state health care (including health care reimbursement) laws or regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by AMI to NPB prior to the execution of this Agreement); or (d) subsequent to the date hereof, except as permitted by Section 6.1 or Section 6.2 hereof, will conduct its business and operations other than in the ordinary course of business and consistent with past practices.

     4.7 Information in Registration Statement and Proxy Statement. The information relating to AMI and its subsidiaries to be contained in (a) the Registration Statement on Form S-4 to be filed with the SEC by NPB under the Securities Act for the purpose of registering the shares of NPB Common Stock to be issued in the Merger or pursuant to this Agreement (the "Registration Statement") and (b) the proxy statement to be distributed in connection with AMI's meeting of stockholders to vote upon this Agreement and related matters (the "Proxy Statement"), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     4.8 Litigation. As of the date of this Agreement, except as disclosed in the AMI SEC Reports filed prior to the date of this Agreement and except to the extent that in the aggregate they would not reasonably be expected to have a Material Adverse Effect: (a) there is no action, suit, judicial or administrative proceeding, arbitration or investigation pending or, to the best knowledge of AMI, threatened against or involving AMI or any of its subsidiaries, or any of their properties or rights, before any court, arbitrator, or administrative or governmental body; (b) there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against AMI or any of its subsidiaries; and (c) AMI and its subsidiaries are not in violation of any term of any judgments, decrees, injunctions or orders outstanding against them.

     4.9 Contracts.

     (a) Each of the material contracts, instruments, mortgages, notes, security agreements, leases, agreements or understandings, whether written or oral, to which AMI or any of its subsidiaries is a party that relates to or affects the assets or operations of AMI or any of its subsidiaries or to which AMI or any of its subsidiaries or their respective assets or operations may be bound or subject is a valid and binding obligation of AMI and in full force and effect with respect to AMI or such subsidiary and, to the best knowledge of AMI, with respect to all other parties thereto. Except to the extent that the consummation of the transactions contemplated by this Agreement may require the consent of third parties, there are no existing defaults by AMI or any of its subsidiaries thereunder or, to the knowledge of AMI, by any other party thereto, and no event of default has occurred, and no event, condition or occurrence exists, that (whether with or without notice, lapse of time, the declaration of default or other similar event) would constitute a default by AMI or any of its subsidiaries thereunder, other than defaults that would not in the aggregate have a Material Adverse Effect. Section 4.9(a) of the AMI Disclosure Schedule lists all consents of third parties required for the consummation of the transactions contemplated by this Agreement.

     (b) Except (i) as set forth in the AMI SEC Reports (including the exhibits thereto) filed prior to the date of this Agreement, and (ii) for this Agreement, as of the date of this Agreement neither AMI nor any of its subsidiaries is a party to any oral or written (v) consulting agreement, (w) joint venture, (x) noncompetition or similar agreement that restricts AMI or its subsidiaries from engaging in a line of business, (y) agreement with any executive officer or other employee of AMI or any subsidiary the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving AMI of the nature contemplated by this Agreement, or (z) agreement with respect to any executive officer of AMI or any subsidiary providing any term of employment or compensation guaranty. AMI has no agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     (c) AMI has no agreements or arrangements to sell or otherwise dispose of, or lease, acquire or otherwise invest in, any property, lines of business or other assets that are in the aggregate material to AMI's business.

     4.10 Employee Benefit Plans.

     (a) Section 4.10(a) of the AMI Disclosure Schedule sets forth a true and complete list of each written or oral employee benefit plan (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), policy or agreement (including, without limitation, any employment agreement or severance agreement) that is maintained (all of the foregoing, the "AMI Plans"), or is or was contributed to by AMI or pursuant to which AMI is still potentially liable for payments, benefits or claims. A copy of each AMI Plan as currently in effect and, if applicable, the most recent Annual Report, Actuarial Report or Valuation, Summary Plan Description, Trust Agreement and a Determination Letter issued by the IRS for each AMI Plan have heretofore been delivered to NPB or its counsel. Neither AMI nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with AMI would be deemed a "single employer" within the meaning of Section 4001 of ERISA, has maintained or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code (including any "multiemployer plan," as defined in Section 3(37) of ERISA ("Multiemployer Plan")) during the six calendar years preceding the date of this Agreement.

     (b) Each AMI Plan which is an "employee benefit plan," as defined in
Section 3(3) of ERISA, complies by its terms and in operation with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to AMI Plans, including but not limited to ERISA and the Code, except for instances of noncompliance that would not in the aggregate have a Material Adverse Effect.

     (c) All reports, forms and other Reports required to be filed with any government entity with respect to any AMI Plan (including without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and are accurate, except for instances of noncompliance that would not in the aggregate have a Material Adverse Effect.

     (d) Each AMI Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify after January 1, 1985, and each trust maintained pursuant thereto has been determined by the Internal Revenue Service to be exempt from taxation under Section 501 of the Code. Nothing has occurred since the date of the Internal Revenue Service's favorable determination letter that could adversely affect the qualification of the AMI Plan and its related trust, except such adverse effects as would not in the aggregate constitute a Material Adverse Effect. AMI and each ERISA Affiliate of AMI have timely and properly applied for a written determination by the Internal Revenue Service on the qualification of each such AMI Plan and its related trust under Section 401(a) of the Code, as amended by the Tax Reform Act of 1986 and subsequent legislation enacted through the date hereof, and Section 501 of the Code.

     (e) All contributions or other amounts payable by AMI or its subsidiaries as of the Effective Time with respect to each AMI Plan and in respect of current or prior plan years have been or will be (prior to the Effective Time) either paid or accrued on the Financial Statements of AMI in accordance with past practice and the recommended contribution in any actuarial report.

     (f) No AMI Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees for periods extending beyond their retirement or other termination of service (other than (i) continuation group health coverage pursuant to Section 4980B of the Code, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits with respect to which there is an accrual of liability on the books of AMI or its ERISA Affiliates, or (iv) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)).

     (g) All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to AMI Plans for plan years ending on or before the date hereof.

     (h) As of the date hereof, no AMI Plan subject to Title IV of ERISA, and no employee benefit plan maintained by an ERISA Affiliate of AMI and subject to Title IV of ERISA, has benefit liabilities (as defined in Section 4001(a)(16) of ERISA) exceeding the assets of such plan or has been completely or partially terminated.

     (i) With respect to each AMI Plan:

          (i) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available;

          (ii) no reportable event (as defined in Section 4043 of ERISA) has occurred as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation;

          (iii) no action or claims (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) are pending or, to the knowledge of AMI, threatened or imminent against or with respect to AMI Plan, any employer who is participating (or who has participated) in any Plan or any fiduciary (as defined in Section 3(21) of ERISA), of the AMI Plan; and

          (iv) neither AMI nor any fiduciary has any knowledge of any facts which could give rise to any such action or claim.

     (j) Neither AMI nor any ERISA Affiliate of AMI has any liability or is threatened with any liability (whether joint or several) (i) for the termination of any single employer plan under Sections 4062 or 4064 of ERISA or any multiple employer plan under Section 4063 of ERISA, (ii) for any lien imposed under
Section 302(f) of ERISA or Section 412(n) of the Code, (iii) for any interest payments required under Section 302(e) of ERISA or Section 412(m) of the Code,
(iv) for any excise tax imposed by Sections 4971, 4975, 4976, 4977 or 4979 of the Code, (v) for any minimum funding contributions under Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code, (vi) to a fine under Section 502 of ERISA, or (vii) for any transaction within the meaning of Section 4069 of ERISA.

     (k) AMI has not incurred any withdrawal liability with respect to any Multiemployer Plan within the meaning of Sections 4201 and 4204 of ERISA, and no liabilities exist with respect to withdrawals from any Multiemployer Plans which could subject AMI to any controlled group liability under Section 4001(b) of ERISA.

     (l) All of the AMI Plans, to the extent applicable, are in compliance with the continuation of group health coverage provisions contained in Section 4980B of the Code and Section 601 through 608 of ERISA, except for such instances of noncompliance which would not in the aggregate have a Material Adverse Effect.

     4.11 Tax Matters. AMI makes the following representations and warranties with respect to tax matters.

     (a) Definitions. For purposes of this Section 4.11, the following definitions shall apply:

          (i) The term "AMI Group" shall mean, individually and collectively,
     (A) AMI and (B) any individual, trust, corporation, partnership or any other entity as to which AMI is liable for Taxes incurred by such individual or entity either as a transferee, or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations.

          (ii) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the AMI Group is required to pay, withhold or collect.

          (iii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

     (b) Returns Filed and Taxes Paid. (i) All Returns required to be filed by or on behalf of members of the AMI Group have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects, (ii) all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and (iii) no other Taxes are payable by the AMI Group with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement. Each member of the AMI Group has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of any member of the AMI Group with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that a member of the AMI Group is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

     (c) Tax Reserves. The amount of AMI's liability for unpaid Taxes for all periods ending on or before the date of this Agreement does not in the aggregate exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on the consolidated balance sheet of AMI included in the AMI SEC Report for the quarter ending closest to the date of this Agreement, and the amount of AMI's liability for unpaid Taxes for all periods ending on or before the Effective Time shall not in the aggregate materially exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes), as such accruals are reflected on the consolidated balance sheet of AMI included in the AMI SEC Report for the quarter ending closest to the Effective Time, plus additions thereto accrued through the Effective Time that are consistent with past practice and in the ordinary course of business.

     (d) Consolidated Returns Furnished. NPB has been furnished by AMI true and complete copies of (i) income tax audit reports, statements of deficiencies, closing or other agreements received by AMI Group or on behalf of the AMI Group relating to federal income taxes, and (ii) all federal income tax returns for the AMI Group, in each case for all periods ending on and after April 30, 1992. AMI has never been a member of an affiliated group filing consolidated returns other than a group of which AMI was the common parent.

     (e) Tax Deficiencies; Audits; Statutes of Limitations. No deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of the AMI Group that would cause AMI's reserves for taxes to be understated by an amount material to AMI. No federal income tax returns of the AMI Group are currently under audit, and no waiver or extension of the statute of limitations is in effect with respect to any federal income tax returns.

     (f) Tax Sharing Agreements. AMI is not (nor has it ever been) a party to any tax sharing agreement.

     (g) Tax Elections and Special Tax Status. NPB is not required to withhold tax on the acquisition of the stock of AMI by reason of Section 1445 of the Code. No member of the AMI Group is a "consenting corporation" under Section 341(f) of the Code.

     (h) Section 6038A Compliance. (i) AMI has filed all reports and has created and/or retained all records required under Section 6038A of the Code with respect to its ownership by and transactions with related parties; (ii) each related foreign person required to maintain records under Section 6038A with respect to transactions between AMI and the related foreign person has maintained such records; (iii) all material Reports that are required to be created and/or preserved by the related foreign person with respect to transactions with AMI are either maintained in the United States, or AMI is exempt from the record maintenance requirements of Section 6038A with respect to such transactions under Treasury Regulation section 1.6038A-1; (iv) AMI is not a party to any record maintenance agreement with the Internal Revenue Service with respect to Section 6038A; and (v) each related foreign person that has engaged in transactions with AMI has authorized AMI to act as its limited agent solely for purposes of Sections 7602, 7603, and 7604 of the Code with respect to any request by the Internal Revenue Service to examine records or produce testimony related to any transaction with AMI, and each such authorization remains in full force and effect.

     4.12 Compliance With Applicable Law. AMI and each of its subsidiaries holds all licenses, franchises, permits, variances, exemptions, orders, approvals and authorizations necessary for the lawful conduct of its business under and pursuant to, and the business of each of AMI and its subsidiaries is not being conducted in violation of, any provision of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to AMI or any of its subsidiaries, except to the extent that the failure or violation would not in the aggregate have a Material Adverse Effect.

     4.13 Subsidiaries. Exhibit 21 to AMI's most recent Form 10-K included in the AMI SEC Reports lists all the subsidiaries of AMI as of the date of this Agreement and indicates for each such subsidiary as of such date the jurisdiction of incorporation or organization.

     4.14 Interested Party Transactions. Except as disclosed in the AMI SEC Reports, neither AMI nor any of its subsidiaries is indebted to any director, officer, employee or agent of AMI or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to AMI or any of its subsidiaries, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K promulgated under the Securities Act and Exchange Act since April 30, 1992.

     4.15 Labor and Employment Matters.

     (a) (i) Except for such matters that would not in the aggregate have a Material Adverse Effect, AMI and its subsidiaries are and have been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act, and such laws respecting employment discrimination, equal opportunity, affirmative action, worker's compensation, occupational safety and health requirements and unemployment insurance and related matters, and are not engaged in and have not engaged in any unfair labor practice. (ii) No investigation or review by or before any governmental entity concerning any violations of any such applicable laws is pending or, to the knowledge of AMI, threatened, nor has any such investigation occurred during the last seven years, and no governmental entity has provided any notice to AMI or any of its subsidiaries asserting an intention to conduct any such investigation. (iii) There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of AMI, threatened against AMI or any of its subsidiaries. (iv) No union representation question or union organizational activity exists respecting the employees of AMI or any of its subsidiaries. (v) Neither AMI nor any of its subsidiaries has experienced any work stoppage or other labor difficulty. (vi) No collective bargaining agreement exists which is binding on AMI or any of its subsidiaries.

     (b) In the event of termination of the employment of any officers, directors, employees or agents of AMI or any of its subsidiaries, neither AMI, any of its subsidiaries, NPB, the Surviving Corporation, nor any other subsidiaries of NPB, will pursuant to any agreement or by reason of anything done prior to the Effective Time by AMI or any of its subsidiaries be liable to any of said officers, directors, employees or agents for so-called "severance pay" or any other similar payments or benefits, including, without limitation, post-employment healthcare (other than pursuant to COBRA) or insurance benefits.

     4.16 Ownership of Shares of NPB Common Stock. As of the date hereof, neither AMI nor, to its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a) beneficially owns, directly or indirectly, or (b) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of NPB Common Stock, except for shares of NPB Common Stock in the aggregate representing less than 1% of the outstanding shares of NPB Common Stock.

     4.17 Insurance. As of the date hereof, AMI and each of its subsidiaries are insured by insurers reasonably believed by AMI to be of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All material policies of insurance and fidelity or surety bonds insuring AMI or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. As of the date hereof, there are no material claims by AMI or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

     4.18 Contracts with Physicians, Hospitals, HMOs and Third Party
Providers. AMI has made available to representatives of NPB a list and copies of all outstanding contracts, partnerships, joint ventures and other arrangements or understandings (written or oral) that are material to AMI's business and that are between (a) AMI or any of its subsidiaries and (b) any physician, hospital, HMO, other managed care organization, home care or other third-party provider relating to the sale or supply of medical devices, the provision of medical or consulting services, treatments or patient referrals or any other similar activities.

     4.19 Environmental Protection.

     (a) None of AMI, AMI's subsidiaries, or any AMI Property (as defined in subsection (d) below) is or has been in violation of any federal, state or local law, ordinance or regulation concerning industrial hygiene or environmental conditions, including, but not limited to, soil and groundwater conditions ("Environmental Laws").

     (b) Neither AMI nor any of its subsidiaries has reported any, or has had knowledge of any circumstances giving rise to any reporting requirement under applicable Environmental Laws as to any, spills or releases of any Hazardous Materials on, under or about any AMI Property, nor has AMI or any of its subsidiaries received any notices of spills or releases of Hazardous Materials on, under or about any AMI Property. "Hazardous Material" shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as hazardous, toxic or dangerous under any applicable law; as well as any petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas useable for fuel, and "source," "special nuclear," and "by-product" material as defined in the Atomic Energy Act of 1954, 42 U.S.C. sec.sec. 2011 et seq.

     (c) There is no proceeding or investigation pending or, to the knowledge of AMI, threatened by any governmental entity or other person with respect to the presence of Hazardous Material on, under or about AMI Properties or the migration thereof from or to other property. Neither AMI nor any of its subsidiaries has ever been required by any governmental entity to treat, clean up, or otherwise dispose of, remove or neutralize any Hazardous Material on, under or about any AMI Property.

     (d) Neither AMI, any current or former subsidiary of AMI, nor to AMI's knowledge, any other person has engaged in any activity that might reasonably be expected to involve the generation, use, manufacture, treatment, transportation, storage in tanks or otherwise, or disposal of Hazardous Material on or from any property that AMI or any of its current or former subsidiaries now owns or leases or has previously owned or leased or in which AMI or any such subsidiary now holds or has previously held any security interest, mortgage, or other lien or interest ("AMI Property") which generation, use, manufacture, treatment, transportation, storage or disposal would in the aggregate have a Material Adverse Effect, and no (i) presence, release, threatened release, discharge, spillage or migration of Hazardous Material, (ii) condition that has resulted or could result in any use, ownership or transfer restriction, or (iii) to the knowledge of AMI, condition of actual or potential nuisance has occurred on or from such AMI Property, and to the knowledge of AMI, no condition exists that could give rise to any suit, claim, action, proceeding or investigation by any person or governmental entity against AMI, any of its subsidiaries or any other person or such AMI Property as a result of or in connection with (a) any of the foregoing events, (b) any failure to obtain any required permits or approvals of any governmental entity, (c) the violation of any terms or conditions of such permits, or (d) any other violation of Environmental Laws.

     (e) To the knowledge of AMI, there are no substances or conditions in or on AMI Property which may support claims or causes of action under any applicable Environmental Law.

     (f) For purposes of this Section 4.19, the term "Material Adverse Effect" includes (i) any material injunction or criminal action or proceeding against or involving AMI and (ii) any requirement that executive

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

officers of NPB or AMI be subjected to a consent decree or become individually involved in any proceeding in clause (i) above.

     4.20 Intellectual Property Rights.

     (a) Section 4.20(a) of the AMI Disclosure Schedule sets forth an accurate and complete list of all (i) patents, applications for patents, registrations of trademarks (including service marks) and applications therefor and registrations of copyrights and applications therefor that are owned by AMI or any of AMI's subsidiaries; (ii) other Intellectual Property Rights (as defined below) that are owned by AMI or AMI's subsidiaries; (iii) unexpired licenses relating to AMI Intellectual Property Rights (as defined in (i) below) that have been granted to or by AMI or any of AMI's subsidiaries; and (iv) other agreements relating to Intellectual Property Rights.

     (b) AMI and AMI's subsidiaries collectively own and have the right to use, and to license others to use, all AMI Intellectual Property Rights. Such ownership and right to use, and to license others to use, are free and clear of, and without liability under, all liens and security interests of third parties. Such ownership and right to use, and to license others to use, are free and clear of, and without liability under, all claims and rights of third parties.

     (c) AMI has taken reasonable steps sufficient to safeguard and maintain the secrecy and confidentiality of, or AMI's proprietary rights in, the unpatented know-how, technology, proprietary processes, formulae and other information that is utilized in the conduct of AMI's business, including, without limitation, the know-how, technology, proprietary processes, formulae, and other information listed as trade secrets in Section 4.20(c) of the AMI Disclosure Schedule. Without limitation of the generality of the foregoing, AMI and AMI's subsidiaries have obtained confidentiality and inventions assignment agreements from all AMI's and such subsidiaries' past and present employees and independent contractors involved in the creation or development of AMI Intellectual Property Rights (including, without limitation, from all employees and contractors who are inventors, authors, creators or developers of AMI Intellectual Property Rights).

     (d) There are no royalties, honoraria, fees or other payments payable by AMI or AMI subsidiaries to any person by reason of the ownership, use, license, sale or disposition of any of AMI Intellectual Property Rights.

     (e) Neither AMI nor any of AMI's subsidiaries (i) knows of any infringement in the conduct of AMI's business the right or claimed right of any other party with respect to any Intellectual Property Rights known to AMI, or (ii) has knowledge of any alleged or claimed infringement by any product or process manufactured, used, sold or under development by or for AMI or AMI's subsidiaries in the conduct of AMI's business.

     (f) No independent contractors who have performed services related to AMI's business have any right, title or interest in AMI Intellectual Property Rights.

     (g) The execution, delivery and performance of this Agreement by AMI, and the consummation by AMI of the transactions contemplated hereby, will not breach, violate or conflict with any agreement governing AMI Intellectual Property Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of AMI's Intellectual Property Right or in any way impair the right of AMI to use, sell, license or dispose of, or bring any action for the infringement of, AMI Intellectual Property Rights or any portion thereof.

     (h) For purposes of this Section 4.20, "use," with respect to Intellectual Property Rights, includes make, reproduce, display or perform (publicly or otherwise), prepare derivative works based on, sell, distribute, disclose and otherwise exploit such Intellectual Property Rights and products incorporating or subject to such Intellectual Property Rights.

     (i) As used in this Agreement, the term "Intellectual Property Rights" means intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, publication rights, computer programs and other computer software (including source codes and object codes), inventions, know-how, trade secrets, technology, proprietary processes and formulae. As used in this

Agreement, the term "AMI Intellectual Property Rights" means all Intellectual Property Rights that are part of the conduct of the business of AMI.

     4.21 FDA and Related Matters.

     (a) AMI has made and will continue to make available to NPB (i) all Regulatory or Warning Letters, Notices of Adverse Findings and Section 305 notices and similar letters or notices issued by the Food and Drug Administration ("FDA") or any other governmental entity that is concerned with the safety, efficacy, reliability or manufacturing of the medical products sold by AMI or its subsidiaries (hereafter in this Section 4.21 "Medical Device Regulatory Agency") to AMI or any of its subsidiaries; (ii) all United States Pharmacopoeia product problem reporting program complaints or reports, MedWatch FDA forms 3500 and device experience network complaints received by AMI or any of its subsidiaries and all Medical Device Reports filed by AMI or any of its subsidiaries, which complaints or reports pertain to any incident involving death or serious injury, and for which incident there has been (x) a notice or followup inquiry to AMI by the FDA, (y) a litigation or arbitration claim or cause of action commenced, or (z) a notice to any insurance carrier of AMI tendering the defense or giving any notice of a possible or actual claim against AMI; (iii) all product recalls and safety alerts conducted by or issued to AMI or any of its subsidiaries and any requests from the FDA or any Medical Device Regulatory Agency requesting AMI or any of its subsidiaries to cease to investigate, test or market any product; (iv) any civil penalty actions begun by FDA or any Medical Device Regulatory Agency against AMI or any of its subsidiaries and known about by AMI or any of its subsidiaries and all consent decrees entered into by the FDA and AMI or AMI's subsidiaries; and (v) any other written communications between AMI or any of its subsidiaries, on the one hand, and the FDA or any Medical Device Regulatory Agency, on the other hand.

     (b) Except to the extent that such items would not, individually or in the aggregate, have a Material Adverse Effect: (i) AMI (or, if applicable, a subsidiary of AMI) has obtained all consents, approvals, certifications, authorizations and permits of, and has made all filings with, or notifications to, all Medical Device Regulatory Agencies pursuant to applicable requirements of all FDA laws, rules and regulations, and all corresponding state and foreign laws, rules and regulations applicable to AMI or any of its subsidiaries and relating to its medical device business or otherwise applicable to AMI's or its subsidiaries' business; (ii) all representations made by AMI or any of its subsidiaries in connection with any such consents, approvals, certifications, authorizations, permits, filings and notifications were true and correct in all material respects at the time such representations and warranties were made, and AMI's products, and the products of AMI's subsidiaries, comply with, and perform in accordance with the specifications described in, such representation; (iii) AMI and AMI's subsidiaries are in compliance with all applicable FDA laws, rules and regulations, (including Good Manufacturing Practices and Medical Device Reporting requirements) and all corresponding applicable state and foreign laws, rules and regulations relating to medical device manufacturers and distributors or otherwise applicable to AMI's or AMI's subsidiaries' business; (iv) AMI has no reason to believe that any of the consents, approvals, authorizations, registrations, certifications, permits, filings or notifications that it or any of its subsidiaries has received or made to operate their respective businesses have been or are being revoked or challenged; and (v) there are no investigations or inquiries pending or threatened relating to the operation of AMI's or its subsidiaries' businesses or AMI's or its subsidiaries' compliance with applicable laws relating to its medical device business or otherwise applicable to AMI's or its subsidiaries' businesses.

     4.22 Real Property.

     (a) Section 4.22(a) of the AMI Disclosure Schedule lists all of the real property owned, leased or currently used by AMI or its subsidiaries in the course of their businesses (the "AMI Real Property"). Section 4.22(a)of the AMI Disclosure Schedule also lists all material real property owned or used by AMI or its subsidiaries in the course of their businesses at any time since April 30, 1992, other than AMI Real Property.

     (b) All AMI Real Property is in all material respects suitable and adequate for the uses for which it is currently devoted. AMI or its subsidiaries has good and marketable title in fee simple absolute to AMI Real Property indicated on
Section 4.22(a) of the AMI Disclosure Schedule to be owned by it, and to the buildings, structures and improvements thereon, and a valid leasehold interest in all other AMI Real Property, in each case free and clear of all Material Encumbrances. "Material Encumbrance" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Other Agreement, claim or equity of any kind, except for any of the foregoing which (i) secures a liability which is accurately reflected in the financial statements of the party whose interest in property is affected thereby; (ii) liens for taxes not yet due; (iii) easements or other similar rights which do not in the aggregate materially interfere with the present use of the property affected thereby; and (iv) other encumbrances. "Other Agreements" means any agreement or arrangement between two or more persons (or entities) with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, commitments or understanding.

     (c) All buildings, structures, fixtures and other improvements on AMI Real Property are in good repair, to the knowledge of AMI free of defects (latent or patent), and fit for the uses to which they are currently devoted. To the knowledge of AMI, all such buildings, structures, fixtures and improvements on AMI's Real Property conform to all applicable laws. To the knowledge of AMI, the buildings, structures, fixtures and improvements on each parcel of AMI Real Property lie entirely within the boundaries of such parcel of AMI Real Property, and no structures of any kind encroach on AMI Real Property.

     (d) To the knowledge of AMI, none of the AMI Real Property is subject to any Other Agreement or other restriction of any nature whatsoever (recorded or unrecorded) preventing or limiting AMI's right to use it in the manner that such property is currently being used or that it is contemplated to be used.

     (e) No portion of the AMI Real Property or any building, structure, fixture or improvement thereon is the subject of, or affected by, any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending, and AMI has no knowledge that any of the foregoing are, or will be, the subject of, or affected by, any such proceeding.

     (f) The AMI Real Property has direct and unobstructed access to adequate electric, gas, water, sewer and telephone lines, and public streets, all of which are adequate for the uses to which the AMI Real Property is currently devoted.

     4.23 Complete Copies of Requested Reports. AMI has delivered or made available true and complete copies of each document that has been requested by NPB or its counsel in connection with their legal and accounting review of AMI and its subsidiaries. The minute books of AMI and its subsidiaries made available to NPB contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of AMI and its subsidiaries through the date of this Agreement, and reflect all transactions referred to in such minutes accurately.

     4.24 Share Ownership. Except as reflected in the AMI SEC Reports as of the date hereof, to AMI's knowledge there are no stockholders with beneficial ownership (as defined in the Exchange Act) of more than 5% of AMI Common Stock.

     4.25 Opinion of Financial Advisors. AMI has received the opinion of Dain Bosworth Incorporated to the effect that, as of the date hereof, the Exchange Ratio is fair to the holders of AMI Common Stock from a financial point of view.

     4.26 Pooling of Interests. Based upon consultation with its independent accountants, neither AMI nor any of its subsidiaries, nor any of their respective directors, officers or, to the knowledge of AMI, stockholders, has taken any action that would interfere with NPB's ability to account for the Merger as a pooling of interests.

     4.27 Accounts Receivable. The accounts receivable disclosed in the AMI SEC Reports as of April 30, 1996, and, with respect to accounts receivable created since such date, disclosed in any subsequently filed AMI SEC Reports, or as accrued on the books of AMI in the ordinary course of business consistent with past practices in accordance with generally accepted accounting principles since the last filed AMI SEC Reports represent and will represent bona fide claims against debtors for sales and other charges, are not subject to discount except for normal cash and immaterial trade discounts, and the amount reserved for doubtful accounts and allowances disclosed in lieu of such AMI SEC Reports or accrued on such books is sufficient to provide for any losses that may be sustained or realized of tax receivables.

     4.28 Customers and Suppliers. As of the date hereof, no customers that individually accounted for more than 5% of AMI's gross revenues during the 12-month period preceding the date hereof has indicated to AMI that it will stop, or decrease the rate of, buying services or products of AMI, or has at any time on or after April 30, 1996 decreased materially its purchase of the products of AMI. As of the date hereof, no material supplier of AMI has indicated that it will stop, or decrease the rate of, supplying materials, products or services to AMI. AMI has not knowingly breached, so as to provide a benefit to AMI that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of AMI.

     4.29 Representations Complete. None of the representations or warranties made by AMI herein or in any schedule hereto, including the AMI Disclosure Schedule, or certificate furnished by AMI pursuant to this Agreement, or the AMI SEC Reports, contain or will contain at the Effective Time any untrue statement of a material fact or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. To the extent such representations permit omissions of items otherwise required to be discussed because they are not material or do not or would not have a Material Adverse Effect on AMI, such omissions in the aggregate would not and do not have a Material Adverse Effect on AMI.

     4.30 Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute (each, a "Takeover Statute") is applicable to the Merger, except for such statutes or regulations as to which all necessary action has been taken by AMI and its Board of Directors to permit the consummation of the Merger in accordance with the terms hereof.

     4.31 Voting Arrangements. To the knowledge of AMI, there are no outstanding stockholder agreements, voting trusts, proxies or other arrangements or understandings among the stockholders of AMI relating to the voting of their respective shares.

     4.32 Ownership of Shares. As of the date hereof, neither AMI nor its affiliates and associates (as such terms are defined under the Exchange Act) (a) beneficially own, directly or indirectly, or (b) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing in each case, shares of capital stock of another company that in the aggregate represents 10% or more of the outstanding shares of capital stock of such other company.

     4.33 Inventories. The inventories of AMI reflected in the April 30, 1996 balance sheet consist of items that are usable or salable in the ordinary course of business and do not include below-standard quality, damaged, defective or obsolete items the value of which has not been fully written down or with respect to which adequate reserves have not been provided, adjusted for operations and transactions through the Effective Time in accordance with the past custom and practice of AMI. The AMI Disclosure Schedule discloses the addresses of all warehouses or other facilities and customers, if any, in which or with whom any material amounts of the inventories of AMI are located.

     4.34 Product Liability Matters. As of the date of this Agreement, neither AMI nor any of its subsidiaries has submitted to its product liability insurance carriers any claims with respect to potential product liability of AMI nor knows of any such claims which should have been submitted to its product liability insurance carriers. NPB has previously been afforded access to all files containing, or been furnished with copies of, all pleadings, claims complaints and relevant Reports in connection with the foregoing. Neither AMI, nor any of its subsidiaries, nor to AMI's knowledge, any employee or agent of AMI or any of its subsidiaries, has made any untrue statement of a material fact or omitted to state a material fact in connection with obtaining or renewing any insurance policy providing product liability coverage in respect of the products of AMI or any of its subsidiaries which could reasonably result in the loss of any material portion of such coverage and AMI has not received any written notice from any insurance company stating that any insurance policy of AMI or any of its subsidiaries may not provide coverage up to the limits of such policy for any liability, loss or damage which may be incurred or suffered by AMI in connection with product liability claims other than the possible lack of coverage for punitive damages and claims for deductible amounts.

     4.35 No Undisclosed Liabilities. Except to the extent specifically reflected or reserved against in the Balance Sheet of AMI as of April 30, 1996, or as otherwise set forth on the AMI Disclosure Schedule, AMI does not have any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and obligations arising after April 30, 1996 in the ordinary course of business.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF NPB

     Except as set forth in the disclosure letter delivered to AMI at or prior to the execution of this Agreement ("NPB Disclosure Schedule"), NPB represents and warrants to AMI as follows:

     5.1 Organization. NPB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted. NPB is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not in the aggregate have a Material Adverse Effect. Each subsidiary of NPB is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate power to carry on its business as it is now being conducted and is duly qualified to do business, and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so duly organized, validly existing and in good standing, to have such corporate power or to be so qualified will not in the aggregate have a Material Adverse Effect. NPB has delivered to AMI or its counsel complete and correct copies of its Certificate of Incorporation and Bylaws.

     5.2 Capitalization.

     (a) As of September 1, 1996, the authorized capital stock of NPB consists of 150,000,000 shares of NPB Common Stock, and 5,000,000 shares of Preferred Stock, par value $0.001 per share (the "NPB Preferred Stock"). As of September 1, 1996, 59,915,374 shares of NPB Common Stock were issued and outstanding, stock options to acquire 7,313,881 shares of NPB Common Stock were outstanding under all stock option plans of NPB, no warrants to acquire shares of NPB Common Stock were outstanding, no shares of NPB Preferred Stock were issued and outstanding, and 3,623,772 additional shares of NPB Common Stock (under NPB's stock option plans) and 500,000 shares of NPB Preferred Stock were reserved for issuance. No changes in such capitalization have occurred since September 1, 1996 that, in the aggregate, would be material to NPB, except for option exercises in the ordinary course of business. All of the issued and outstanding shares of NPB Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights or similar rights created by statute, the Certificate of Incorporation or Bylaws of NPB or any agreement to which NPB or any of its subsidiaries is a party or by which NPB or any of its subsidiaries is bound. Since September 1, 1996, NPB has not issued any shares of its capital stock, except upon the exercise of stock options to acquire shares of NPB Common Stock to employees under employee benefit plans. All of the shares of NPB Common Stock issuable in exchange for shares of Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable.

     (b) Except pursuant to NPB's employee benefit plans and as otherwise provided in this Agreement and that certain Rights Agreement dated September 1, 1992, as amended, between NPB and The First National Bank of Boston as Rights Agent (the "NPB Rights Agreement"), there are not now, and at the Effective Time there will not be, any shares of capital stock of NPB issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating NPB to issue, transfer or sell any shares of its capital stock. As of the date hereof, no Voting Debt of NPB was issued and outstanding and none will be outstanding as of the Effective Time. All outstanding shares of the capital stock of NPB's subsidiaries are validly issued, fully paid, non-assessable and owned by NPB or one of its subsidiaries free and clear of any liens, security interest, pledges, agreements, claims, charges, or encumbrances of any nature whatsoever. There are no voting trust or other agreements or understandings to which NPB is a party with respect to the voting of the capital stock of NPB or any of its subsidiaries. None of NPB or its subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of NPB, or any of its subsidiaries, respectively, as a result of the transactions contemplated by this Agreement. Except for options and warrants described above or as contemplated by
Section 7.8 below, immediately after the Effective Time, there will be no option, warrant, call, right or agreement obligating NPB or any subsidiary of NPB to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of NPB Common Stock or any Voting Debt, or obligating NPB or any subsidiary of NPB to grant, extend, or enter into any such option, warrant, call, right or agreement.

     5.3 Authority Relative to this Agreement. NPB has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by NPB and the consummation by NPB of the transactions contemplated hereby have been duly authorized by the Board of Directors of NPB and no other corporate proceedings on the part of NPB are necessary to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by NPB and constitutes a valid and binding agreement of NPB, enforceable against NPB in accordance with its terms.

     5.4 Consents and Approvals; No Violations. Except for applicable requirements of the HSR Act, Securities Act, Exchange Act, state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws, and the filing and recordation of a Certificate of Merger as required by the DGCL and MBCA, no filing with, and no permit, authorization, consent or approval of, any public or governmental body or authority is necessary for the consummation by NPB of the transactions contemplated by this Agreement, except where a failure to make such filing or to obtain such permit, registration, authorization, consent or approval will not in the aggregate have a Material Adverse Effect. Neither the execution and delivery of this Agreement by NPB, nor the consummation by NPB of the transactions contemplated hereby, nor compliance by NPB with any of the provisions hereof, will (a) result in any breach of the Certificate of Incorporation or Bylaws of NPB or any of its subsidiaries, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration or change in the award, grant, vesting or determination) under, or give rise to creation of any lien, charge, security interest or encumbrance upon, any of the respective properties or assets of NPB or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement, arrangement, or other instrument or obligation to which NPB or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, or (c) violate any order, writ, injunction, decree, statute, rule or regulation of any court or government authority applicable to NPB, any of its subsidiaries, or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches, defaults (or rights of termination, cancellation, acceleration or change), liens, charges, security interests or encumbrances that would not in the aggregate have a Material Adverse Effect.

     5.5 Reports and Financial Statements; Absence of Certain Changes. NPB has filed all reports required to be filed with the SEC pursuant to the Exchange Act since July 7, 1984 including, without limitation, an Annual Report on Form 10-K for the fiscal year ended July 3, 1995 and Quarterly Reports on Form 10-Q dated November 15, 1995, February 14, 1996 and May 15, 1996 (all such reports, collectively, the "NPB SEC Reports"), and has previously furnished or made available to AMI true and complete copies of all NPB SEC Reports filed with respect to periods beginning after December 31, 1992 (including any exhibits thereto) and will promptly deliver to AMI any NPB SEC Reports filed between the date hereof and the Effective Time. None of such NPB SEC Reports, as of their respective dates (as amended through the date hereof), contained or, with respect to the NPB SEC Reports filed after the date hereof, will contain any untrue statement of a material fact or omitted or, with respect to the NPB SEC Reports filed after the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the NPB SEC Reports fairly presents the consolidated financial position of NPB and its subsidiaries as of the date thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in cash flows of NPB and its subsidiaries for the respective periods set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments which would not in the aggregate be material in amount or effect. Except as specifically contemplated by this Agreement or reflected in the NPB SEC Reports, since May 15, 1996 there has not been (a) any change or event having a Material Adverse Effect on NPB,
(b) any declaration setting aside or payment of any dividend or distribution with respect to the NPB Common Stock other than consistent with past practices, or (c) any material change in NPB's accounting principles, procedures or methods.

     5.6 Information in Registration Statement and Proxy Statement. The information relating to NPB and its subsidiaries to be contained in the Registration Statement and the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     5.7 Share Ownership. Except as reflected in the NPB SEC Reports, as of the date hereof, to NPB's knowledge there are no stockholders with beneficial ownership (as defined in the Exchange Act) of more than 5% of the NPB Common Stock.

     5.8 Compliance With Applicable Law. Except as disclosed in the NPB SEC Reports filed prior to the date of this Agreement, NPB and each of its subsidiaries holds all licenses, franchises, permits, variances, exemptions, orders, approvals and authorizations necessary for the lawful conduct of its business under and pursuant to, and the business of each of NPB and its subsidiaries is not being conducted in violation of, any provision of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to NPB or any of its subsidiaries, except to the extent that the failure or violation would not in the aggregate have a Material Adverse Effect.

     5.9 Ownership of Shares of AMI Common Stock. As of the date hereof, neither NPB nor, to its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a) beneficially owns, directly or indirectly, or (b) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of AMI Common Stock, except for (i) shares of AMI Common Stock in the aggregate representing less than 1% of the outstanding shares of AMI Common Stock and (ii) the "standstill" provisions of the Confidentiality Agreement, dated July 3, 1996, as amended September 5, 1996 (the "Confidentiality Agreement") relating to the acquisition of AMI Common Stock.

     5.10 Complete Copies of Requested Reports. NPB has delivered or made available (through public sources or directly) true and complete copies of each document that has been requested by AMI or its counsel in connection with their legal and accounting review of NPB and its subsidiaries.

     5.11 Pooling of Interests. Based upon consultation with its independent accountants, neither NPB nor any of its subsidiaries, nor any of their respective directors, officers or, to the knowledge of NPB, stockholders, has taken any action that would interfere with NPB's ability to account for the Merger as a pooling of interests.

     5.12 Representations Complete. None of the representations or warranties made by NPB herein or in any Schedule hereto, including the NPB Disclosure Schedule, or certificate furnished by NPB pursuant to this Agreement, or the NPB SEC Reports, contain or will contain at the Effective Time any untrue statement of a material fact or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. To the extent such representations permit omissions of items otherwise required to be disclosed because they are not material or do not or would not have a Material Adverse Effect on NPB, such omissions in the aggregate would not and do not have a Material Adverse Effect on NPB.

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

     6.1 Conduct of Business by AMI and NPB Pending the Merger. During the period from the date of this Agreement and continuing until the Effective Time, except as agreed to in writing by the other party or as set forth in Section 6.1 of the AMI Disclosure Schedule or NPB Disclosure Schedule:

     (a) the respective businesses of AMI and its subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices;

     (b) neither AMI nor its subsidiaries shall (i) sell or pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries; (ii) amend its Articles of Incorporation or Bylaws; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property in respect of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or other securities or shares of the capital stock or other securities of any of its subsidiaries, other than in connection with the use of shares of capital stock to pay the exercise price or tax withholdings in connection with its stock-based employee benefit plans in the ordinary course of business in accordance with past practice;

     (c) neither AMI nor any of its subsidiaries shall (i) authorize for issuance, issue, sell, pledge, dispose of, encumber, deliver or agree or commit to issue, sell, pledge, or deliver any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class or exchangeable into shares of stock of any class or any Voting Debt (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for unissued shares of AMI Common Stock reserved for issuance upon the exercise of the stock options or warrants described in the AMI Disclosure Schedule pursuant to AMI's employee stock plans; (ii) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets, other than in the ordinary course of business and consistent with past practices; (iii) incur, assume or prepay any indebtedness, liability or obligation or any other liabilities or issue any debt securities, other than in the ordinary course of business and consistent with past practices; (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (other than a wholly-owned subsidiary), other than in the ordinary course of business and consistent with past practices; (v) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly-owned subsidiaries), other than in the ordinary course of business and consistent with past practices; or (vi) fail to maintain adequate insurance consistent with past practices for their businesses and properties;

     (d) AMI shall use its best efforts to preserve intact the business organization of AMI and its subsidiaries to keep available the services of its and its subsidiaries' present officers and key employees, and to preserve the goodwill of those having business relationships with it and its subsidiaries; provided, however, that no breach of this representation shall be deemed to have occurred if a failure to comply with this Section 6.1(d) occurs as a result of any matter arising out of the transactions contemplated by this Agreement or any acquisition proposals made to AMI or the public announcement thereof;

     (e) neither AMI nor any of its subsidiaries, nor NPB nor any of its subsidiaries shall (i) take, or allow to be taken, any action which would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) take, or allow to be taken or fail to take any action which act or omission would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code;

     (f) AMI shall pay and cause its subsidiaries to pay debts and taxes when due subject to good faith disputes thereof, and pay or perform other obligations when due;

     (g) neither AMI nor any of its subsidiaries, nor NPB nor any of its subsidiaries shall fail to use all reasonable efforts to take or omit to take any action nor shall they agree, in writing or otherwise, to take or omit to take any action, which would make any representation or warranty of AMI or NPB, respectively, herein untrue or incorrect;

     (h) AMI and its subsidiaries shall not enter into any contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any contract or commitment, other than in the ordinary course of business consistent with past practice;

     (i) AMI and its subsidiaries shall not transfer to any person or entity any AMI Intellectual Property Rights other than in the ordinary course of business consistent with past practice;

     (j) AMI and its subsidiaries shall not enter into or amend any agreements pursuant to which any other party is granted distribution, marketing or other rights of any type or scope with respect to any of its products or technology;

     (k) AMI and its subsidiaries shall not enter into any operating lease other than in the ordinary course of business consistent with past practices and in no event in excess of an aggregate of $10,000 over the term of such lease;

     (l) AMI and its subsidiaries shall not pay, discharge or satisfy in an amount in excess of $10,000 in any one case or $100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the AMI Financial Statements or reasonably incurred in connection with the transactions contemplated by this Agreement;

     (m) AMI and its subsidiaries shall not make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

     (n) AMI and its subsidiaries shall not materially reduce the amount of any material insurance coverage provided by existing insurance policies;

     (o) AMI and its subsidiaries shall not (i) hire any new director level or officer level employee, (ii) pay any special bonus or special remuneration to any employee or member of the Board of Directors other than automatic grants, or
(iii) increase the salaries, wage rates, fringe benefits or other compensation of its members of the Board of Directors, officers or employees, except in the case of (ii) and (iii) with respect to non-officer employees in the ordinary course of business and consistent with past practices;

     (p) AMI and its subsidiaries shall not grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except (A) payments made pursuant to standard written agreements outstanding on the date hereof or (B) grants which are made in the ordinary course of business in accordance with its standard past practice;

     (q) AMI and its subsidiaries shall not commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with NPB prior to the filing of such a suit, or (iii) for a breach of this Agreement or related agreements (e.g., the Confidentiality Agreement);

     (r) AMI and its subsidiaries shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole;

     (s) AMI and its subsidiaries shall not other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect to Taxes;

     (t) AMI and its subsidiaries shall give all notices and other information required prior to the Effective Time to be given to the employees of AMI, any collective bargaining unit representing any group of employees of AMI, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement and NPB shall cooperate with AMI to give such notices and information;

     (u) AMI and its subsidiaries shall not revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable, except as required under generally accepted accounting practices and in the ordinary course of business; and

     (v) AMI and its subsidiaries shall not enter into any contract, agreement, commitment or arrangement with respect to any of the items prohibited by this
Section 6.1.

     (w) NPB shall not amend its Certificate of Incorporation in any manner that would adversely affect the rights, preferences, or privileges of the holders of Common Stock.

     6.2 Compensation Plans. During the period from the date of this Agreement and continuing until the Effective Time, AMI agrees as to itself and its subsidiaries that it will not, without the prior written consent of NPB (except as required by applicable law or pursuant to existing contractual arrangements or solely to the extent necessary to make compensation increases in the ordinary course of business consistent with past practices or make available existing benefit arrangements to new or promoted employees in the ordinary course of business in accordance with past practice): (a) enter into, adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, severance or other employee benefit plan, agreement, trust, plan, fund or other arrangement between AMI and one or more of its officers, directors or employees (collectively, "Compensation Plans"), (b) institute any new employee benefit, welfare program or Compensation Plan, (c) make any change in any Compensation Plan or other employee welfare or benefit arrangement or enter into any employment or similar agreement or arrangement with any employee, or (d) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits contingent, or the terms of which are materially altered in favor of such individual, upon the occurrence of any of the transactions contemplated by this Agreement.

     6.3 Current Information. From the date of this Agreement to the Effective Time, AMI will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than semi-monthly) with representatives of NPB and to report the general status of its ongoing operations and to deliver to NPB (not less than quarterly) unaudited consolidated balance sheets and related consolidated statements of income, changes in stockholders equity and changes in financial position for the period since the last such report. AMI will promptly notify the other of any material change in the normal course of its or its subsidiaries' business or in its or its subsidiaries' properties.

     6.4 Letters of AMI's and NPB's Auditors. AMI shall use all reasonable efforts to cause to be delivered to NPB a letter of Ernst & Young LLP ("Ernst & Young"), AMI's independent auditors, and NPB shall use all reasonable efforts to cause to be delivered to AMI a letter of Price Waterhouse LLP ("Price Waterhouse"), NPB's independent accountants, each such letter dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to NPB or AMI, as applicable, in form and substance reasonably satisfactory to such recipient, and in scope and substance consistent with applicable professional standards for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. Each of AMI and NPB shall use reasonable efforts to cause to be delivered to the other an update, dated the Closing Date, of the letter of its independent auditors described in the preceding sentence.

     6.5 Legal Conditions to Merger. Each of AMI and NPB shall, and shall cause its subsidiaries to, use all reasonable efforts (a) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed on such party or its subsidiaries with respect to the Merger and the consummation of the transactions contemplated by this Agreement, subject to the appropriate vote or consent of stockholders and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity or any other public or private third party that is required to be obtained or made by such party or any of its subsidiaries in connection with the Merger and the transactions contemplated by this Agreement; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption would, in such party's reasonable opinion, (i) be materially burdensome to such party and its subsidiaries taken as a whole or impact in such a materially adverse manner the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger or (ii) to result in the imposition of a condition or restriction on such party or on the Surviving Corporation of the type referred to in Section 8.1(e). Each of AMI and NPB will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their subsidiaries in connection with the foregoing.

     6.6 Affiliates; Pooling of Interests. Neither NPB nor AMI shall take or case to be taken any action, whether before or after the Closing Date, which would disqualify the transaction contemplated herein as a pooling of interests for accounting purposes. NPB and AMI shall use their best efforts to prevent their stockholders from taking any action prohibited under the Affiliate Agreements that would disqualify the transaction contemplated herein as a pooling of interests for accounting purposes.

     (a) The parties shall deliver to one another a list identifying all persons, if any, who at the time the Merger is submitted for approval to the stockholders of AMI ("Affiliates"), may be deemed "affiliates" of AMI and NPB for purposes of Rule 145 under the Securities Act and for purposes of qualifying for pooling of interests accounting treatment. AMI and NPB shall use their best efforts to cause each Affiliate to deliver to the other party, on or prior to October 1, 1996, a written agreement ("Affiliate Agreement"), in the form of
Exhibit 6.6 hereto, that such Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of NPB Common Stock issued to such Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act. The parties shall promptly advise one another if any person becomes or ceases to be an Affiliate.

     (b) The parties shall use their best efforts to cause each person who is identified as an Affiliate to deliver to the other party, on or prior to the mailing of the Proxy Statement referred to in Section 7.4, a written agreement in the form of Exhibit 6.6, providing that such Affiliate will not thereafter sell or in any way reduce such Affiliate's risk relative to any shares of AMI Common Stock during the period commencing 30 days prior to the AMI stockholders meeting and will not sell or otherwise reduce such person's risk relative to any shares of NPB Common Stock acquired under this Agreement until publication of financial results covering at least 30 days of combined operations of NPB and AMI within the meaning of the Securities and Exchange Commission's Financial Reporting Release No. 1, "Codification of Financial Reporting Policies," sec.201.01 47 F.R. 21039 (April 15, 1982), except as permitted by Staff Accounting Bulletin No. 76 issued by the Securities Exchange Commission, or such later time as notified by NPB so as to ensure that the transactions contemplated by this Agreement qualify as a pooling of interests. During the period between the date of this Agreement and the thirtieth day prior to the AMI stockholders meeting, AMI shall use its best efforts to cause each person who is identified as an Affiliate to formally notify AMI of any and all proposed sales or acquisitions of AMI or NPB Common Stock in advance of any such acquisition or sale. Such notification will permit NPB to review the circumstances of the proposed transaction with its advisors to ensure that pooling of interests accounting is not compromised by such sales or purchases.

     6.7 Advice of Changes; Government Filings. Each party shall confer on a regular and frequent basis with the other, report on operational matters and shall promptly advise the other both orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on such party or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein. NPB and AMI shall file all reports required to be filed by each of them with the SEC between the date of this Agreement and the Effective Time and shall deliver to the other party copies of all such reports promptly after the same are filed. Except where prohibited by applicable statutes and regulations, and subject to Section 7.1 hereof, each party shall promptly provide the other (or its counsel) with copies of all other filings made by such party with any state or federal government entity in connection with this Agreement or the transactions contemplated hereby.

     6.8 Accounting Methods. Except as otherwise contemplated by Section 7.13, AMI shall not change its methods of accounting in effect at April 30, 1996, except as required by changes in generally accepted accounting principles as concurred in by such party's independent auditors. AMI will not change its fiscal year.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

     7.1 Access and Information.

     (a) AMI and NPB and their respective subsidiaries shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants and other representatives access during normal business hours throughout the period from the date hereof to the Effective Time to all of its books, records, properties, facilities, personnel commitments and records (including but not limited to Returns) and, during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request. No investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger.

     (b) All information furnished by AMI to NPB or furnished by NPB to AMI pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Merger contemplated hereby. The parties will hold any such information which is nonpublic in confidence to the extent required by, and in accordance with the Confidentiality Agreement, and such Confidentiality Agreement shall survive the termination of this Agreement.

     7.2 No Solicitation of Transactions. From the date hereof until the earlier of termination of this Agreement or consummation of the Merger, neither AMI nor any of its subsidiaries will, directly or indirectly, whether through any director, officer, employee, financial advisor, legal counsel, accountant, other agent or representative (as used in this Section 7.2, "affiliates") or otherwise, (a) initiate, solicit or encourage, or take any other action to facilitate any inquiries or the making of any proposal with respect to, or (b) except to the extent required in the exercise of the fiduciary duties of the Board of Directors of AMI under applicable law as advised by independent counsel in connection with an unsolicited proposal, engage or participate in negotiations concerning, provide any nonpublic information or data to, or have any discussions with, any person other than a party hereto or their affiliates relating to, any (i) acquisition, (ii) tender offer (including a self-tender offer), (iii) exchange offer, (iv) merger, (v) consolidation, (vi) acquisition of beneficial ownership of (or the right to vote securities representing) 10% or more of the total voting power of such entity or any of its subsidiaries, (vii) dissolution, (viii) business combination, (ix) purchase of all or any significant portion of the assets or any division of (or any equity interest in) such entity or any subsidiary, or (x) any similar transaction other than the Merger (such proposals, announcements, or transactions being referred to as "Acquisition Proposals"). AMI will notify NPB orally (within one business day) and in writing (as promptly as practicable) if any such Acquisition Proposals (including the identity of the persons making such proposals and, subject to the fiduciary duties of the Board of Directors of AMI, the terms of such proposals) are received and furnish to NPB a copy of any written proposal relating thereto.

     7.3 Registration Statement. As promptly as practicable, NPB and AMI shall cooperate and prepare and NPB shall file with the SEC the Registration Statement and use reasonable efforts to have the Registration Statement declared effective. NPB shall also use reasonable efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the shares of NPB Common Stock pursuant hereto. AMI shall furnish NPB with all information concerning AMI and the holders of its capital stock and shall take such other action as NPB may reasonably request in connection with such Registration Statement and issuance of shares of NPB Common Stock.

     7.4 Proxy Statement; Stockholder Approval. AMI, acting through its Board of Directors, shall, in accordance with applicable law and its Articles of Incorporation and Bylaws:

     (a) promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of its stockholders for the purpose of voting to approve and adopt this Agreement and shall use its best efforts, except to the extent required in the exercise of the fiduciary duties of the Board of Directors of AMI under applicable law as advised by independent counsel, to obtain such stockholders' approval; and

     (b) except to the extent required in the exercise of the fiduciary duties of the Board of Directors of AMI under applicable law as advised by independent counsel, recommend approval and adoption of this Agreement by the stockholders of AMI, and include in the Proxy Statement such recommendation, and take all lawful action to solicit such approval.

     (c) As promptly as practicable, the parties shall prepare and file with the SEC a preliminary Proxy Statement and, after consultation with each other, respond to any comments of the SEC with respect to the preliminary Proxy Statement and cause the definitive Proxy Statement to be mailed to AMI stockholders. At the stockholders' meeting of AMI, NPB shall vote or cause to be voted in favor of approval and adoption of this Agreement all shares of AMI Common Stock which it beneficially owns at such time, if any. Whenever any event occurs which should be set forth in an amendment or a supplement to the Proxy Statement or any filing required to be made with the SEC, each party will promptly inform the other and will cooperate in filing with the SEC and/or mailing to AMI's stockholders such amendment or supplement. The Proxy Statement, and all amendments and supplements thereto, shall comply with applicable law and be in form and substance satisfactory to NPB and AMI.

     7.5 Nasdaq National Market. NPB shall notify the Nasdaq National Market of the listing of the shares of NPB Common Stock to be issued pursuant to the Merger.

     7.6 Antitrust Laws. As promptly as practicable, AMI and NPB shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to Section 7.1 hereof, AMI will furnish to NPB, and NPB will furnish to AMI, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to
Section 7.1 hereof, AMI will provide NPB, and NPB will provide AMI, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby, except to the extent that NPB or AMI is advised by independent counsel that the provision of such information would be inadvisable under applicable antitrust laws.

     7.7 Certain Employee Benefit Plans Matters.

     (a) NPB confirms to AMI that it is NPB's present intent to provide after the Effective Time to continuing employees of AMI and its subsidiaries employee benefit programs that in the aggregate are generally not less favorable to such employees than those being provided to NPB's employees on the date of this Agreement, except as otherwise provided in Schedule 7.7(a). To the extent the NPB employee benefit programs provide medical or dental welfare benefits after the Closing Date, NPB shall cause all pre-existing condition exclusions and actively at work requirements to be waived, and NPB shall provide that any expenses incurred on or before the Closing Date shall be taken into account under the NPB employee benefit programs for purposes of satisfying the applicable deductible, coinsurance and maximum out-of-pocket provisions for such employees and their covered dependents.

     (b) AMI hereby confirms to NPB that (i) all AMI Stock Options under the AMI 1985 Incentive Stock Option Plan and Amended and Restated 1988 Stock Option Plan shall carry over and become options to acquire NPB Common Stock, and (ii) AMI's Board of Directors shall not cause such options vesting or exercisability to be accelerated unless and except to the extent that such acceleration is automatic under the terms of the applicable agreement.

     (c) AMI shall take no action from and after the date hereof to deposit into any trust (including any "rabbi trust") amounts in respect of any employee benefit obligations.

     7.8 Stock Options and Warrants.

     (a) As of the Effective Time, any stock options, warrants or convertible securities, which are outstanding as of the date hereof and have not expired as of the Effective Time shall be assumed by NPB and converted into options, warrants or convertible securities, as the case may be to purchase the number of shares of NPB Common Stock (rounded up to the nearest whole share) equal to the number of shares of AMI Common Stock subject to such options, warrants or convertible security, as the case may be, multiplied by the Exchange Ratio, at an exercise price per share of NPB Common Stock (rounded down to the nearest penny) equal to the former exercise price per share of AMI Common Stock under such options, warrants or convertible securities, as the case may be, immediately prior to the Effective Time divided by the Exchange Ratio; provided, however, that in the case of any AMI stock option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code to the effect that the number of shares shall be rounded down to the nearest whole share and the exercise price shall be rounded up to the nearest penny. Except as provided above, the converted stock options, warrants or convertible securities, as the case may be, shall be subject to the same terms and conditions (including, without limitation, expiration date, vesting and exercise provisions) as were applicable to stock options, warrants or convertible securities, as the case may be, immediately prior to the Effective Time.

     (b) No such option, warrant or convertible security shall be converted into a stock option, warrant or convertible security to purchase a partial share of NPB Common Stock.

     (c) The consummation of the Merger shall not be treated as a termination of employment for purposes of such stock options, warrants or convertible securities.

     (d) NPB agrees that as soon as practicable after the Effective Time it will cause to be filed one or more registration statements on Form S-8 under the Securities Act, or amendments to its existing registration statements on Form S-8 or amendments to the Registration Statement, in order to register the shares of NPB Common Stock issuable upon exercise of the aforesaid converted AMI Stock Options.

     7.9 Director and Officer Indemnification, Etc.

     (a) For a period of six (6) years from the Effective Time, NPB and the Surviving Corporation each agrees that for acts occurring prior to the Effective Time, all rights to indemnification and advancement of expenses existing in favor of the directors and officers of AMI (the "Indemnified Parties") under the provisions existing on the date hereof of the Articles of Incorporation, Bylaws and indemnification agreements of AMI shall survive the Effective Time, and NPB and the Surviving Corporation each agrees to indemnify and advance expenses to the Indemnified Parties to the full extent required or permitted under the provisions existing on the date hereof of AMI's Articles of Incorporation and Bylaws and indemnification agreements of AMI. The provisions of this Section 7.9 shall be binding on NPB's successors and assigns.

     (b) For a period of six (6) years after the Effective Time, NPB shall maintain, with respect to claims arising from facts or events which occurred before the Effective Time, officers' and directors' liability insurance covering the Indemnified Parties who are currently covered (in their capacities as officers and directors) by AMI's existing officers' and directors' liability insurance policies, on terms substantially no less advantageous to such officers and directors than such existing insurance.

     7.10 Public Announcements. The initial press release relating to this Agreement shall be a joint press release and thereafter, so long as this Agreement is in effect, NPB and AMI agree that they will each obtain the approval of the other party prior to issuing any press release or any other written communication (including any written communication to employees) and that they will use their best efforts to consult with one another before otherwise making any public statement or responding to any press inquiry with respect to this Agreement or the transactions contemplated hereby, except as may be required by law or any governmental agency if required by such agency or the rules of the National Association of Securities Dealers, Inc.

     7.11 Expenses. Except as provided in Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (whether or not the Merger is consummated) shall be paid by the party incurring such expenses, except that if the Merger is not consummated NPB and AMI shall share equally the expenses incurred in connection with filings under the HSR Act, printing and mailing the Proxy Statement and all aspects of the Registration Statement.

     7.12 Additional Agreements.

     (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, and to effect all necessary registrations and filings and to obtain from each natural person who owns of record any shares of the capital stock of any subsidiary of AMI a power of attorney, in form acceptable to NPB and its counsel, appointing one or more representatives of NPB as attorney in fact for such person, effective as of the Effective Time, for purposes of executing any Reports and taking any other actions required to transfer record ownership of such shares to such entity as NPB shall determine. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of NPB and AMI shall take all such necessary action.

     (b) NPB and AMI each will cooperate with one another and use all reasonable efforts to prepare all necessary documentation to effect promptly all necessary filings and to obtain all necessary permits, consents, approvals, orders and authorizations of or any exemptions by, all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement.

     (c) Each party will keep the other party apprised of the status of any inquiries made of such party by the Department of Justice, the SEC, or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated herein.

     7.13 AMI Accruals and Reserves. Prior to the Closing Date, AMI shall review and, to the extent determined necessary or advisable, consistent with generally accepted accounting principles and the accounting rules, regulations and interpretations of the SEC and its staff, modify and change its accrual, reserve and provision policies and practices to (a) reflect the Surviving Corporation's plans with respect to the conduct of AMI's business following the Merger and (b) make adequate provision (for the costs and expenses relating thereto) so as to be applied consistently on a mutually satisfactory basis with those of NPB. The parties agree to cooperate in preparing for the implementation of the adjustments contemplated by this Section 7.13. Notwithstanding the foregoing, AMI shall not be obligated to take in any respect any such action pursuant to this Section 7.13 (other than pursuant to the preceding sentence) unless and until NPB acknowledges that all conditions to its obligation to consummate the Merger have been satisfied.

     7.14 FIRPTA. AMI shall, prior to the Closing Date, provide NPB with a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") Notification Letter which states that shares of capital stock of AMI do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying NPB's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, AMI shall have provided NPB, as agent for AMI, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of AMI upon the Closing of the Merger.

     7.15 Takeover Statutes. If any Takeover Statute shall become applicable to the transaction contemplated hereby, AMI and the members of the Board of Directors of AMI shall grant such approvals and take such actions as are necessary so that the Merger and the transactions contemplated hereby may be commenced as promptly as practicable in the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation in the transaction contemplated hereby, except, in each such case, to the extent required in the exercise of the fiduciary duties of the Board of Directors of AMI under applicable law as advised by independent counsel.

     7.16 Management Incentive Plan. AMI shall cause its current Management Incentive Plan ("MIC Plan") to terminate effective as of the Closing Date. Each of the participants in the MIC Plan on the Closing Date shall be entitled to receive a pro rata amount equal to the amounts accrued with respect to such participant under the MIC Plan as of such date.

     7.17 Existing Agreements With AMI Officers and Employees. NPB confirms that upon consummation of the Merger, it shall assume the obligations of AMI under those certain agreements with AMI officers and employees set forth on
Schedule 7.17.

     7.18 Consulting Agreements. NPB shall enter into consulting agreements on the terms and conditions set forth on Schedule 7.18 with the individuals indicated on such schedule.

                                  ARTICLE VIII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

     8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any one of which may be waived by both AMI and NPB:

          (a) Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (b) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Registration Statement shall have been issued, no action, suit, proceedings or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance or trading of the NPB Common Stock to be issued to AMI stockholders in connection with the Merger shall have been received.

          (c) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the favorable vote of a majority of the shares of outstanding capital stock of AMI entitled to vote thereon at a stockholders meeting at which a quorum is present in accordance with applicable law.

          (d) No preliminary or permanent injunction or other order by any federal, state or foreign court of competent jurisdiction which prohibits the consummation of the Merger shall have been issued and remain in effect. No statute, rule, regulation, executive order, stay, decree, or judgment shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the Merger. Other than the filing of the Certificate of Merger with the Secretary of State of Delaware and the Secretary of State of Minnesota, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity (all of the foregoing, "Consents") which are necessary for the consummation of the Merger, other than Consents the failure to obtain which would not materially, adversely affect the consummation of the Merger or in the aggregate have a Material Adverse Effect on the Surviving Corporation and its subsidiaries, taken as a whole, shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect. NPB shall have received all state securities or blue sky permits and other authorizations necessary to issue the shares of NPB Common Stock in exchange for the shares of AMI Common Stock and to consummate the Merger.

          (e) There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any federal or state governmental entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any condition or restriction upon the Surviving Corporation or its subsidiaries (or, in the case of any disposition of assets required in connection with such Requisite Regulatory Approval, upon NPB or its subsidiaries or AMI or its subsidiaries), including, without limitation, requirements relating to the disposition of assets, which in any such case would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

          (f) NPB and AMI shall have received (i) a letter, dated the Closing Date, addressed to NPB from Price Waterhouse, in response to a letter from NPB summarizing the relevant facts and in form and substance reasonably satisfactory to NPB, a copy of which shall be provided to AMI, and (ii) a letter, dated the Closing Date, addressed AMI from Ernst & Young LLP, in response to a letter from AMI summarizing the relevant facts and in form and substance reasonably satisfactory to AMI, a copy of which shall be given to NPB, in each case to the effect that Price Waterhouse and Ernst & Young LLP concur with NPB management's and AMI management's conclusion, respectively, that the Merger qualifies for "pooling of interests" treatment for financial reporting purposes and that such accounting treatment is in accordance with generally accepted accounting principles. Price Waterhouse shall also have received from Ernst & Young, a letter in form and substance satisfactory to Price Waterhouse, that Ernst & Young is not aware of any fact concerning AMI or any of its affiliates that would preclude NPB from accounting for the Merger by the "pooling of interests" method for financial reporting purposes.

          (g) The aggregate amount of cash required to paid on account of all Excluded Shares and with respect to any cash payments for fractional shares pursuant to Section 3.4 shall not exceed ten percent (10%) of the value (determined in accordance with APB Opinion No. 16) of the shares of NPB Common Stock issuable in exchange for shares of AMI Common Stock at the Effective Time.

     8.2 Conditions to Obligation of AMI to Effect the Merger. The obligation of AMI to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following additional conditions, which may be waived by AMI:

          (a) NPB shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of NPB contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement, and AMI shall have received a certificate of the President or an Executive Vice President of NPB as to the satisfaction of this condition.

          (b) AMI shall have received an opinion of Best & Flanagan, PLLP, counsel to AMI, dated the Closing Date, substantially to the effect that, on the basis of facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the Closing Date, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that NPB and AMI will each be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering any such opinion, such counsel may require and, to the extent they deem necessary and appropriate, may rely upon representations made in certificates of officers of NPB, AMI, affiliates of the foregoing and others. In addition, AMI shall have received the opinion, dated the Closing Date, of Morrison & Foerster, counsel for NPB, covering the matters set forth in Exhibit 8.2(b).

          (c) There shall not have occurred following the date of this Agreement and prior to the Closing Date any change, or any event involving a prospective change, in NPB's business, assets, financial condition or results of operation which has had, or is reasonably likely to have, in the aggregate a Material Adverse Effect (other than as a result of changes or proposed changes in federal or state health care (including health care reimbursement) laws or regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by NPB to AMI prior to the execution of this Agreement).

          (d) The shares of NPB Common Stock to be issued in connection with the Merger shall have been approved for listing on the Nasdaq National Market.

     8.3 Conditions to Obligations of NPB to Effect the Merger. The obligations of NPB to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following additional conditions, which may be waived by NPB:

          (a) AMI shall have performed in all material respects its obligations under this Agreement required to be performed and complied with by it at or prior to the Effective Time and the representations and warranties of AMI contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement, and NPB shall have received a Certificate of the President or an Executive Vice President of AMI as to the satisfaction of this condition.

          (b) AMI shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of AMI or any subsidiary under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not materially adversely affect the consummation of the transactions contemplated hereby or in the aggregate have a Material Adverse Effect on the Surviving Corporation and its subsidiaries taken as a whole.

          (c) NPB shall have received the opinion of Morrison & Foerster, counsel to NPB, dated the Closing Date and addressed to NPB, to the effect that, on the basis of facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that NPB and AMI will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering any such opinion, such counsel may require and, to the extent they deem necessary and appropriate, may rely upon representations made in certificates of officers of AMI, NPB, affiliates of the foregoing and others. In addition, NPB shall have received the opinion, dated the Closing Date, of Best & Flanagan, PLLP, counsel for AMI, covering the matters set forth in Exhibit 8.3(c).

          (d) There shall not have occurred following the date of this Agreement and prior to the Closing Date any change, or any event involving a prospective change, in AMI's business, assets, financial condition or results of operation which has had, or is reasonably likely to have, in the aggregate a Material Adverse Effect (other than as a result of changes or proposed changes in federal or state health care (including health care reimbursement) laws or regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by AMI to NPB prior to the execution of this Agreement).

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

     9.1 Termination. This Agreement may be terminated and the Merger contemplated hereby abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of AMI or NPB:

          (a) by mutual written consent of NPB and AMI;

          (b) by either NPB or AMI if the Merger shall not have been consummated on or before February 28, 1997

          (c) by AMI if there shall have been any material breach of a representation and warranty or material obligation of NPB hereunder and, if such breach is curable, such default shall have not been remedied within 10 days after receipt by NPB of notice in writing from AMI specifying such breach and requesting that it be remedied; provided, that such 10 day period shall be extended for so long as NPB shall be making all reasonable attempts to cure such breach, unless the breach is not susceptible of a cure;

          (d) by NPB if there shall have been any material breach of a representation and warranty or material obligation of AMI hereunder and, if such breach is curable, such default shall not have been remedied within 10 days after receipt by AMI of notice in writing from NPB specifying such breach and requesting that it be remedied; provided, that such 10 day period shall be extended for so long as AMI shall be making all reasonable attempts to cure such breach, unless the breach is not susceptible of a cure;

          (e) by NPB if the Board of Directors of AMI shall have (i) withdrawn or modified in a manner adverse to NPB its approval or recommendation (or failed to make such recommendation) of this Agreement or the Merger, or shall have resolved to do any of the foregoing, or (ii) recommended an Acquisition Proposal other than the Merger;

          (f) by either NPB or AMI if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or any other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (f) shall have used all reasonable efforts to remove such order, decree or ruling;

          (g) by NPB, upon written notice to AMI, if any approval of the stockholders of AMI required for the consummation of the Merger submitted for approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;

          (h) by AMI, if its Board of Directors, in the exercise of its good faith judgment as to its fiduciary duties to its stockholders under applicable law as advised by independent counsel, determines that such termination is required by reason of another Acquisition Proposal being made with respect to AMI; or

          (i) by AMI, if the Closing Market Value of NPB Common Stock is less than $17.00; provided that NPB may negate such termination by notifying AMI, within 24 hours of receiving AMI's termination notice (both of which notices may be given orally), of NPB's election to determine the Exchange Ratio by dividing (A) $10.00 by (B) the Closing Market Value, rounded to the nearest one-one thousandth of a share.

     9.2 Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become of no further effect and, except for a termination resulting from a breach by a party of this Agreement, there shall be no liability or obligation on the part of either NPB or AMI or their respective officers or directors (except as set forth in Section 7.1(b) hereof and except for Sections 7.11, 9.3, and 10.2 hereof which shall survive the termination). Moreover, in the event of termination of this Agreement pursuant to Section 9.1(c) or 9.1(d), nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including, without limitation, attorneys' fees and the right to pursue any remedy at law or in equity. Upon request therefor, each party will redeliver or, at the option of the party receiving such request, destroy all Reports, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing same.

     9.3 Cancellation Fees; Expenses.

     (a) If at any time (i) AMI shall have entered into an agreement, including without limitation an agreement in principle, with respect to an Acquisition Proposal, other than the Merger contemplated by this Agreement; (ii) AMI shall breach any of the provisions of Section 7.2 above or shall recommend or approve an Acquisition Proposal pursuant to Section 7.2; or (iii) any person, entity or group of persons or entities acting in concert shall acquire beneficial ownership of more than fifteen percent (15%) of the voting securities of AMI as a result of an Acquisition Proposal and, in the case of (i) or (ii), this Agreement is terminated pursuant to Section 9.1(d), Section 9.1(e), Section 9.1(g) or Section 9.1(h); then NPB shall be entitled to be paid by AMI a fee in cash or immediately available funds of One Million Eight Hundred Thousand U.S. Dollars ($1,800,000) (the "Cancellation Fee").

     (b) AMI shall pay to NPB the Cancellation Fee provided in Section 9.3(a) above within ten (10) days of written demand therefor by the NPB. The payment of the Cancellation Fee shall be conditioned on there being no material breach of the obligations of NPB hereunder. If AMI fails to pay any amount due NPB pursuant to this Section 9.3 when due, AMI shall pay interest thereon, from the date due until the date paid in full, at the Prime Rate as announced from time to time by Bank of America or any successor thereto (the "Prime Rate") and shall reimburse NPB for all reasonable attorneys' fees and other costs and expenses incurred by NPB in collecting such amount from AMI.

     (c) In the event that either AMI or NPB terminates this Agreement pursuant to, respectively, Section 9.1(c) or Section 9.1(d) hereof, then the nonterminating party shall pay to the terminating party the terminating party's reasonable out-of-pocket expenses incurred in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal advisors) ("Expense Reimbursement Payment"); provided, however, that the terminating party shall not be entitled to any Expense Reimbursement Payment pursuant to this Section 9.3(c) if at the time of termination the nonterminating party also would have been entitled to terminate this Agreement pursuant to Section 9.1(c) or Section 9.1(d), as applicable.

     (d) In the event that this Agreement is terminated pursuant to Section 9.1(a), (b), or (f), then NPB shall pay to AMI a reimbursement fee equal to the lesser of $500,000 or all of AMI's documented out-of-pocket expenses with respect to the matters set forth in Schedule 9.3(d).

     9.4 Amendment. This Agreement may be amended by action taken by NPB and AMI at any time before or after approval hereof by the stockholders of AMI, but, after any such approval, no amendment shall be made which alters the Exchange Ratio or which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE X
                               GENERAL PROVISIONS

     10.1 Survival of Representations, Warranties and Agreements. No representations, warranties or agreements contained herein shall survive beyond
the Effective Time except that the agreements contained in Sections   3.1, 3.2,
3.3, 3.4, 3.5, 3.7, 7.7, 7.8, 7.9, 7.11, 7.12(a), 7.16, 7.17, 7.18, 9.3, 10.1,
10.6 and 10.7 hereof shall survive beyond the Effective Time, and the agreements of the Affiliates delivered pursuant to Section 6.6 shall survive beyond the Effective Time.

     10.2 Brokers.

     (a) AMI represents and warrants to NPB that, (i) except for its financial advisor, Dain Bosworth Incorporated, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of AMI and (ii) a true and complete copy of all engagement letters or agreements between AMI and Dain Bosworth Incorporated and between AMI and any third party for whom any amounts payable contingent upon consummation of the Merger, have previously been delivered to NPB.

     (b) NPB represents and warrants to AMI that, (i) except for its financial advisors, Robertson, Stephens & Company, L.P., no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NPB and (ii) a true and complete copy of engagement letter or agreement between NPB and Robertson, Stephens & Company, L.P. and between NPB and any third party for whom any amounts payable are contingent upon consummation of the Merger, have previously been delivered to AMI.

     10.3 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by telex or telecopy or mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) If to NPB, to:

            Nellcor Puritan Bennett Incorporated
            4280 Hacienda Drive
            Pleasanton, California 94588
            Attention:Laureen DeBuono
                      Executive Vice President, Human Resources,
                      General Counsel and Corporate Secretary

        with a copy to:
            Morrison & Foerster LLP
            Twelfth Floor
            19900 MacArthur Boulevard
            Irvine, California 92612
            Attention: Robert M. Mattson, Jr., Esq.

        (b) If to AMI, to:
            Aequitron Medical, Inc.
            14800 -- 28th Avenue North
            Minneapolis, Minnesota 55447
            Attention:Bill Milne
                      Chief Financial Officer

        with a copy to:
            Best & Flanagan, PLLP
            4000 First Bank Place
            601 Second Avenue South
            Minneapolis, Minnesota 55402-4331
            Attention: Robert J. Christianson, Esq.

     10.4 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.5 Entire Agreement; Assignment. This Agreement (including the Exhibits, Disclosure Schedules and other Reports and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof; (b) except for Sections 7.7, 7.8, 7.9, 7.16, 7.17, and 7.18, is not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise, provided that NPB may assign its rights and obligations hereunder to a direct or indirect subsidiary of NPB, but no such assignment shall relieve NPB of its obligations hereunder.

     10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

     10.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     10.8 Validity. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     10.9 Jurisdiction and Venue. Each party hereto hereby agrees that any proceeding relating to this Agreement and the Merger shall be brought in a state court of Delaware. Each party hereto hereby consents to personal jurisdiction in any such action brought in any such Delaware court, consents to service of process by registered mail made upon such party and such party's agent and waives any objection to venue in any such Delaware court or to any claim that such Delaware court is an inconvenient forum.

     10.10 Investigation. The respective representations of warranty of NPB and AMI contained herein or in the certificates or other Reports delivered prior to the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

     10.11 Consents. For purposes of any provision of this Agreement requiring, permitting or providing for the consent of NPB or AMI, the written consent of the Chief Executive Officer of NPB or AMI, as the case may be shall be sufficient to constitute such consent.

     IN WITNESS WHEREOF, each of NPB and AMI has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          Nellcor Puritan Bennett Incorporated

                                          By: /s/  C. RAYMOND LARKIN, JR.
                                             -----------------------------------
                                             Name: C. Raymond Larkin, Jr.
                                             Title: President and Chief
                                                 Executive Officer

                                          Aequitron Medical, Inc.

                                          By:   /s/  JAMES B. HICKEY, JR.
                                             -----------------------------------
                                             Name: James B. Hickey
                                             Title: Chief Executive Officer and
                                               President

                                   APPENDIX B

                       DAIN BOSWORTH INCORPORATED OPINION

                    [DAIN BOSWORTH INCORPORATED LETTERHEAD]
                                                    CORPORATE FINANCE DEPARTMENT

October 21, 1996

The Board of Directors
Aequitron Medical, Inc.
14800 - 28th Avenue North
Minneapolis, MN 55447

Gentlemen:

You have requested our opinion, as of the date hereof, as to the fairness of the consideration to be received by the common stock shareholders of Aequitron Medical, Inc., a Minnesota corporation ("AMI" or the "Company"), from a financial point of view, pursuant to the terms of the proposed merger (the "Merger") of the Company with and into Nellcor Puritan Bennett Incorporated ("NPB"). The terms of the Merger are set forth in the Agreement and Plan of Merger dated September 9, 1996, as amended by Amendment No. 1 to the Agreement and Plan of Merger (as so amended, the "Agreement") and include the subsequent conversion of each share of AMI common stock into .485 shares of fully registered and tradable NPB common stock, subject to adjustment as provided in the Agreement (the "Exchange Ratio"). Outstanding options to acquire shares of AMI common stock will be converted into options to acquire shares of NPB common stock, adjusted for the Exchange Ratio. Based upon the closing price indicated for NPB common stock as of October 18, 1996 of $20.625 per share, and an Exchange Ratio of .485 shares, each shareholder of AMI common stock would receive $10.00 in NPB common stock for each share of AMI common stock held.

Pursuant to the Agreement, each share of the Company common stock shall be converted into the right to receive that fraction of a share of NPB common stock equal to the Exchange Ratio which shall be calculated as follows: 1) if the Closing Market Value (as defined in the Agreement) is greater than or equal to $23.14 and less than or equal to $26.61, the Exchange Ratio will be .432; 2) if the Closing Market Value is greater than $26.61, the Exchange Ratio will be the quotient of A) $11.50 divided by B) the Closing Market Value, rounded to the nearest one-one thousandth of a share; 3) if the Closing Market Value is less than $23.14 and greater than or equal to $17.00, the Exchange Ratio will be the quotient of A) $10.00 divided by B) the Closing Market Value, rounded to the nearest one-one thousandth of a share; and 4) if the Closing Market Value is less than $17.00, the Exchange Ratio will be .588. We have assumed, with your consent, that the Merger will qualify for pooling-of-interests accounting treatment and as a tax free transaction for the shareholders of the Company.

Dain Bosworth Incorporated ("Dain Bosworth"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate, and other purposes. Dain Bosworth is familiar with the Company having provided certain investment banking services to the Company from time to time including providing a fairness opinion to the Board of Directors of AMI related to the Company's acquisition of CNS, Inc.'s sleep diagnostic business in June 1995. Also, Dain Bosworth has from time to time issued research reports and recommendations on the common stock of AMI and, in the ordinary course of business, Dain Bosworth may periodically have positions in the common stock of the Company and NPB.

   DAIN BOSWORTH PLAZA / 60 SOUTH SIXTH STREET / P.O. BOX 1160 / MINNEAPOLIS,
                              MINNESOTA 55440-1160
                        612-371-2800 / FAX: 612-371-2763
                      Member New York Stock Exchange, Inc.

The Board of Directors
Aequitron Medical, Inc.
Page 2

In connection with this opinion, we have, among other things, reviewed certain publicly available information regarding the Company and NPB and other financial and operating information supplied to us by the Company, including certain historical audited financial statements, certain interim unaudited financial statements, and certain financial projections relating to the Company and NPB. We have visited the corporate offices of the Company and have held discussions with members of the senior management of both companies. In addition, we made inquiries of the management of AMI and NPB regarding the past and current business operations, financial condition, future prospects for the companies, and the joint prospects of the combined company. We have reviewed the Agreement and Plan of Merger dated September 9, 1996 and a draft of Amendment No. 1 to Agreement and Plan of Merger in the form provided to us and selected other documents connected with the Merger. We have analyzed the historical reported market prices and trading activity of the common stock of AMI and NPB, as well as the Company's historical and projected revenue, earnings, and capitalization. We have compared financial and stock market information on AMI and NPB to similar information for certain publicly traded companies. We have also reviewed, to the extent publicly available, the terms of selected relevant mergers and acquisitions and performed other studies and analyses as we considered appropriate.

In conducting our review and in rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independent verification of such information, and we have further relied upon the assurances of management of AMI and NPB that they are not aware of any facts that would make such information inaccurate or misleading. It is understood that we were retained by the Board of Directors of AMI, and that the Board of Directors has not looked to us for independent verification with respect to the financial and other information provided to us or publicly available, including the projections provided to us by AMI and NPB. With respect to the financial projections for AMI and NPB, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective management teams as to the future financial performance of AMI and NPB, and that AMI and NPB will perform substantially in accordance with such projections. Also, we did not make an independent appraisal of the assets or liabilities of AMI or NPB, and we do not express an opinion regarding the liquidation values or solvency of either company separately or the combined companies following the Merger. Our opinion as expressed herein is limited to the fairness to AMI, from a financial point of view, of the consideration to be received by the Company in connection with the Merger, and it does not address the Company's underlying business decision to proceed with the Merger. Our opinion is based upon general market, economic, financial, monetary and other conditions as they exist and can be evaluated, and the information available to us, as of the date hereof.

Based upon the foregoing, and other matters that we considered relevant, it is our opinion that, as of the date hereof, the consideration to be received pursuant to the terms of the Merger is fair to the common shareholders of AMI from a financial point of view.

Very truly yours,


DAIN BOSWORTH INCORPORATED


DAIN BOSWORTH INCORPORATED

                                   APPENDIX C

                     SECTIONS 302A.471 AND 302A.473 OF THE
                       MINNESOTA BUSINESS CORPORATION ACT

                     SECTIONS 302A.471 AND 302A.473 OF THE
                       MINNESOTA BUSINESS CORPORATION ACT

SEC. 302A.471 RIGHTS OF DISSENTING SHAREHOLDERS.

     Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

          (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

             (1) alters or abolishes a preferential right of the shares;

             (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

             (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

             (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

          (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

          (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

          (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

          (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

     Subdivision 2. Beneficial owners.

          (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

          (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

     Subdivision 3. Rights not to apply. Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

     Subdivision 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

SEC. 302A.473 PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS.

     Subdivision 1. Definitions.

          (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

          (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

          (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

          (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1 up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgements.

     Subdivision 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

     Subdivision 3. Notice of dissent. If the proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

     Subdivision 4. Notice of procedure; deposit of shares.

          (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

             (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

             (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

             (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

             (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

          (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

     Subdivision 5. Payment; return of shares.

          (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

             (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

             (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

             (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

          (b) The corporation may withhold the remittance described in paragraph
     (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

          (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

     Subdivision 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

     Subdivision 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

     Subdivision 8. Costs; fees; expenses.

          (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

          (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

          (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any. (Last amended by Ch. 17, L. '93, eff. 8-1-93.)

                                   APPENDIX D

                ILLUSTRATIVE CALCULATIONS OF EXCHANGE RATIO AND
                           TOTAL SHARES OF NPB STOCK
                               ISSUABLE IN MERGER

                                   APPENDIX D

     Based on the September 9, 1996 capitalization of NPB and Aequitron, the following table indicates, at various Closing Market Values, the resulting Exchange Ratios, the approximate number of shares of NPB Common Stock to be issued in the Merger and the percentage of NPB Common Stock immediately after the Merger represented by the shares issued to Aequitron shareholders.

     The information presented in this Appendix D is not intended as an estimate or projection of the Closing Market Value or the number of shares of NPB Common Stock that an Aequitron shareholder may ultimately receive in the Merger. The actual Exchange Ratio will be based upon the average of the closing price of NPB Common Stock for the ten trading days ending on the fifth trading day before the Annual Meeting. Because the aggregate number of shares of NPB Common Stock to be received in the Merger is dependent upon the market price of NPB Common Stock during the Exchange Ratio valuation period, fluctuations in the market value of NPB Common Stock during that valuation period will impact the number of shares of NPB Common Stock received in the Merger in exchange for each outstanding share of Aequitron Common Stock. As a result, the market value of NPB Common Stock that the shareholders of Aequitron ultimately receive could be more or less than its market value on the date of this Proxy Statement/Prospectus or on the date of the Special Meeting. NPB stockholders and Aequitron shareholders are advised to obtain current market quotations for Aequitron Common Stock. NO ASSURANCE CAN BE GIVEN AS TO THE MARKET PRICE OF NPB COMMON STOCK AT ANY TIME BEFORE THE EFFECTIVE TIME OR AS TO THE MARKET PRICE OF NPB COMMON STOCK AT ANY TIME THEREAFTER.

                                                                            APPROXIMATE VALUE
  NPB                                               % OWNERSHIP               OF NPB COMMON
CLOSING                    APPROXIMATE           OF NPB REPRESENTED          STOCK PER SHARE
MARKET      EXCHANGE      NO. OF SHARES         BY SHARES ISSUED TO           OF AEQUITRON
 VALUE       RATIO       TO BE ISSUED(1)     AEQUITRON SHAREHOLDERS(2)        COMMON STOCK
-------     --------     ---------------     --------------------------     -----------------
$ 29.00       0.397         2,256,605                    3.6%                    $ 11.50
$ 28.00       0.411         2,337,198                    3.7%                    $ 11.50
$ 27.00       0.426         2,423,761                    3.8%                    $ 11.50
$ 26.61       0.432         2,459,241                    3.9%                    $ 11.50
$ 26.50       0.432         2,459,241                    3.9%                    $ 11.45
$ 26.25       0.432         2,459,241                    3.9%                    $ 11.34
$ 26.00       0.432         2,459,241                    3.9%                    $ 11.24
$ 25.75       0.432         2,459,241                    3.9%                    $ 11.13
$ 25.50       0.432         2,459,241                    3.9%                    $ 11.50
$ 25.25       0.432         2,459,241                    3.9%                    $ 10.91
$ 25.00       0.432         2,459,241                    3.9%                    $ 10.80
$ 24.88       0.432         2,450,241                    3.9%                    $ 10.75
$ 24.75       0.432         2,459,241                    3.9%                    $ 10.70
$ 24.50       0.432         2,459,241                    3.9%                    $ 10.59
$ 24.25       0.432         2,459,241                    3.9%                    $ 10.48
$ 24.00       0.432         2,459,241                    3.9%                    $ 10.37
$ 23.75       0.432         2,459,241                    3.9%                    $ 10.26
$ 23.50       0.432         2,459,241                    3.9%                    $ 10.16
$ 23.25       0.432         2,459,241                    3.9%                    $ 10.05
$ 23.14       0.432         2,459,241                    3.9%                    $ 10.00
$ 23.00       0.435         2,474,160                    3.9%                    $ 10.00
$ 22.50       0.444         2,529,142                    4.0%                    $ 10.00
$ 22.00       0.455         2,586,622                    4.1%                    $ 10.00
$ 21.50       0.465         2,646,776                    4.2%                    $ 10.00
$ 21.00       0.476         2,709,795                    4.3%                    $ 10.00
$ 20.50       0.488         2,775,887                    4.4%                    $ 10.00
$ 20.00       0.500         2,845,285                    4.5%                    $ 10.00
$ 19.50       0.513         2,918,241                    4.6%                    $ 10.00
$ 19.00       0.526         2,995,036                    4.7%                    $ 10.00
$ 18.75       0.533         3,034,970                    4.7%                    $ 10.00
$ 18.50       0.541         3,075,983                    4.8%                    $ 10.00
$ 18.00       0.556         3,161,427                    4.9%                    $ 10.00
$ 17.50       0.571         3,251,754                    5.1%                    $ 10.00
$ 17.00(3)    0.588         3,347,394                    5.2%                    $ 10.00

---------------
(1) Based on 5,690,569 fully diluted shares of Aequitron Common Stock outstanding as of September 9, 1996 based on the treasury stock method at a $10.75 per share offer price.

(2) Based on 61,000,000 fully diluted shares of NPB Common Stock outstanding as of September 9, 1996 based on the treasury stock method.

(3) Aequitron may terminate the Merger Agreement if the Closing Market Value of NPB Common Stock is less than $17.00; provided that NPB may negate such termination by electing to determine the Exchange Ratio by dividing $10.00 by the Closing Market Value.

                            AEQUITRON MEDICAL, INC.

                            14800 28TH AVENUE NORTH
                          MINNEAPOLIS, MINNESOTA 55447

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
         THE ANNUAL MEETING OF SHAREHOLDERS OF AEQUITRON MEDICAL, INC.
                        TO BE HELD ON DECEMBER 5, 1996.

    The undersigned hereby appoints James B. Hickey, Jr. and William M. Milne, each with full power of substitution, as proxy of the undersigned, to attend the Annual Meeting of Shareholders of AEQUITRON MEDICAL, INC. (the "Company") to be held at The Ramada Plaza Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota 55305, commencing at 10:00 a.m. local time, and at any and all adjournments thereof, and to vote all Common Stock of the Company, as designated on the reverse side of this proxy, with all powers the undersigned would possess if personally present at the meeting.

    This Proxy will be voted or withheld from being voted in accordance with the instructions specified. Where no choice is specified, the Proxy will confer discretionary authority and will be voted FOR approval of Proposals 1 and 3 and FOR the two nominees for election for directors. This Proxy confers authority for the above named persons to vote in his discretion with respect to amendments or variations to the matters identified in the notice of meeting accompanying this Proxy and other matters which may properly come before this meeting, other than the person designated in this form of proxy. Such right may be exercised by inserting the name of such person in the blank space provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

1. APPROVAL of the Merger Proposal pursuant to which the Company would merge into Nellcor Puritan Bennett Incorporated.

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

                                                              [SEE REVERSE SIDE]
--------------------------------------------------------------------------------
                  (Continued and to be Signed on Reverse Side)

2.  Election of directors:

        [ ] FOR both nominees listed below                     [ ] Withhold Authority to vote for nominees
            (Except as marked to the contrary below)               listed below.

       Nominees: Lawrence A. Lehmkuhl          David B. Morse


       (Instructions: to withhold authority to vote for either nominee, draw a line through that nominee's name.)



3. To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending April 30, 1997.

                   [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

                                           Date:_____________________, 1996.

                                           Please sign, date and return the
                                           proxy card promptly in the
                                           enclosed envelope.

                                           ----------------------------------
                                                    Please Sign Here

                                           ----------------------------------
                                              Signature (if held jointly)

                                           NOTE: Please sign exactly as name
                                           appears on stock certificate. When
                                           signing as executor, administrator,
                                           attorney, trustee or guardian, please
                                           give your full title as such. If a
                                           corporation, please sign in full
                                           corporate name by president or other
                                           authorized officer. If a partnership,
                                           please sign in partnership name by
                                           authorized person. If a joint
                                           tenancy, please have both tenants
                                           sign.